UPDATED CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount To Be	Aggregate Price	Aggregate Offering	Amount of
Securities To Be Registered	Registered	Per Unit	Price	Registration Fee
Notes offered hereby	$6,450,000.00	99.93%	$6,445,485.00	$253.31(1)

(1) The filing fee is calculated in accordance with Rule 457(r) under the Securities Act. There are unused registration fees of $39,314.20 that have been paid in respect of securities offered from Eksportfinans ASA’s Registration Statement No. 333-140456, of which this pricing supplement is a part. After giving effect to the $253.31 registration fee for this offering, $39,060.89 remains available for future offerings. No additional registration fee has been paid with respect to this offering.

Amendment dated August 19, 2008 to
PRICING SUPPLEMENT NO. 270 dated August 8, 2008

to Prospectus Supplement and Prospectus dated February 5, 2007	Filed pursuant to Rule 424(b)(3)

relating to the Eksportfinans ASA U.S. Medium-Term Note Program	Registration No. 333-140456

Absolute Return Trigger Note linked to the S&P 500® Index

This document is a pricing supplement. This pricing supplement provides specific pricing information in connection with this issuance of notes. Prospective investors should read this pricing supplement together with the prospectus supplement and prospectus dated February 5, 2007 for a description of the specific terms and conditions of the particular issuance of notes. This pricing supplement amends and supersedes the accompanying prospectus supplement and prospectus to the extent that the information provided in this pricing supplement is different from the terms set forth in the prospectus supplement or the prospectus.

Issuer:	Eksportfinans ASA
Specified Currency:	U.S. dollars
Aggregate Face Amount:	$26,496,000.00
Face Amount of each note:	$1,000.00
CUSIP No.:	282649201
ISIN:	US2826492017

	Issue Price	Discounts and	Proceeds to Us
	to Public	Commissions	(Before Expenses)
	Traded on	Traded on	Traded on
	August 8, 2008	August 8, 2008	August 8, 2008

Per note:	$1,000.00	$2.50	$997.50
Total:	$20,046,000.00	$50,115	$19,995,885

	Issue Price	Discounts and	Proceeds to Us
	to Public	Commissions	(Before Expenses)
	Traded on	Traded on	Traded on
	August 19, 2008	August 19, 2008	August 19, 2008

Per note:	$999.30	$2.50	$996.80
Total:	$6,445,485.00	$16,125.00	$6,429,360.00

Your investment in the notes involves certain risks. In particular, assuming no changes in market conditions or any other relevant factors, the value of your notes on the Initial Trade Date (as determined by reference to pricing models used by Goldman, Sachs & Co.) is significantly less than the original issue price. The value or quoted price of your notes at any time will reflect many factors and cannot be predicted; however, the price at which Goldman, Sachs & Co. would initially buy or sell notes (if Goldman, Sachs & Co. makes a market) and the value that Goldman, Sachs & Co. will initially use for account statements and otherwise will significantly exceed the value of your note using such pricing models. The amount of the excess will decline on a straight line basis over the period from the date hereof through October 7, 2008. You should read the explanation of risks in “Risk Factors” in this pricing supplement and the discussion of risks in “Risk Factors — Risks relating to index linked notes or notes linked to certain assets” on page S-6 of the accompanying prospectus supplement so that you may better understand those risks.

An additional aggregate amount of notes may be sold after the Initial Trade Date, but prior to the Original Issue Date. The issue price of the notes on any subsequent sale may differ substantially (higher or lower) from the original issue price.

Goldman, Sachs & Co. may offer the notes on transactions in the over-the-counter market or through negotiated transactions at market prices or at negotiated prices.

“Standard & Poor’s 500®”, “S&P®”, “Standard and Poor’s®” and “S&P 500®” are trademarks of McGraw-Hill Inc. and are licensed for use by Goldman, Sachs & Co. and its affiliates. The notes are not sponsored, sold or promoted by Standard & Poor’s and Standard & Poor’s makes no representations regarding the advisability of investing in the notes.

Agent:	Goldman, Sachs & Co.

The agent may make sales through its affiliates or selling agents.

Agent acting in the capacity as:	Principal

Trade Dates:	The notes were sold in two separate offerings. 20,046 notes were traded on August 8, 2008 (the Initial Trade Date) at an issue price of $1,000.00 per note; all investors who purchased these notes on that date paid the same issue price. An additional 6,450 notes were traded on August 19, 2008 at an issue price of $999.30 per note; all investors who purchased these notes on that date paid the same issue price. The notes traded on August 8, 2008 are fully fungible with the notes traded on August 19, 2008.

Original Issue Date:	August 22, 2008

Maturity Date:	November 23, 2009, or in the event November 23, 2009 is not a Business Day, the Maturity Date will be the first following day that is a Business Day.

Indexed note:	Yes. The S&P 500® Index (the Index). The Index is published by Standard & Poor’s, a division of The McGraw-Hill Companies (Standard & Poor’s), and is intended to provide an indication of the pattern of common stock price movement. We refer to Standard & Poor’s as the Index Sponsor and it calculates and maintains the Index. The calculation of the value of the Index is based on the relative value of the aggregate market value of the common stock of 500 companies as of a particular time compared to an aggregate average market value of the common stocks of 500 similar companies during the base years 1941 through 1943. Standard & Poor’s chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of its stock guide database of over 6,432 equities, which Standard & Poor’s uses as an assumed model for the composition of the total market. As of July 31, 2008, 421 companies or 83.7% of the Index traded on the New York Stock Exchange and 79 companies or 16.3% of the Index traded on the Nasdaq Stock Market. See “The S&P 500®” below for further information on the Index. Current information regarding the market value of the Index is available from Standard & Poor’s and from numerous public information sources. Those sources are not incorporated by reference in this document.

Redemption Amount:	As of the Determination Date, the calculation agent will determine the redemption amount you will be entitled to receive on the Maturity Date in respect of each note in accordance with the following formulas:

• If the Index Level never trades above the Upper Trigger Level or below the Lower Trigger Level at any point in time during any Trading Day within the Measurement Period, then:

100.00% of the Face Amount x (100.00% + the Absolute Index Return)

• If the Index Level trades above the Upper Trigger Level or below the Lower Trigger Level at any point in time during any Trading Day within the Measurement Period, then:

100.00% of the Face Amount

 For the avoidance of doubt, the trading of the Index Level either above the Upper Trigger Level or below the Lower Trigger Level (as described above) at any point before the Maturity Date, shall not affect the timing of the payment of the Redemption Amount which will still be paid on the Maturity Date.

Initial Index Level:	1266.45

Index Level:	The level of the Index on each Trading Day, as published by the Index Sponsor or, if the Index Sponsor does not publish such a level, as quoted by another publicly available source selected by the calculation agent in its sole discretion or, if no such other source is available, as calculated by the calculation agent in good faith, subject, in each case, to the effect of any Market Disruption Event or the discontinuance or modification of the Index.

Final Index Level:	The closing level of the Index on the Determination Date.

Index Return:	The Final Index Level minus the Initial Index Level, divided by the Initial Index Level, expressed as a percentage.

Absolute Index Return:	The Absolute Index Return will equal the absolute value of the Index Return, expressed as a percentage and will always be a positive number (for example, a –15% index return will equal a 15% “Absolute” Index Return).

Upper Trigger Level:	1518.474, which is approximately 119.90% of the Initial Index Level.

Lower Trigger Level:	1014.426, which is approximately 80.10% of the Initial Index Level.

Measurement Period:	Any Trading Day from but excluding the Initial Trade Date, to and including the Determination Date.

Determination Date:	November 9, 2009. If a Market Disruption Event occurs or is continuing on the Determination Date, then the Determination Date will be postponed to the next Trading Day on which a Market Disruption Event is not in effect. In no event, however, will the Determination Date be postponed by more than five Business Days. If the Determination Date is postponed to the last possible day but a Market Disruption Event occurs or is continuing on that day, that day will nevertheless be the Determination Date. If the calculation agent determines that the closing level of the Index is not available on the Determination Date, as so postponed, either because of a Market Disruption Event or for any other reason, the calculation agent will nevertheless determine the Final Index Level, and thus the Redemption Amount, for the purposes of the notes based on its assessment, made in its sole discretion, of the level of the Index on the Determination Date, as so postponed.

Market Disruption Event:	Any of the following will be a Market Disruption Event:

• a suspension, absence or material limitation of trading in Index stocks constituting 20% or more, by weight, of the Index on their respective primary markets, in each case for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

• a suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to Index stocks constituting 20% or more, by weight, of the Index, if available, in the respective primary markets for those contracts, in each case for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

• Index stocks constituting 20% or more, by weight, of the Index, or option or futures contracts relating to the Index or to Index stocks constituting 20% or more, by weight, of the Index, if available, do not trade on what were the respective primary markets for those Index stocks or contracts, as determined by the calculation agent in its sole discretion, and, in the case of any of these events, the calculation agent determines in its sole discretion that the event could materially interfere with the ability of Goldman, Sachs & Co. or any of its affiliates or a similarly situated party to unwind all or a material portion of a hedge that could be effected with respect to the offered notes.

The following events will not be a Market Disruption Event:

• a limitation on the hours or numbers of days of trading, but only if the limitation results from a previously announced change in the regular business hours of the relevant market, and

• a decision to permanently discontinue trading in the option or futures contracts relating to the Index or to any Index stock.

For this purpose, an “absence of trading” in the primary securities market on which an Index stock, or on which option or futures contracts relating to the Index or an Index stock, are traded will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in an Index stock or in option or futures contracts relating to the Index or an Index stock, if available, in the primary market for that stock or those contracts, by reason of:

• a price change exceeding limits set by that market, or

• an imbalance of orders relating to that stock or those contracts, or

• a disparity in bid and ask quotes relating to that stock or those contracts,

will constitute a suspension or material limitation of trading in that stock or those contracts in that primary market.

Discontinuance or Modification of the Index:	If the Index Sponsor discontinues publication of the Index and the Index Sponsor or anyone else publishes a substitute index that the calculation agent determines is comparable to the Index, then the calculation agent will determine the Redemption Amount by reference to the substitute index. We refer to any substitute index approved by the calculation agent as a successor index.

If the calculation agent determines that the publication of the Index is discontinued and there is no successor index, or that the level of the Index is not available on the Determination Date because of a Market Disruption Event or for any other reason, the calculation agent will determine the Final Index Level, and thus the Redemption Amount, or whether the Index Level has traded above the Upper Trigger Level or below the Lower Trigger Level during the Measurement Period, by a computation methodology that the calculation agent determines will as closely as possible replicate the Index.

If the calculation agent determines that the Index, the stocks comprising the Index or the method of calculating the Index is changed at any time in any respect — including any split or reverse-split of the Index and any addition, deletion or substitution and any reweighting or rebalancing of Index stocks and whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the Index stocks or their issuers or is due to any other reason — then the calculation agent will be permitted (but not required) to make such adjustments in the Index or the method of its calculation as it believes are appropriate to ensure that the Index Level used to determine the Final Index Level, and thus the Redemption Amount, or whether the Index Level has traded above the Upper Trigger Level or below the Lower Trigger Level during the Measurement Period, is equitable.

All determinations and adjustments to be made by the calculation agent with respect to the Index may be made by the calculation agent in its sole discretion. The calculation agent is not obligated to make any such adjustments.

Calculation agent:	Goldman, Sachs & Co.

Business Day:	For purposes of this issuance, a Business Day means any day that is not (a) a Saturday or Sunday or (b) a day on which banking institutions generally are authorized or obligated by law or executive order to close in New York.

Trading Day:	Any day on which the respective principal securities markets for the Index stocks are open for trading, the Index Sponsor is open for business and the closing level of the Index is calculated and published by the Index Sponsor.

Tax redemption:	No

Additional amounts payable:	No

Authorized denominations:	$1,000.00 and integral multiples of $1,000.00 in excess thereof

Renewable note:	No

Form of notes:	Book-entry

Listing:	None

Issuer rating:	Aaa (negative outlook) (Moody’s)/AA+ (Standard & Poor’s)/AAA (F.IBCA)

Failure to pay Redemption Amount when due:	In the event we fail to pay the Redemption Amount on the Maturity Date, any overdue payment in respect of the Redemption Amount of any note on the Maturity Date will bear interest until the date upon which all sums due in respect of such notes are received by or on behalf of the relevant holder, at the rate per annum which is the rate for deposits in U.S. dollars for a period of six months which appears on the Reuters Screen LIBO page as of 11:00 a.m. (London time) on the first business day following such failure to pay. Such rate shall be determined by the calculation agent. If interest is required to be calculated for a period of less than one year, it will be calculated on the basis of a 360-day year consisting of the actual number of days in the period.

Acceleration:	If a holder of a note accelerates the maturity of the note upon an event of default under the Indenture referenced in the accompanying prospectus, the amount payable upon acceleration will be such as the calculation agent shall determine in good faith and in a commercially reasonable manner, on the basis of the performance of the Index over the term of the notes to the date of acceleration, to be fair and equitable to the holders.

Other:	The notes do not pay interest and are not renewable notes, asset linked notes or amortizing notes, each as described in the prospectus supplement. There is no optional redemption or extension of maturity in connection with the notes.

Capitalized terms used in this pricing supplement without definition have the meanings given to them in the prospectus supplement and accompanying prospectus.

RISK FACTORS

Unlike ordinary debt securities, the return on the notes depends on changes in values of an index of equity securities. As described in more detail below, the trading price of the notes may vary considerably before the Maturity Date due, among other things, to fluctuations in the price of the common stocks that make up the Index and other events that are difficult to predict and beyond our control. Your notes are a riskier investment than ordinary debt securities. Unlike ordinary debt securities, the notes do not pay interest. Also, your notes are not equivalent to investing directly in the stocks comprising the Index or in currencies to which your notes are linked. You should carefully consider the following risks before investing in the notes.

Assuming no changes in market conditions or any other relevant factors, the value of your notes on the Initial Trade Date (as determined by reference to pricing models used by Goldman, Sachs & Co.) is significantly less than the original issue price.

The price at which Goldman, Sachs & Co. would initially buy or sell notes (if Goldman, Sachs & Co. makes a market) and the value that Goldman, Sachs & Co. will initially use for account statements and otherwise will significantly exceed the value of your note using such pricing models. The amount of the excess will decline on a straight line basis over the period from the date hereof through October 7, 2008. After October 7, 2008, the price at which Goldman, Sachs & Co. would buy or sell notes will reflect the value determined by reference to the pricing models, plus our customary bid and asked spread.

In addition to the factors discussed above, the value or quoted price of your note at any time, however, will reflect many factors and cannot be predicted. If Goldman, Sachs & Co. makes a market in the offered notes, the price quoted by Goldman, Sachs & Co. would reflect any changes in market conditions and other relevant factors, and the quoted price (and the value of your note that Goldman, Sachs & Co. will use for account statements or otherwise) could be higher or lower then the original issue price, and may be higher or lower than the value of your note as determined by reference to pricing models used by Goldman, Sachs & Co.

If at any time a third party dealer quotes a price to purchase your note or otherwise values your note, that price may be significantly different (higher or lower) than any price quoted by Goldman, Sachs & Co. You should read “The market price of your notes may be influenced by many unpredictable factors” below.

Furthermore, if you sell your note, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount.

There is no assurance that Goldman, Sachs & Co, or any other party will be willing to purchase your note; and, in this regard, Goldman, Sachs & Co. is not obligated to make a market in the notes. See “Secondary trading in the notes may be limited” below.

Past Index performance is no guide to future performance.

The actual performance of the Index over the life of the offered notes, as well as the amount payable at maturity, may bear little relation to the historical levels of the Index or to the hypothetical return examples set forth elsewhere in this pricing supplement. We cannot predict the future performance of the Index.

The formula for determining the Redemption Amount does not take into account all developments in the Index.

Changes in the Index Level during the term of the notes may not result in a comparable change in the market value of your notes. This is because the Redemption Amount will be determined, in part, based on whether the Index Level has traded above the Upper Trigger Level and/or below the Lower Trigger Level at any point in time during any Trading Day within the Measurement Period. Even if the Final Index Level falls between the Upper Trigger Level and Lower Trigger Level, if the Index Level traded above the Upper Trigger Level and/or below the Lower Trigger Level during the Measurement Period, you will only receive the Face Amount of the notes at maturity.

If the Index Level changes, the market value of your notes may not change in the same manner.

Your notes may trade quite differently from the performance of the Index. Changes in the level of the Index may not result in a comparable change in the market value of your notes. Even if the level of the Index increases above the Initial Index Level during the term of the notes, the market value of your notes prior to the Maturity Date may not increase by the same amount.

Any decline in our credit ratings may affect the market value of your notes.

Our credit ratings are an assessment of our ability to pay our obligations, including those on the offered notes. Consequently, actual or anticipated declines in our credit ratings may affect the market value of your notes.

The potential return on your notes is limited.

Your ability to participate in any increase or decrease in the value of the Index is limited. Although any positive return on the notes is based on an increase or decrease in the value of the Index over the term of the notes, in no event will the amount you receive at maturity be greater than 119.90% of the Face Amount of your notes. If the Index Level trades above the Upper Trigger Level and/or below the Lower Trigger Level at any point in time during any Trading Day within the Measurement Period, you will only receive the Face Amount at maturity. Because of the formula that we will use to determine the Redemption Amount, any amount payable at maturity may be less than you would have received had you held a long or short position in the Index stocks comprising the Index directly.

The notes do not bear interest.

You will not receive any interest payments on your notes. Even if the amount payable on your notes on the Maturity Date exceeds the Face Amount of the notes, the overall return you earn on your notes may be less than you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest at a prevailing market rate.

The return on your notes will not reflect any dividends paid on the Index stocks

The Index Sponsor calculates the level of the Index by reference to the prices of the common stocks included in the Index, without taking account of the value of dividends paid on those stocks. As a result, the return on your notes will not reflect the return you would realize if you actually owned the stocks included in the Index and received the dividends paid on those stocks. You will not receive any dividends that may be paid on any of the Index stocks by the Index stock issuers. See “You have no shareholder rights or rights to receive any stock” below for additional information.

Changes in the volatility of the Index are likely to affect the market value of your notes.

The volatility of the Index refers to the magnitude and frequency of the changes in the Index Level. In most scenarios, if the volatility of the Index increases, we expect that the market value of your notes will decrease and, conversely, if the volatility of the Index decreases, we expect that the market value of your notes will increase.

As calculation agent, Goldman, Sachs & Co. will have the authority to make determinations that could affect the market value of your notes and the amount you receive at maturity.

As calculation agent for your notes, Goldman, Sachs & Co. will have discretion in making various determinations that affect your notes, including the Final Index Level, the Redemption Amount, the amount payable on any acceleration, and the existence and effects of Market Disruption Events. The exercise of this discretion by Goldman, Sachs & Co. could adversely affect the value of your notes and may present Goldman, Sachs & Co. with a conflict of interest of the kind described below under “There may be conflicts of interest between you and Goldman, Sachs & Co.”

You have no shareholder rights or rights to receive any stock.

Investing in your notes will not make you a holder of any of the Index stocks. Neither you nor any other holder or owner of your notes will have any voting rights, any right to receive dividends or other distributions or any other rights with respect to the Index stocks. Your notes will be paid in cash, and you will have no rights to directly receive delivery of any Index stocks or dividends.

The market price of your notes may be influenced by many unpredictable factors.

The following factors, many of which are beyond our control, will influence the market value of your notes, as well as the Redemption Amount:

•	the changes in the Index Level,

•	the actual dividends distributed on the Index stocks,

•	economic, financial, regulatory, political, military and other events that affect stock markets generally and the market segments of which the Index stocks are a part, and which may affect the Index Level,

•	interest and yield rates in the market,

•	the time remaining until your notes mature, and

•	our creditworthiness.

These factors may influence the price you will receive if you sell your notes prior to maturity. If you sell your notes prior to maturity, you may receive less than the outstanding Face Amount of your notes. You cannot predict the future performance of the Index based on its historical performance.

Trading and other transactions by Goldman, Sachs & Co. in securities linked to the Index stocks may impair the value of your notes.

Goldman, Sachs & Co. or one or more of its affiliates (including Goldman Sachs International) has hedged or expects to hedge its obligations under the swap that Goldman Sachs International has entered or expects to enter into with us relating to the offered notes by purchasing some or all of the Index stocks, options or futures on the Index or Index stocks or other instruments linked to the Index or Index stocks, and adjust the hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, and to unwind the hedge by selling any of the foregoing, perhaps on or before the Determination Date. Goldman Sachs International may also enter into, adjust and unwind hedging transactions relating to other index-linked notes whose returns are linked to the same Index. Any of these hedging activities may adversely affect the Index Level — directly or indirectly by affecting the price of the Index stocks — and therefore the market value of your notes and the amount we will pay on your notes at maturity. It is possible that Goldman Sachs International could receive substantial returns with respect to these hedging activities while the value of your notes may decline.

Goldman, Sachs & Co. and its affiliates may also engage in trading in one or more of the Index stocks or instruments whose returns are linked to the Index or Index stocks for their proprietary accounts, for other accounts under their management or to facilitate transactions, including block transactions, on behalf of customers. Any of these activities of Goldman, Sachs & Co. or its affiliates could adversely affect the Index Level — directly or indirectly by affecting the price of the Index stocks — and, therefore, the market value of your notes and the amount we will pay on your notes at maturity. We may also issue, and Goldman, Sachs & Co. and its affiliates may also issue or underwrite, other securities or financial or derivative instruments with returns linked to changes in the level of the Index or one or more of the Index stocks. By introducing competing products into the marketplace in this manner, we or Goldman, Sachs & Co. or its affiliates could adversely affect the market value of your notes and the amount we will pay on your notes at maturity.

We may sell an additional Aggregate Face Amount of the notes at a different issue price.

At our sole option, we may decide to sell an additional Aggregate Face Amount of the notes subsequent to the Initial Trade Date but prior to the Original Issue Date. The issue price of the notes in the subsequent sale may differ substantially (higher or lower) from the issue price you paid as provided on the cover of this pricing supplement.

There may be conflicts of interest between you and Goldman, Sachs & Co.

As noted above, Goldman, Sachs & Co. and its affiliates expect to engage in trading activities related to the Index and the Index stocks. These trading activities may present a conflict between your interest in your notes and the interests Goldman, Sachs & Co. and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades, for their customers and in accounts under their management. These trading activities, if they influence the Index Level, could be adverse to your interests as a beneficial owner of your notes.

Goldman, Sachs & Co. and its affiliates may, at present or in the future, engage in business with the issuers of the Index stocks, including making loans to or equity investments in those companies or providing advisory services to those companies. These services could include merger and acquisition advisory services. These activities may present a conflict between the obligations of Goldman, Sachs & Co. or another affiliate of Goldman, Sachs & Co. and your interests as a beneficial owner of notes. Moreover, one or more of Goldman, Sachs & Co.’s affiliates have published, and in the future expect to publish, research reports with respect to some or all of the issuers of the Index stocks and with respect to the Index itself. Any of these activities by Goldman, Sachs & Co. or any of its affiliates may affect the Index Level and, therefore, the market value of your notes and the amount we will pay on your notes at maturity.

The policies of the Index Sponsor and changes that affect the Index or the Index stocks could affect the amount payable on your notes and their market value.

The policies of the Index Sponsor concerning the calculation of the Index Level, additions, deletions or substitutions of Index stocks and the manner in which changes affecting the Index stocks or their issuers, such as stock dividends, reorganizations or mergers, are reflected in the Index Level could affect the Index Level and, therefore, the amount payable on your notes at maturity and the market value of your notes prior to that date. The amount payable on your notes and its market value could also be affected if the Index Sponsor changes these policies, for example by changing the manner in which it calculates the Index Level, or if the Index Sponsor discontinues or suspends calculation or publication of the Index Level, in which case it may become difficult to determine the market value of your notes. If events such as these occur, or if the Index Level is not available because of a Market Disruption Event or for any other reason, Goldman, Sachs & Co., as calculation agent for your notes, may determine the Index Level on the Determination Date and, ultimately, the amount payable at maturity, in a manner it considers appropriate, in its sole discretion.

There is no affiliation between the Index stock issuers and us, and we are not responsible for any disclosure by the Index stock issuers.

We are not affiliated with the issuers of the Index stocks or the Index Sponsor. Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of any publicly available information about the Index stock issuers. You, as an investor in your notes, should make your own investigation into the Index and the Index stock issuers to the extent required, in your judgment, to allow you to make an informed decision with respect to your investment in the notes. See “The S&P 500®” below for certain information about the Index.

Neither the Index Sponsor nor the Index stock issuers are involved in this offering of your notes in any way and none of them have any obligation of any sort with respect to your notes. Thus, neither the Index Sponsor nor the Index stock issuers have any obligation to take your interests into consideration for any reason, including in taking any corporate actions that might affect the value of your notes.

We can postpone the Determination Date if a Market Disruption Event occurs.

If the calculation agent determines that a Market Disruption Event has occurred or is continuing on the Determination Date, the Determination Date will be postponed until the first Trading Day on which no Market Disruption Event occurs or is continuing, but in no event will the postponement last for more than five Business Days. Moreover, if the Index Level is not available on the Determination Date, as so postponed, because of a continuing Market Disruption Event or for any other reason, the calculation agent will nevertheless determine the Final Index Level based on its assessment, made in its sole discretion, of the Index Level at that time. The maturity of your notes may be postponed, although not by more than one Business Day, only on the event that the Maturity Date is not a Business Day. Thus, you may not receive the cash payment that we are obligated to deliver at maturity until one Business Day after the originally scheduled due date.

Secondary trading in the notes may be limited.

The notes are a new issue of securities with no established trading market. Your notes will not be listed on any securities exchange or be included in any interdealer market quotation system and there may be little or no secondary market for your notes. In this regard, Goldman, Sachs & Co. is not obligated to make a market in the notes. Even if a secondary market for your notes develops, it may not provide significant liquidity, and we expect that transaction costs in any secondary market would be high. As a result, the differences between bid and ask prices for your notes in any secondary market could be substantial. If at any time a third party dealer quotes a price to purchase your notes or otherwise values your notes, that price may be different (higher or lower) than any price quoted by Goldman, Sachs & Co. You should read “The market value of your notes may be influenced by many unpredictable factors” above.

Tax consequences.

The notes will be treated as debt instruments subject to special rules governing contingent payment debt obligations for United States Federal income tax purposes. If you are a U.S. Holder (as defined in the prospectus), you generally will be required to pay taxes on ordinary income from the notes over their term based on the comparable yield for the notes. This comparable yield is determined solely to calculate the amount on which you will be taxed prior to maturity and is neither a prediction nor a guarantee of what the actual yield will be. In addition, any gain you may recognize on the sale or maturity of the notes will be taxed as ordinary interest income. If you are a secondary purchaser of the notes, the tax consequences to you may be different. For further discussion, see “Taxation in the United States” below and in the accompanying prospectus supplement and prospectus.

ADDITIONAL INFORMATION

Calculation agent

We have initially appointed Goldman, Sachs & Co. as calculation agent for the purpose of determining the Final Index Level, whether the Index Level has traded above the Upper Trigger Level and/or below the Lower Trigger Level at any point in time during any Trading Day within the Measurement Period, and for all calculations and determinations regarding Market Disruption Events, the Redemption Amount, the interest rate applicable to any overdue payment of the Redemption Amount and the redemption price upon any early redemption of the notes. Unless there is manifest error, these determinations by the calculation agent shall be final and binding on us and the holders of the notes.

Upon request, the calculation agent will provide a written statement to an investor showing how the Redemption Amount per U.S. $1,000.00 of the Face Amount of the notes was calculated. Requests to the calculation agent should be addressed to:

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
Attn: Structured Equities Solutions
Telephone No. +1 212 902 1000
Facsimile No. +1 212 902 3000

Hypothetical examples

In the table below, we provide a range of hypothetical pretax Index returns for the Index. Based on these hypothetical Index returns, we illustrate a range of Redemption Amounts per $1,000.00 Face Amount of notes. These figures are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the impact that various hypothetical Index returns could have on the Redemption Amount, assuming all other variables remain constant.

The information in the table reflects hypothetical rates of return on the notes assuming that they are purchased on the Original Issue Date and held to the Maturity Date. If you sell your notes prior to the Maturity Date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the table below. For a discussion of some of these factors, see “Risk Factors” above.

The table below also assumes that there is no change in or affecting any of the Index stocks or the method by which the Index Sponsor calculates the Index Level, that there is no change in the relative weighting of any Index stock and that no Market Disruption Event occurs. Also, the hypothetical rates of return shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your note, tax liabilities could affect the after-tax rate of return on your notes to a comparatively greater extent than the after-tax return on the Index stocks.

The Index has been highly volatile in the past and its performance cannot be predicted for any future period. The actual performance of the Index over the life of the notes, as well as the amount payable at maturity, may bear little relation to the hypothetical return examples set forth below or to the historical levels of the Index set forth elsewhere in this pricing supplement. For information about the level of the Index during recent periods, see “The S&P 500® — S&P 500® Historical Closing Levels” below.

The levels in the left column of the table below represent hypothetical Final Index Levels and are expressed as percentages of the Initial Index Level. The amounts in the middle column represent the hypothetical Redemption Amounts if the Index Level, at any time during the Measurement Period, does not trade above the Upper Trigger Level and does not trade below the Lower Trigger Level. The amounts in the right column represent the hypothetical Redemption Amounts if the Index Level, at any time during the Measurement Period, trades above the Upper Trigger Level or trades below the Lower Trigger Level. Thus, a hypothetical Redemption Amount of 100.00% means that the value of the cash payment that we would deliver for each $1,000.00 of the outstanding Face

Amount of the offered notes on the Maturity Date would equal 100.00% of the Face Amount of a note, based on the corresponding hypothetical Final Index Level and the assumptions noted below.

The following table illustrates the hypothetical payment amounts of the notes on the Maturity Date based on an Upper Trigger Level of 119.90% of the Initial Index Level and a Lower Trigger Level of 80.10% of the Initial Index Level.

	If the Index Level, at any time	If the Index Level, at any time
	during the Measurement Period,	during the Measurement Period,
	does not trade above the Upper	trades above the Upper Trigger
	Trigger Level and does not trade	Level or trades below the Lower
	below the Lower Trigger Level:	Trigger Level:
Hypothetical Final Index Level as	Hypothetical Redemption Amount	Hypothetical Redemption Amount
Percentage of Initial Index Level	as Percentage of Face Amount	as Percentage of Face Amount

200.00%	—	100.00%
150.00%	—	100.00%
130.00%	—	100.00%
120.00%	—	100.00%
119.90%	119.90%	100.00%
116.00%	116.00%	100.00%
112.00%	112.00%	100.00%
108.00%	108.00%	100.00%
104.00%	104.00%	100.00%
100.00%	100.00%	100.00%
96.00%	104.00%	100.00%
92.00%	108.00%	100.00%
88.00%	112.00%	100.00%
84.00%	116.00%	100.00%
80.10%	119.90%	100.00%
80.00%	—	100.00%
70.00%	—	100.00%
50.00%	—	100.00%
0.00%	—	100.00%

Same-day funds settlement and payment

The initial settlement for the notes and all payments of principal will be made in immediately available funds.

Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, transfers of the notes will be made in the Same-Day Funds Settlement System of The Depository Trust Company (DTC) until maturity, and secondary market trading activity in the notes will therefore be required by the Depository to settle in immediately available funds. We cannot assure you as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

THE S&P 500® INDEX

We have derived all information regarding the Index contained in this pricing supplement, including its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, Standard & Poor’s, which is the Index Sponsor. Standard & Poor’s owns the copyright and all other rights to the Index. Standard & Poor’s has no obligation to continue to publish and may discontinue publication of, the Index. Standard & Poor’s does not assume any responsibility for the accuracy or completeness of such information. The consequences of Standard & Poor’s discontinuing the Index are described in “Discontinuance or Modification of the Index” above. Current information regarding the market value of the Index is available from Standard & Poor’s and from numerous public information sources. We do not make any representation that the publicly available information about the Index is accurate or complete. The Index is determined, comprised and calculated by Standard & Poor’s without regard to the offered notes. Neither we nor any of our affiliates accept any responsibility for the calculation, maintenance or publication, or any error, omission or disruption in the Index.

Standard & Poor’s publishes the S&P 500® Index. The Index to provide an indication of the pattern of common stock price movement. The calculation of the value of the Index, discussed below in further detail, is based on the relative value of the aggregate market value of the common stocks of 500 companies, as of a particular time compared to the aggregate average market value of the common stocks of 500 companies during the base period of the years 1941 through 1943. As of July 31, 2008, 421 companies or 83.7% of the Index traded on the New York Stock Exchange and 79 companies or 16.3% of the Index traded on the Nasdaq Stock Market. As of July 31, 2008, the aggregate market value of the 500 companies included in the Index represented approximately 88% of the aggregate market value of stocks included in the Standard & Poor’s Stock Guide Database of domestic common stocks traded in the United States, excluding American depositary receipts and shares of real estate investment trusts, limited partnerships and mutual funds. Standard & Poor’s chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the New York Stock Exchange, which Standard & Poor’s uses as an assumed model for the composition of the total market. Relevant criteria employed by Standard & Poor’s uses as an assumed model for the composition of the total market. Relevant criteria employed by Standard & Poor’s uses as an assumed model for the composition of the total market. Relevant criteria employed by Standard & Poor’s include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company’s common stock is generally responsive to changes in the affairs of the respective industry and the market value and trading activity of the common stock of that company. Ten main groups of companies comprise the Index with the number of companies currently included in each group indicated in parentheses: consumer discretionary (83), consumer staples (41), energy (39), financials (88), health care (53), industrials (55), information technology (72), materials (29), telecommunication services (9) and utilities (31). Standard & Poor’s may from time to time, in its sole discretion, add companies to, or delete companies from, the Index to achieve the objectives stated above.

The Index does not reflect the payment of dividends on the stocks included in the Index. Because of this the return on the offered notes will not be the same as the return you would receive if you were to purchase these stocks and hold them for a period equal to the term of the offered notes.

Standard & Poor’s currently computes the Index as of a particular time as follows:

(a) the product of the market price per share and the number of then outstanding shares of each component stock is determined as of that time (referred to as the “market value” of that stock);

(b) the market values of all component stocks as of that time are aggregated;

(c) the mean average of the market values as of each week in the base period of the years 1941 through 1943 of the common stock of each company in a group of 500 substantially similar companies is determined;

(d) the mean average market values of all these common stocks over the base period are aggregated (the aggregate amount being referred to as the “base value”);

(e) the current aggregate market value of all component stocks is divided by the base value; and

(f) the resulting quotient, expressed in decimals, is multiplied by ten.

While Standard & Poor’s currently employs the above methodology to calculate the Index, no assurance can be given that Standard & Poor’s will not modify or change this methodology in an manner that may affect the payment amount for the offered notes upon maturity or otherwise.

Standard & Poor’s adjusts the foregoing formula to offset the effects of changes in the market value of a component stock that are determined by Standard & Poor’s to be arbitrary or not due to true market fluctuations. These changes may result from causes such as:

•	the issuance of stock dividends,

•	the granting to shareholders of rights to purchase additional shares of stock,

•	the purchase of shares by employees pursuant to employee benefit plans,

•	consolidations and acquisitions,

•	the granting to shareholders of rights to purchase other securities of the issuer,

•	the substitution by Standard & Poor’s of particular component stocks in the Index, and

•	other reasons.

In these cases, Standard & Poor’s first recalculates the aggregate market value of all component stocks, after taking account of the new market price per share of the particular component stock or the new number of outstanding shares of that stock or both, as the case may be, and then determines the new base value in accordance with the following formula:

Old Base Value	×	New Market Value Old Market Value	=	New Base Value

The result is that the base value is adjusted in proportion to any change in the aggregate market value of all component stocks resulting from the causes referred to above to the extent necessary to negate the effects of these causes upon the Index.

Historical Performance

The table set forth below sets forth the high and low Index closing values, as well as end of quarter Index closing values for each quarter in the period since December 31, 2004 through August 19, 2008. We obtained the information in the table below from Bloomberg without independent verification.

We cannot assure you that this performance will be replicated in the future or that the historical performance of the Index will serve as a reliable indicator of its future performance.

S&P 500® Historical Closing Levels

	High	Low	Close

2005:
First Quarter	1,225.31	1,163.75	1,180.59
Second Quarter	1,216.96	1,137.50	1,191.33
Third Quarter	1,245.04	1,194.44	1,228.81
Fourth Quarter	1,268.25	1,176.84	1,249.48
2006:
First Quarter	1,307.25	1,254.78	1,294.83
Second Quarter	1,325.76	1,223.69	1,270.20
Third Quarter	1,339.15	1,234.49	1,335.85
Fourth Quarter	1,427.09	1,331.32	1,418.30
2007:
First Quarter	1,459.68	1,374.12	1,420.86
Second Quarter	1,539.18	1,424.55	1,503.35
Third Quarter	1,553.08	1,406.70	1,526.75
Fourth Quarter	1,565.15	1,407.22	1,468.36
2008:
First Quarter	1,447.16	1,273.37	1,322.70
Second Quarter	1,426.63	1,278.38	1,280.00
Third Quarter (through August 19, 2008)	1,305.32	1,214.91	1,266.69

License Agreement

Standard & Poor’s and Goldman, Sachs & Co. will enter into a non-transferable, non-exclusive license agreement granting Goldman, Sachs & Co., its affiliates and its sub-licensees, in exchange for a fee, the right to use the Index in connection with the issuance of certain securities, including the notes. We are a sublicensee of the license granted to Goldman, Sachs & Co.

The notes are not sponsored, endorsed, sold or promoted by Standard & Poor’s. Standard & Poor’s has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the offered notes. Standard & Poor’s makes no representation or warranty, express or implied, to the owners of the offered notes or any member of the public regarding the advisability of investing in securities generally or in the offered notes particularly or the ability of the Index to track general stock market performance. Standard & Poor’s only relationship to Goldman, Sachs & Co. (other than transactions entered into in the ordinary course of business) is the licensing of certain servicemarks and trade names of Standard & Poor’s and of the use of the Index which is determined, composed or calculated by Standard & Poor’s without regard to Goldman, Sachs & Co., Eksportfinans or the notes. Standard & Poor’s has no obligation to take the needs of Goldman, Sachs & Co., Eksportfinans or the owners of the notes into consideration in determining, composing or calculating the Index. Standard & Poor’s is not responsible for and has not participated in the determination of the timing of, prices or quantities of the offered notes to be issued or in the determination or calculation of the equation by which the offered notes are to be exchanged into cash. Standard & Poor’s has no liability in connection with the administration, marketing or trading of the offered notes.

Standard & Poor’s does not guarantee the accuracy and/or uninterrupted calculation of the Index or any data included therein. Standard & Poor’s makes no warranty, express or implied, as to results to be obtained by Goldman, Sachs & Co., Eksportfinans, owners of the notes or any other person or entity from the use of the Index or any data included therein. Standard & Poor’s makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Index or any data included therein. Without limiting any of the foregoing, in no event will Standard & Poor’s have any liability for any loss of profits or special, incidental, punitive, indirect or consequential damages, even if notified of the possibility of such damages.

TAXATION IN THE UNITED STATES

The following discussion supplements and should be read together with the discussion in the prospectus supplement and the prospectus under “Taxation in the United States”. The following discussion represents the opinion of Allen & Overy LLP and does not address all U.S. Federal income tax matters that may be relevant to a particular prospective holder. Prospective holders should consult their own tax advisers as to the consequences of acquiring, holding and disposing of notes under the tax laws of the country of which they are resident for tax purposes as well of under the laws of any state, local or foreign jurisdiction.

The characterization of the notes for U.S. Federal income tax purposes is not certain. As a result, some aspects of the U.S. Federal income tax consequences of an investment in the notes are not certain. No ruling is being requested from the Internal Revenue Service (the IRS) with respect to the notes and, accordingly, no assurance can be given that the IRS will agree with, and a court will ultimately uphold, the conclusions expressed herein. Although no definitive precedential authority directly addresses the characterization of the notes or instruments similar to the notes for U.S. Federal income tax purposes, we intend to treat the notes as contingent payment debt instruments (CPDIs) subject to the U.S. treasury regulations governing CPDIs (the CPDI Regulations) and, unless otherwise indicated, the discussion below assumes this to be the case. However, it is possible that the IRS could seek to characterize the notes in a manner that results in tax consequences (including the timing, amount and character of income) different from those described below. Prospective holders should consult their own tax advisers as to the proper characterizations and treatment of the notes for U.S. Federal income tax purposes.

Accruals of interest

For U.S. Federal income tax purposes, the notes will be treated as debt instruments subject to the CPDI Regulations which would cause the timing and character of income, gain or loss reported on a CPDI to differ substantially from the timing and character of income, gain or loss reported on a non-contingent payment debt instrument under general principles of current U.S. Federal income tax law. The CPDI Regulations generally require a U.S. Holder of such an instrument to apply the “noncontingent bond method” which, as generally described below, requires a U.S. Holder (as defined in the prospectus) to include future contingent and noncontingent interest payments in income as such interest accrues based upon a projected payment schedule regardless of the U.S. Holder’s method of tax accounting and whether such U.S. Holder has received any interest payments in that year.

Under the non-contingent bond method, for each accrual period prior to and including the Maturity Date of the notes, the amount of interest that accrues, as original issue discount (OID), equals the product of (a) the “adjusted issue price” and (b) the “comparable yield” (adjusted for the length of the accrual period). This amount is rateably allocated to each day in the accrual period and included as ordinary interest income by a U.S. Holder for each day in the accrual period on which the U.S. Holder holds the notes. The “adjusted issue price” for purposes of the noncontingent bond method is equal to the issue price of the notes, increased by the interest previously accrued on such notes and decreased by the amount of any Projected Payments (as defined below) previously made on such notes. The “issue price” of the notes is the first price at which a substantial amount of the note are sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. The “comparable yield” is the annual yield that we would pay, as of the issue date, on a fixed rate debt instrument with no contingent payment but with terms and conditions otherwise comparable to those of the notes. Amounts treated as interest under the foregoing contingent payment obligation rules are treated as OID for all U.S. Federal income tax purposes. Also under the non-contingent bond method of the CPDI Regulations, we would be required, solely for U.S. Federal income tax purposes, to provide a schedule (the Schedule) of the projected amounts of payments (the Projected Payments) on the notes. The Schedule must produce the comparable yield. Eksportfinans has determined that the comparable yield is 3.040% per annum, compounded annually. Eksportfinans has also determined that the projected payment for the notes, per $1,000.00 of principal amount, at the Maturity Date is $1,038.49 (which includes the stated principal amount as well as the final projected payment).

Based on this comparable yield, if you are an initial holder that holds a note until maturity and you pay your taxes on a calendar year basis, you would be required to report the following amounts as ordinary income from the note each year:

		Total Interest Deemed to Have Accrued
	Interest Deemed to Accrue During	from Original Issue Date (per $1000
Accrual Period	Accrual Period (per $1000 note)	note) as of End of Accrual Period

Original Issue Date through December 31, 2008	$10.91	$10.91
January 1, 2009 through December 31, 2009	$27.58	$38.49

You are required to use the comparable yield and projected payment schedule that we compute in determining your interest accruals in respect of your notes, unless you timely disclose and justify on your federal income tax return the use of a different comparable yield and projected payment schedule. Pursuant to applicable Treasury regulations, we are required to provide both the comparable yield and the projected payment schedule, along with a description of certain other terms of the notes, to the IRS.

The comparable yield and the Schedule are used to determine accruals of interest for tax purposes only and are not assurances or predictions with respect to the actual yield of, or payment to be made in respect of, a note. The comparable yield and the Schedule do not necessarily represent our expectations of regarding such yield, and the amount and timing of such payment.

If during any taxable year the sum of any actual payments (including the fair market value of any property received in that year) with respect to the notes for that taxable year (including, in the case of the taxable year which includes the Maturity Date of the notes, the amount of cash received at maturity) exceeds the total amount of Projected Payments for that taxable year, the difference will produce a “net positive adjustment”, which will be treated as additional interest for the taxable year. If the actual amount received in a taxable year is less than the amount of Projected Payments for that taxable year, the difference will produce a “net negative adjustment”, which will (a) reduce the U.S. Holder’s interest income for that taxable year and (b) to the extent of any excess after application of (a), give rise to an ordinary loss to the extent of the U.S. Holder’s interest income on the notes during the prior taxable years (reduced to the extent such interest was offset by prior net negative adjustments).

Sale, exchange, retirement or other disposition of notes

Generally, upon the sale, exchange or retirement or other disposition of notes, you will recognize gain or loss equal to the difference between the amount realized and your adjusted basis (as determined below) in such notes. Any gain will be treated as ordinary interest income. Generally, any loss will be treated as ordinary loss to the extent your total OID inclusions exceed the total net negative adjustments (if any) that you took into account as an ordinary loss. The remaining loss (if any) will be a capital loss. Limitations apply to limit the ability to offset ordinary income with capital losses.

In determining the amount realized with respect to notes held to maturity, you will be treated as receiving the projected amount of any contingent payment due at maturity for such notes. If the amount received is different from the Projected Payment, the amount realized by you at maturity will be reduced by any net negative adjustment carryforwards. With respect to any unscheduled retirement of notes, your amount realized will equal the amount paid by us with respect to the notes retired.

Your adjusted basis in notes will equal (1) your initial basis in notes determined by the cost of such notes, (2) increased by the OID accrued on the notes based on the non-contingent bond method described above (and without regard to any positive or negative adjustments), and (3) reduced by any non-contingent payment and the projected amount (as opposed to the actual amount) of any contingent payment previously made on such notes.

Special rules apply to the purchase of CPDIs at a discount or premium and prospective investor acquiring the notes with such discount or premium should consult with their own tax advisors regarding such discount or premium. The application of the CPDI Regulations to the notes is complex. Prospective investors should consult with their own tax adviser regarding the applicability and consequences of the CPDI Regulations with respect to the notes.

SUPPLEMENTAL PLAN OF DISTRIBUTION

The notes are being purchased by Goldman, Sachs & Co. (the agent) as principal, pursuant to a terms agreement dated as of August 8, 2008 and an amendment to the terms agreement dated as of August 19, 2008 between the agent and us. The initial sale of the notes in this offer entails a longer settlement period than is customary for similar debt securities. For purposes of Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, August 22, 2008 shall be the date for payment of funds and delivery of securities for all of the securities sold pursuant to the offering. The agent has agreed to pay our out-of-pocket expenses of the issue of the notes.

The gross proceeds to us from the sale of the notes will be 99.75% of the Face Amount of the notes traded on August 8, 2008 and 99.68% of the Face Amount of the notes traded on August 19, 2008. From time to time, the agent and its affiliates have engaged, and in the future may engage, in transactions with and performance of services for us for which they have been, and may be, paid customary fees. In particular, an affiliate of the agent is our swap counterparty for a hedge of our obligation under the notes.

PROSPECTUS SUPPLEMENT
(To Prospectus dated February 5, 2007)
EKSPORTFINANS ASA
(a Norwegian company)
Medium-Term Notes
      We may use this prospectus supplement to offer the notes from time to time.
      The following terms may apply to the notes. The final terms of each note will be described in a pricing supplement.

•	They will rank equally in right of payment to all of our other existing and future unsecured and unsubordinated debt unless the applicable pricing supplement or product supplement states otherwise.

•	They will mature nine months or more after their date of issue unless the applicable pricing supplement or product supplement states otherwise.

•	They will not be redeemable by us or repayable at the option of the holder unless the applicable pricing supplement or product supplement states otherwise.

•	They may be denominated in U.S. dollars or in a foreign currency or composite currency.

•	They may bear interest at a fixed or floating interest rate, may be issued at a discount and may be zero coupon notes that do not bear interest. Floating interest rates may be based on any of the following formulas:

— commercial paper rate	— CD rate
— LIBOR	— CMT rate
— EURIBOR	— CMS rate
— prime rate	— federal funds rate
— treasury rate	— another rate specified in the pricing supplement.

•	They may be issued as index linked notes or asset linked notes.

•	They may be issued in certificated form or book-entry form.

•	Interest will be paid on notes on dates determined at the time of issuance and specified in the applicable pricing supplement or product supplement.

•	They will be issued in minimum denominations of $1,000.00 (or its equivalent in other currencies) and any multiple of $1,000.00 (or its equivalent in other currencies) above $1,000.00 unless the applicable pricing supplement or product supplement states otherwise.
      Application has been made for notes issued pursuant to this prospectus supplement to be admitted to trading on the Luxembourg Stock Exchange’s regulated market and to be listed on the Official List of the Luxembourg Stock Exchange. Each pricing supplement with respect to notes that are to be so listed will be delivered to the Luxembourg Stock Exchange on or before the date of issue of those notes. We may also issue notes which will not be listed on any securities exchange or which will be listed on additional or other securities exchanges. We will specify in the pricing supplement or product supplement whether the notes will be listed on the Luxembourg Stock Exchange or another securities exchange or will be unlisted.
      Investing in the notes involves risks. See “Risk factors” beginning on page S-4 of this prospectus supplement.
      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement, the accompanying prospectus or any pricing supplement or product supplement. Any representation to the contrary is a criminal offense.
      Offers to purchase the notes are being solicited from time to time by the agents listed below. The agents are not required to sell any specific number or dollar amount of notes but have agreed to use their reasonable efforts to sell the notes.

ABN AMRO Bank N.V.
Banc of America Securities Limited
Banc of America Securities LLC
Bear, Stearns & Co. Inc.
Bear, Stearns International Limited
Barclays Capital
BNP PARIBAS
Citigroup
Commerzbank Capital Markets Corp.
Credit Suisse	Daiwa Securities SMBC Europe
Deutsche Bank
Deutsche Bank Securities
Dresdner Kleinwort
FTN Financial Securities Corp.
Goldman Sachs International
Goldman, Sachs & Co.
IXIS Securities North America Inc.
Jefferies and Company, Inc.
JPMorgan	Lehman Brothers
Merrill Lynch & Co.
Mitsubishi UFJ Securities International plc
Mizuho International plc
Morgan Stanley
Nomura International plc
Nomura Securities International, Inc.
Nordea
The Toronto-Dominion Bank
UBS Investment Bank
Wachovia Securities
The date of this prospectus supplement is February 5, 2007.

CONTENTS
Prospectus Supplement
      No person is authorized to give any information or represent anything not contained in this prospectus supplement, the accompanying prospectus and any pricing supplement or product supplement. We are only offering the securities in places where offers and sales of those securities are permitted. The information contained in this prospectus and any accompanying prospectus supplement, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may have changed since that date.
      This prospectus supplement and the accompanying prospectus include particulars given in compliance with the rules governing the listing of securities on the Luxembourg Stock Exchange. The Luxembourg Stock Exchange takes no responsibility for the contents of this document, makes no representation as to its accuracy or completeness, and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this prospectus supplement and the prospectus. We accept full responsibility for the accuracy of the information contained in this prospectus supplement and the accompanying prospectus and, having made all reasonable inquiries, confirm that to the best of our knowledge and belief there are no other facts the omission of which would make any statement contained in this prospectus supplement and the accompanying prospectus misleading.
      In this prospectus, “Eksportfinans”, the “Company”, “we”, “us” and “our” refer to Eksportfinans ASA or Eksportfinans and its subsidiary Kommunekreditt Norge AS, as the context requires, and “Kommunekreditt” refers to Kommunekreditt Norge AS.

ii

ABOUT THIS PROSPECTUS SUPPLEMENT
      This prospectus supplement contains the terms of the offering of the securities. Certain additional information about us is contained in the accompanying prospectus and may be contained in any applicable pricing supplement or product supplement. This prospectus supplement, or the information incorporated by reference in this prospectus supplement or in the accompanying prospectus or in any applicable pricing supplement or product supplement, may add or update information in the accompanying prospectus.
      Terms used in this prospectus supplement or in any applicable pricing supplement or product supplement that are otherwise not defined will have the meanings given to them in the accompanying prospectus or in the indenture (as defined in “Description of the debt securities” on p. S-9 of this prospectus supplement).
      It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and the applicable pricing supplement or product supplement in making your investment decision. You should also read and consider the information in the documents we have referred you to in “Where you can find more information about us” on page 2 of the accompanying prospectus.

iii

SUMMARY
      This summary highlights information contained elsewhere in this prospectus supplement and in the prospectus. It does not contain all the information that you should consider before investing in the notes. You should carefully read the pricing supplement and any applicable product supplement relating to the terms and conditions of a particular issue of notes along with this entire prospectus supplement and the prospectus, including information incorporated by reference.

Issuer:	Eksportfinans ASA

Agents:	ABN AMRO Bank N.V., Banc of America Securities Limited, Banc of America Securities LLC, Barclays Bank PLC, Barclays Capital Inc., Bear, Stearns & Co. Inc., Bear, Stearns International Limited, BNP Paribas Securities Corp., Citigroup Global Markets Inc., Citigroup Global Markets Limited, Commerzbank Capital Markets Corp., Credit Suisse Securities (Europe) Limited, Credit Suisse Securities (USA) LLC, Daiwa Securities SMBC Europe Limited, Deutsche Bank AG, London Branch, Deutsche Bank Securities Inc., Dresdner Bank AG London Branch, FTN Financial Securities Corp., Goldman, Sachs & Co., Goldman Sachs International, IXIS Securities North America Inc., Jefferies and Company, Inc., J.P. Morgan Chase & Co., J.P. Morgan Securities Ltd., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mitsubishi UFJ Securities International plc, Mizuho International plc, Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Nomura International plc, Nomura Securities International, Inc., Nordea Bank Danmark A/ S, The Toronto-Dominion Bank, UBS Limited, and Wachovia Capital Markets, LLC

Trustee:	The Bank of New York

Paying Agent:	Citibank, N.A.

Exchange Rate Agent (if any):	Citibank, N.A.

Calculation Agent (if any):	Citibank, N.A., unless the applicable pricing supplement or product supplement states otherwise

Specified Currencies:	Including, but not limited to, Australian dollars, Canadian dollars, Danish kroner, euro, Hong Kong dollars, Japanese yen, New Zealand dollars, Pounds sterling, Swedish kroner, Swiss francs and U.S. dollars or any other currency specified in the applicable pricing supplement or product supplement.

Issue Price:	The notes may be issued at par, or at a premium over, or at a discount to, par and either on a fully paid or partly paid basis.

Maturities:	Unless otherwise specified in the applicable pricing supplement or product supplement, the notes will mature at least nine months from their date of issue.

Fixed Rate Notes:	Fixed rate notes will bear interest at a fixed rate.

Floating Rate Notes:	Floating rate notes will bear interest at a rate determined periodically by reference to one or more interest rate bases plus a spread or multiplied by a spread multiplier.

Index Linked Notes:	Payments on index linked notes or asset linked notes will be calculated by reference to a specific measure or index.

Discount Notes:	Discount notes are notes that are offered or sold at a price less than their principal amount and called discount notes in the applicable pricing supplement or product supplement. They may or may not bear interest.

Redemption and Repayment:	If the notes are redeemable at our option debt (other than on the occurrence of the tax events described under “Description of debt securities — Tax redemption” in the accompanying prospectus) or repayable at the option of the holder before maturity, the pricing supplement or product supplement will specify:

• the initial redemption date on or after which we may redeem the notes or the repayment date or dates on which the holders may elect repayment of the notes,

• the redemption or repayment price, and

• the required prior notice to the holders.

Status:	The notes will constitute direct, unconditional and unsecured indebtedness and will rank equal in right of payment among themselves and, unless subordinated, with all of our existing and future unsecured and unsubordinated indebtedness.

Taxes:	Subject to certain exceptions, we will make all payments on the notes without withholding or deducting any taxes imposed by Norway. For further information, see the section in the prospectus entitled “Description of debt securities — Payments of additional amounts”.

Further Issuances:	We may from time to time, without the consent of existing holders, create and issue notes having the same terms and conditions as any other outstanding notes offered pursuant to a pricing supplement or product supplement in all respects, except for the issue date, initial offering price and, if applicable, the first payment of interest thereon. Additional notes issued in this manner will be consolidated with, and will form a single series with, any such other outstanding notes.

Listing:	Application has been made for notes issued during the period of twelve months from the date of this prospectus supplement to be listed on the Luxembourg Stock Exchange. We may also issue notes which will not be listed on any securities exchange or which will be listed on additional or other securities exchanges. We will specify in the pricing supplement or product supplement whether the notes will be listed on the Luxembourg Stock Exchange or another securities exchange or will be unlisted. We are under no obligation to list any issued notes and may in fact not do so.

Stabilization:	In connection with issues made under this program, a stabilizing manager or any person acting for the stabilizing manager may over-allot or effect transactions with a view to supporting the market price of notes issued under this program at a level higher than that which might otherwise prevail for a limited period after the issue date. However, there may be no obligation of the stabilizing manager or any agent of the stabilizing manager to do this. Any such stabilizing, if commenced, may be discontinued at any time, and must be brought to an end after a limited period. Such stabilizing shall be in compliance with all applicable laws, regulations and rules.

Governing Law:	The debt securities and the indenture will be governed by, and construed in accordance with, the laws of the State of New York, except that matters relating to the authorization and execution by us of the indenture and the debt securities issued under the indenture will be governed by the laws of Norway. There are no limitations under the laws of Norway or our Articles of Association on the right of non-residents of Norway to hold the debt securities issued.

Purchase Currency:	You must pay for notes by wire transfer in the specified currency. You may ask an agent to arrange for, at its discretion, the conversion of U.S. dollars or another currency into the specified currency to enable you to pay for the notes. You must make this request on or before the fifth Business Day preceding the issue date, or by a later date if the agent allows. The agent will set the terms for each conversion and you will be responsible for all currency exchange costs.
RATIOS OF EARNINGS TO FIXED CHARGES
      The following table shows our unaudited historical ratios of earnings to fixed charges for the periods indicated, computed in accordance with Norwegian GAAP and U.S. GAAP.

			Year Ended December 31,
	Nine Months Ended	Six Months Ended
	September 30, 2006	June 30, 2006	2005	2004	2003	2002	2001

Norwegian GAAP(1)	1.08	1.08	1.06	1.14	1.19	1.14	1.08
U.S. GAAP(1)(2)	*	—	—	1.62	—	1.37	1.48

*	Not available.

(1)	For purposes of the computation of these ratios of earnings to fixed charges, earnings include net income plus taxes and fixed charges. Fixed charges represent interest and commissions on debt, other borrowing expenses, estimates of the interest within rental expense and premiums or discounts on long-term debt issued. The ratio of U.S. GAAP earnings to fixed charges is based on U.S. GAAP income before extraordinary items.

(2)	Under U.S. GAAP, in 2003 fixed charges exceeded earnings by NOK 2,346 million as a result of a U.S. GAAP loss of NOK 516 million and U.S. GAAP fixed charges of NOK 1,830 million. In 2005 and at June 30, 2006, the U.S. GAAP ratio of earnings to fixed charges had a deficiency due to negative U.S. GAAP income before extraordinary items. The amount of the coverage deficiency was NOK 0.1 million in 2005 and NOK 1,066 million at June 30, 2006. See note 34 to our audited consolidated financial statements included in our Annual Report on Form 20-F/A for the fiscal year ended December 31, 2005 filed with the SEC August 29, 2006, which are incorporated into the prospectus by reference. Our U.S. GAAP losses were driven by the impact of market movements on the fair value of derivatives, for which hedge accounting is not applied under U.S. GAAP.

RISK FACTORS
      Your investment in the notes entails risks. This prospectus supplement does not describe all of the risks of an investment in the notes. You should consult your own financial and legal advisors about the risks entailed by an investment in the notes and the suitability of your investment in the notes in light of your particular circumstances. The notes are not an appropriate investment for investors who are unsophisticated with respect to the particular type of notes we may offer including foreign currency transactions or transactions involving the type of index or formula used to determine the amount payable or otherwise. You should also consider carefully, among other factors, the matters described in the documents incorporated herein by reference, particularly the “Risk Factors” beginning on page 6 of our Form 20-F/A for the year ended December 31, 2005, as filed with the SEC August 29, 2006, and any other matter described in any applicable pricing supplement or product supplement.
Our credit ratings may not reflect all risks of an investment in the notes
      The credit ratings of our medium-term note program may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or the trading value of, the notes. In addition, real or anticipated changes in our credit ratings will generally affect any trading market for, or trading value of, the notes.
Any decline in our credit ratings may affect the market value of your notes
      Our credit ratings are an assessment of our ability to pay our obligations, including those on the offered notes. Consequently, actual or anticipated declines in our credit ratings may affect the market value of your notes.
Early redemption may adversely affect your return on the notes
      If the notes are redeemable at our option, we may choose to redeem the notes at times when prevailing interest rates are relatively low. In addition, if the notes are subject to mandatory redemption, we may be required to redeem the notes also at times when prevailing interest rates are relatively low. As a result, you generally will not be able to re-invest the redemption proceeds in a comparable security at an effective interest rate as high as the notes being redeemed.
There may not be any trading market for the notes, many factors affect the trading market and value of the notes
      We cannot assure you a trading market for the notes will ever develop or be maintained. Unless the applicable pricing supplement or product supplement states otherwise, your notes will not be listed on any securities exchange or be included in any interdealer market quotation system. As a result, there may be little or no secondary market for your notes. Even if a secondary market for your notes develops, it may not provide significant liquidity and we expect the transaction costs in any secondary market will be high. As a result, the differences between bid and ask prices for your notes in any secondary market could be substantial. In addition to our own creditworthiness, many other factors may affect the trading market value of, and trading market for, the notes. These factors include:

•	the complexity and volatility of the index or formula applicable to the notes,

•	the method of calculating the principal, premium and interest in respect of the notes,

•	the time remaining to the maturity of the notes,

•	the outstanding amount of the notes,

•	any redemption features of the notes,

•	the amount of other securities linked to the index or formula applicable to the notes, and

•	the level, direction and volatility of market interest rates generally.

In addition, notes that are designed for specific investment objectives or strategies often experience a more limited trading market and more price volatility. There may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all. You should not purchase notes unless you understand and know you can bear all of the investment risks related to your notes.
Judgments of U.S. courts may not be enforceable against us
      There is no treaty between the United States and Norway providing for reciprocal recognition and enforcement of judgments rendered in connection with civil and commercial disputes. Judgments of U.S. courts, including those predicated on the civil liability provisions of the federal securities laws of the United States, may not be enforceable in Norwegian courts. Norwegian courts may review such judgments to confirm compliance with Norwegian public policy and mandatory provisions of law. As a result, our security holders that obtain a judgment against us in the United States may not be able to require us to pay the amount of the judgment. It may, however, be possible for a U.S. investor to bring an original action in a Norwegian court to enforce liabilities against us, or our affiliates, directors, officers or any expert named herein, who reside outside the United States, based upon the U.S. federal securities laws.
Foreign currency risks
Changes in exchange rates and exchange controls could result in a substantial loss to you
      If you measure returns in a currency other than the specified currency of the notes you are buying, you are subject to certain risks. For example, if you measure investment return in U.S. dollars, an investment in notes that are denominated in, or the payment of which is determined with reference to, a specified currency (as defined below) other than U.S. dollars entails significant risks that are not associated with a similar investment in securities denominated in U.S. dollars. Similarly, an investment in an index linked note on which all or part of any payment due is based on a currency other than U.S. dollars has significant risks that are not associated with a similar investment in non-index linked notes or index linked notes based on U.S. dollars. These risks include, without limitation:

•	the possibility of significant changes in rates of exchange between U.S. dollars and the specified currency, and

•	the possibility of the imposition or modification of foreign exchange controls with respect to the specified currency.
      These risks generally depend on factors over which we have no control, such as economic events, political events, and the supply of and demand for the relevant currencies.
      In recent years, rates of exchange between U.S. dollars and certain currencies have been highly volatile, and this volatility may continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any note. Depreciation against the U.S. dollar of a foreign currency or foreign currency units in which a note is denominated would result in a decrease in the effective yield of such note below its coupon rate, and in certain circumstances could result in a loss to the investor on a U.S. dollar basis.
      Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a foreign currency for making payments on a note denominated in such currency. We can give no assurances that exchange controls will not restrict or prohibit payments of principal, premium, if any, and interest, if any, in any currency or currency unit. Even if there are no actual exchange controls, it is possible that on an interest payment date or at maturity for any particular note, the foreign currency for such note would not be available to us to make payments of principal, premium and interest then due. In that event, we will make such payments in U.S. dollars. See “The unavailability of currencies could result in a substantial loss to you” below.

The unavailability of currencies could result in a substantial loss to you
      Except as we specify in the applicable pricing supplement or product supplement, if payment on a note is required to be made in a specified currency other than U.S. dollars and such currency is either unavailable due to the imposition of exchange controls or other circumstances beyond our control, no longer used by the government of the country issuing such currency, or no longer used for the settlement of transactions by public institutions of or within the international banking community, then all payments with respect to the note shall be made in U.S. dollars until such currency is again available or so used. The amount so payable on any date in such foreign currency shall be converted into U.S. dollars at a rate determined on the basis of the most recently available market exchange rate or as otherwise determined in good faith by us if the foregoing is impracticable. Any payment in respect of such note made under such circumstances in U.S. dollars will not constitute an event of default under the indenture.
      If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that original component currency as a component shall be replaced by the amounts of such two or more currencies having an aggregate value on the date of division equal to the amount of the former component currency immediately before such division.
      The notes will not provide for any adjustment to any amount payable as a result of any change in the value of the specified currency of those notes relative to any other currency due solely to fluctuations in exchange rates, or any redenomination of any component currency of any composite currency, unless that composite currency is itself officially redenominated.
      Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on notes made in a currency other than U.S. dollars will be made from an account at a bank located outside the United States, unless otherwise specified in the applicable pricing supplement or product supplement.
Judgments in a foreign currency could result in a substantial loss to you
      The notes will be governed by and construed in accordance with the laws of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than U.S. dollars. The Judiciary Law of New York State provides, however, that a judgment based on an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. If a note is denominated in a specified currency other than U.S. dollars, any judgment under New York law is required to be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at a rate of exchange prevailing on the date of entry of the judgment or decree.
Risks relating to index linked notes or notes linked to certain assets
Index linked notes or notes linked to certain assets may have risks not associated with a conventional debt security
      An investment in index linked notes or notes linked to certain assets (including, for example, credit linked notes, equity linked notes or commodity linked notes, each of which we refer to as an asset linked note) entails significant risks that are not associated with an investment in a conventional fixed rate debt security. Indexation of the interest rate of a note may result in an interest rate that is less than that payable on a conventional fixed rate debt security issued at the same time, including the possibility that no interest will be paid. Indexation of the principal of and/or premium on a note may result in an amount of principal and/or premium payable that is less than the original purchase price of the note, including the possibility that no amount will be paid. The secondary market for index linked notes or asset linked notes will be affected by a number of factors, in addition to and independent of our creditworthiness. Such factors include the volatility of the index or asset selected, the time remaining to the maturity, if any, of the notes, the amount outstanding of the notes and market interest rates. The value of an index or an asset can depend on a number of interrelated factors, including economic, financial and political events, over which we have no control. Additionally, if the formula used to determine the amount of principal, premium and interest, in each case if any, payable with respect to index linked notes contains a multiple or leverage factor, the effect of any change in the index will be increased. The historical experience of an index or the market price of an underlying asset (that is, the asset to which an asset linked note is linked) should not be taken as an indication of its future performance. With respect to asset linked notes providing for physical settlement, there is a risk that the asset may cease to be available or cease to have value. Thus, if you purchase an index linked note or asset linked note, you may lose all or a portion of the principal or other amount you invest and may receive no interest on your investment. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in index linked notes or asset linked notes.
Changes in the value of underlying assets of index linked notes or asset linked notes could result in a substantial loss to you
      An investment in index linked notes or asset linked notes may have significant risks that are not associated with a similar investment in a debt instrument that has a fixed principal amount, is denominated in U.S. dollars, and bears interest at either a fixed rate or a floating rate based on nationally published interest rate references.
      The risks of a particular index linked note or asset linked note will depend on the terms of that index linked note or asset linked note. Such risks may include, but are not limited to, the possibility of significant changes in the prices of the underlying assets or economic or other measures making up the relevant index. Underlying assets could include currencies, commodities, securities (individual or baskets), and indices.
      The risks associated with a particular index linked note or asset linked note generally depend on factors over which we have no control and which cannot readily be foreseen. These risks include economic events, political events, and the supply of, and demand for, the underlying assets.
      In recent years, currency exchange rates and prices for various underlying assets have been highly volatile. Such volatility may continue in the future. Fluctuations in rates or prices that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any index linked note or asset linked note.
      In considering whether to purchase index linked notes or asset linked note, you should be aware that the calculation of amounts payable on index linked notes may involve reference to prices that are published solely by third parties or entities which are not regulated by the laws of the United States.
      The risk of loss as a result of linking of principal or interest payments on index linked notes or asset linked note to an index and to the underlying assets can be substantial and you may lose all or a portion of the principal and other amount you invest and may receive no interest on your investment. You should consult your own financial and legal advisors as to the risks of an investment in index linked notes or asset linked notes.
The issuer of a security or currency that serves as an underlying asset or comprises part of an index may take actions that may adversely affect an index linked note or asset linked note
      The issuer of a note that serves as an underlying asset or an index or part of an index for an index linked note will have no involvement in the offer and sale of the index linked note and no obligations to the holder of the index linked note. The issuer may take actions, such as a merger or sale of assets, without regard to your interests. Any of these actions could adversely affect the value of a note linked or index linked to the security or to an index of which that security is a component.
      The index for an index linked note may include a currency, and the value of all asset linked notes that do not have physical settlement terms will be denominated in a currency. The government that issues that currency will have no involvement in the offer and sale of the index linked note and no obligations to the holder of the index linked note or asset linked note. That government may take actions that adversely affect the value of such a currency, and therefore the notes.

The volatility, availability and composition of indices could result in a substantial loss to you
      Certain indices are highly volatile. The expected principal amount payable at maturity of, or the interest rate on, a note based on a volatile index may vary substantially from time to time. Because the principal amount payable at the maturity of, or interest payable on, notes linked to an index is generally calculated based on the value of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the notes may be adversely affected by a fluctuation in the level of the relevant index.
      The volatility of any index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets. Any of these could adversely affect the value of or return on a note linked to such index.
      Certain indices reference several different currencies, commodities, securities or other financial instruments. The compiler of such an index typically reserves the right to alter the composition of the index and the manner in which the value of the index is calculated. Such an alteration may result in a decrease in the value of or return on a note which is linked to such index.
      An index or underlying asset may become unavailable due to such factors as war, natural disasters, cessation of publication of the index, or suspension of or disruption in trading in the currency or currencies, commodity or commodities, security or securities or other financial instrument or instruments comprising or underlying such index. If an index or underlying asset becomes unavailable, the determination of principal of or interest on a note linked to an index may be delayed or an alternative method may be used to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that such alternative methods of valuation will produce values identical to those which would be produced were the relevant index to be used. An alternative method of valuation may result in a decrease in the value of or return on a note linked to an index or an asset.
      Notes may be linked to indices which are not commonly utilized or have been recently developed. The lack of a trading history may make it difficult to anticipate the volatility or other risks to which such a note is subject. In addition, there may be less trading in such indices or instruments underlying such indices, which could increase the volatility of such indices and decrease the value of or return on notes relating thereto.

DESCRIPTION OF DEBT SECURITIES
      The following description supplements the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus under the heading “Description of debt securities”. The specific terms of the notes offered will be included in a pricing supplement or a product supplement. The accompanying prospectus contains a detailed summary of additional provisions of the notes and of the indenture, dated February 20, 2004, between Eksportfinans and The Bank of New York, as trustee (referred to as the trustee), under which the notes will be issued (the indenture). This is the same indenture under which we issued notes relating to Registration Statement Nos. 333-112973 and 333-124095. Certain provisions of this section are summaries of the accompanying prospectus and subject to its detailed provisions. You should read all the provisions of the accompanying prospectus, including information incorporated by reference, the applicable pricing supplement, any applicable product supplement and the indenture.
General terms of the notes
Principal amount
      We may offer from time to time the notes described in this prospectus supplement, in any applicable pricing supplement and in any applicable product supplement. We refer to the offering of the notes as our medium-term note program. The notes are being offered on a continuous basis.
Types of notes
      We may issue fixed rate notes and floating rate notes, which are distinguishable by the manner in which they bear interest.
Fixed rate notes
      Fixed rate notes are notes that typically bear interest at a fixed rate. However, fixed rate notes include zero coupon notes, which bear no interest and are instead issued at a price lower than the principal amount. Any interest will be paid on fixed rate notes on dates specified in the applicable pricing supplement or product supplement.
Floating rate notes
      Floating rate notes provide an interest rate determined, and adjusted periodically, by reference to any of the following interest rate bases or formulae: Commercial Paper Rate, LIBOR, EURIBOR, Prime Rate, Treasury Rate, CD Rate, CMT Rate, CMS Rate, Federal Funds Rate or any other rate specified in any applicable pricing supplement or product supplement. Interest will be paid on floating rate notes on dates determined at the time of issuance and as specified in any applicable pricing supplement or product supplement. In some cases the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and there may be a maximum rate and a minimum rate.
Index linked or asset linked notes
      The notes may be issued from time to time as notes of which the principal and premium and interest, if any, will be determined by reference to prices, changes in prices, or differences between prices, of currencies, commodities, derivatives, securities, baskets of securities, or indices based on other price, economic or other measures, in each case as set forth in the applicable pricing supplement or product supplement. These notes are referred to as index linked notes or asset linked notes. Holders of such notes may receive a principal amount at maturity, if any, that is greater than or less than the face amount of the notes depending upon the relative value of the specified index or underlying asset. Information as to the method for determining the amount of principal, premium and interest, in each case if any, payable in respect of index linked notes or asset linked notes, the time and manner of such payments, certain historical information with respect to the specified index or asset, material tax considerations and other information will be set forth in the applicable pricing supplement or product supplement. You should read carefully that information and the section entitled “Risk factors — Risks relating to index linked notes or notes linked to certain assets”.
Amortizing notes
      We may from time to time offer fixed rate notes on which all or a portion of the principal amount is payable before the stated maturity, if any, in accordance with a schedule, by application of a formula or by reference to an index. These notes are referred to as amortizing notes. Unless otherwise specified in the applicable pricing supplement or product supplement, interest on each amortizing note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to amortizing notes will be applied first to interest and then to principal. Further information concerning additional terms and provisions of amortizing notes, including repayment information, will be specified in the applicable pricing supplement or product supplement.
Exchangeable notes
      We may issue notes, which we refer to as exchangeable notes, that are optionally or mandatorily exchangeable into:

•	the securities of an entity other than the issuer, including securities of entities not affiliated with us,

•	a basket of those securities, or

•	any combination of the above.
      The exchangeable notes may or may not bear interest or be issued with original issue discount or at a premium. The general terms of the exchangeable notes are described below.
Optionally exchangeable notes
      The holder of an optionally exchangeable note may, during a period, or at a specific time or times, exchange the note for the underlying securities at a specified rate of exchange. If specified in the applicable pricing supplement or product supplement, we will have the option to redeem the optionally exchangeable note prior to maturity, if any. If the holder of an optionally exchangeable note does not elect to exchange the note prior to maturity, if any, or any applicable redemption date, the holder will receive the principal amount of the note plus any accrued interest at maturity, if any, or upon redemption.
Mandatorily exchangeable notes
      At maturity, if any, the holder of a mandatorily exchangeable note must exchange the note for the underlying securities at a specified rate of exchange, and, therefore, depending upon the value of the underlying securities at maturity, if any, the holder of a mandatorily exchangeable note may receive less than the principal amount of the note at maturity, if any. If so indicated in the applicable pricing supplement or product supplement, the specified rate at which a mandatorily exchangeable note may be exchanged may vary depending on the value of the underlying securities so that, upon exchange, the holder participates in a percentage, which may be less than, equal to, or greater than 100% of the change in value of the underlying securities. Mandatorily exchangeable notes may include notes where we have the right, but not the obligation, to require holders of notes to exchange their notes for the underlying securities.
Payments upon exchange
      The applicable pricing supplement or product supplement will specify whether upon exchange, at maturity, if any, or otherwise, the holder of an exchangeable note may receive, at the specified exchange rate, either the underlying securities or the cash value of the underlying securities. The underlying securities may be the securities of either U.S. or foreign entities or both. The exchangeable notes may or may not provide for protection against fluctuations in the exchange rate between the currency in which that note is denominated and the currency or currencies in which the market prices of the underlying security or securities are quoted. Exchangeable notes may have other terms, which will be specified in the applicable pricing supplement or product supplement.

Special requirements for exchange of global securities
      If an optionally exchangeable note is represented by a global note, the depositary’s nominee will be the holder of that note and therefore will be the only entity that can exercise a right to exchange. In order to ensure that the depositary’s nominee will timely exercise a right to exchange a particular note or any portion of a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in that note to notify the depositary of its desire to exercise a right to exchange. Different firms have different deadlines for accepting instructions from their customers. Each beneficial owner should consult the broker or other participant through which it holds an interest in a note in order to ascertain the deadline for ensuring that timely notice will be delivered to the depositary.
Payments upon acceleration of maturity or tax redemption
      If the principal amount payable at maturity, if any, of any exchangeable note is declared due and payable prior to maturity, if any, the amount payable on:

•	an optionally exchangeable note will equal the face amount of the note plus accrued interest, if any, to but excluding the date of payment, except that if a holder has exchanged an optionally exchangeable note prior to the date of acceleration or tax redemption without having received the amount due upon exchange, the amount payable will be an amount in cash equal to the amount due upon exchange and will not include any accrued but unpaid interest, and

•	a mandatorily exchangeable note will equal an amount determined as if the date of acceleration or tax redemption were the maturity date, if any, plus accrued interest, if any, to but excluding the date of payment.
      For the purpose of determining whether holders of the requisite principal amount of securities outstanding under the indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of index linked notes will be deemed to be the face amount of the index linked notes. In the event of an acceleration of the maturity, if any, of an index linked note, the principal amount payable to the holder of that note upon acceleration will be the principal amount determined by reference to the formula by which the principal amount of the note would be determined on the maturity date, if any, as if the date of acceleration were the maturity date, if any.
Original issue discount notes
      We may from time to time offer original issue discount notes. The applicable pricing supplement or product supplement for the original issue discount notes may provide that the holders will not receive periodic interest payments. Additional provisions relating to the original issue discount notes may be described in the applicable pricing supplement or product supplement. By an original issue discount note, we mean either:

•	a note, including any zero coupon note, that has a stated redemption price at stated maturity, if any, that exceeds its issue price by at least 0.25% of its stated redemption price at maturity, if any, multiplied by the number of full years from the original issue date to stated maturity, if any, or

•	any other note we designate as issued with original issue discount for U.S. Federal income tax purposes.
      For the purpose of determining whether holders of the requisite principal amount of notes outstanding under the indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of original issue discount notes shall be deemed to be the amount of the principal that would be due and payable upon acceleration of the stated maturity, if any, as of the date of such determination. See “U.S. taxation — U.S. Federal income tax consequences to U.S. holders — Original issue discount” below for further information about tax consequences of an investment in original issue discount notes.
Dual currency notes
      We may from time to time offer notes for which we have a one-time option to pay the principal, premium and interest, in each case if any, on the notes in an optional currency specified in the applicable pricing supplement that is a different currency from the currency specified in the note. These notes are referred to as dual currency notes. We shall specify in the applicable pricing supplement or product supplement for the dual currency note:

•	the specified currency,

•	the optional payment currency,

•	the designated exchange rate,

•	the option election dates, and

•	the interest payment dates for dual currency notes.
      The amounts payable and the method for calculating these amounts with respect to dual currency notes and any additional terms and conditions of any issue of dual currency notes will be specified in the applicable pricing supplement or product supplement.
Maturity
      Unless redeemed by us or repurchased at the option of the holder, or accelerated after a default, or otherwise each note, other than a note with no maturity date, will mature on a Business Day as specified in the applicable pricing supplement or product supplement.
Extension of maturity
      If we have provided in any note the option for us to extend the stated maturity, if any, for one or more periods, each an extension period, up to but not beyond the final maturity date, if any, described in the applicable pricing supplement or product supplement relating to such note, such pricing supplement or product supplement will indicate such option and the basis or formula, if any, for setting the interest rate, in the case of a fixed rate note, or the spread and/or spread multiplier, in the case of a floating rate note, applicable to any such extension period, and such pricing supplement or product supplement will describe any special tax consequences to holders of such notes.
      We may exercise such option with respect to a note by notifying the trustee of such exercise at least 45 but not more than 60 calendar days (unless otherwise specified in the applicable pricing supplement or product supplement) prior to the original stated maturity, if any, of such note, in effect prior to the exercise of such option. No later than 40 calendar days (unless otherwise specified in the applicable pricing supplement or product supplement) prior to the original stated maturity, if any, the trustee will mail to the holder of such note an extension notice relating to such extension period, first class, postage prepaid, setting forth:

•	our election to extend the stated maturity, if any, of such note,

•	the new stated maturity,

•	in the case of a fixed rate note, the interest rate applicable to the extension period or, in the case of a floating rate note, the spread and/or spread multiplier applicable to the extension period, and

•	the provisions, if any, for redemption during the extension period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the extension period.
      When the trustee has mailed an extension notice to the holder of a note, the stated maturity, if any, of such note shall be extended automatically as described in the extension notice, and, except as modified by the extension notice and as described in the next paragraph, such note will have the same terms as prior to the mailing of such extension notice.
      Notwithstanding the above, not later than 20 calendar days (unless otherwise specified in the applicable pricing supplement or product supplement) prior to the original stated maturity, if any, for a note, we may, at our option, revoke the interest rate, in the case of a fixed rate note, or the spread and/or spread multiplier, in the case of a floating rate note, provided for in the extension notice and establish a higher interest rate, in the case of a fixed rate note, or a higher spread and/or spread multiplier, in the case of a floating rate note, for the extension period by mailing or causing the trustee to mail notice of such higher interest rate or higher spread and/or spread multiplier, as the case may be, first class, postage prepaid, to the holder of such note. Such notice shall be irrevocable. All notes with respect to which the stated maturity, if any, is extended will bear such higher interest rate, in the case of a fixed rate note, or higher spread and/or spread multiplier, in the case of a floating rate note, for the extension period.
      If we elect to extend the stated maturity, if any, of a note, the direct holder of such note will have the option to elect repayment of such note by us at the original stated maturity, if any, at a price equal to the principal amount of such note plus any accrued interest to such date. In order for a note to be so repaid on the original stated maturity, if any, the direct holder must follow the procedures described below under “Optional early redemption (put)” for optional repayment, except that the period for delivery of such note or notification to the trustee shall be at least 25 but not more than 35 calendar days (unless otherwise specified in the applicable pricing supplement or product supplement) prior to the original stated maturity, if any, and except that a direct holder who has tendered a note for repayment pursuant to an extension notice may, by written notice to the trustee, revoke any such tender for repayment until the close of business on the tenth day prior to the original stated maturity, if any.
Redenomination
      If payments on the notes are to be made in a foreign currency and the issuing country of that currency becomes a participating member state of the European Monetary Union, then we may, solely at our option and without the consent of holders or the need to amend the indenture or the notes, redenominate all of those notes into euro (whether or not any other similar debt securities are so redenominated) on any interest payment date and after the date on which that country became a participating member state. We will give holders at least 30 calendar days’ notice of the redenomination, including a description of the way we will implement it.
      If we elect to redenominate a tranche of notes, the election to redenominate will have effect, as follows:

•	each denomination will be deemed to be denominated in such amount of euro as is equivalent to its denomination or the amount of interest so specified in the relevant foreign currency at the fixed conversion rate adopted by the Council of the European Union for the relevant foreign currency, rounded down to the nearest € 0.01,

•	after the redenomination date, all payments in respect of those notes, other than payments of interest in respect of periods commencing before the redenomination date, will be made solely in euro as though references in those notes to the relevant foreign currency were to euro. Payments will be made in euro by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee, or at the option of the payee, by a euro check,

•	if those notes are notes which bear interest at a fixed rate and interest for any period ending on or after the redenomination date is required to be calculated for a period of less than one year, it will be calculated on the basis of the applicable fraction specified in the applicable pricing supplement or product supplement,

•	if those notes are notes which bear interest at a floating rate, the applicable pricing supplement or product supplement will specify any relevant changes to the provisions relating to interest, and

•	such other changes shall be made to the terms of those notes as we may decide, after consultation with the trustee, and as may be specified in the notice, to conform them to conventions then applicable to debt securities denominated in euro or to enable those notes to be consolidated with other notes, whether or not originally denominated in the relevant foreign currency or euro. Any such other changes will not take effect until after they have been notified to the holders.

Ranking
      The notes will be unsecured indebtedness and, unless otherwise specified in any applicable pricing supplement or product supplement, will constitute a single series of debt securities issued under the indenture. Unless otherwise provided in the applicable pricing supplement or product supplement, the notes will rank equally in right of payment to all of our other existing and future unsecured and unsubordinated debt. If subordinated notes are issued as indicated in the applicable pricing supplement or product supplement, such notes will be subordinate in right of payment to the prior payment in full of all senior debt of the issuer, as described in the accompanying prospectus under the heading “Description of debt securities — Subordination”.
Rating
      A pricing supplement or product supplement may indicate that the notes are expected on issue to be assigned a particular rating by Moody’s Investors Service, Standard & Poor’s Ratings Services, a Division of the McGraw-Hill Companies or Fitch Ratings Limited. A security rating is not a recommendation to buy, sell or hold the securities and may be subject to revision, suspension or withdrawal at any time by the assigning rating organization. A security rating will depend on, among other things, the criteria used by the assigning rating organization in issuing ratings. Real or anticipated changes in the rating, including changes due to a change in the criteria used by the rating organization, will generally affect the value of the notes.
Form, exchange and transfer
      The form, exchange or transfer of notes will be described and effected as specified in the accompanying prospectus under the headings “Description of debt securities — Form, exchange and transfer” and “Description of debt securities — Global securities”.
      Unless the applicable pricing supplement or product supplement specifies otherwise, the notes will be represented by one or more global notes that will be deposited with and registered in the name of the Depository Trust Company (DTC) or its nominee. Additionally, from time to time as specified in the applicable pricing supplement or product supplement, we may issue the notes represented by one or more global notes deposited with and registered in the name of Euroclear (Euroclear) and/or Clearstream, Luxembourg (Clearstream) or their nominees.
      Except as described in the accompanying prospectus under “Description of debt securities — Global securities”, a global note is not exchangeable, except for a global note of like denomination to be registered in the name of the depositary or their respective nominees.
      Investors may elect to hold interests in the notes held by DTC through Clearstream or Euroclear if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through securities accounts in the names of Clearstream and Euroclear on the books of their respective depositaries, which in turn will hold such interests in the registered notes in securities accounts in the depositaries’ names on the books of DTC.
      Clearstream and Euroclear have provided us with the following information:
Clearstream
      Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (Clearstream participants) and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the agents. Clearstream participants in the U.S. are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly.
      Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
Euroclear
      Euroclear was created in 1968 to hold securities for participants of Euroclear (Euroclear participants) and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the Euroclear operator) under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
      The Euroclear operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finances Commission. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of the Euroclear System, and applicable Belgian law (collectively, the terms and conditions). The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.
      Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. depositary for Euroclear.
      Euroclear has further advised the issuer that investors that acquire, hold and transfer interests in the notes by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities certificates.
Global clearance and settlement procedures
      Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving notes through DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.
      Because of time zone differences, credits of notes received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such notes settled during such processing will be reported to the relevant Euroclear participants or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as the business day following settlement in DTC.
      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor the paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.
Currency
      The notes may be denominated in U.S. dollars or in foreign currencies or composite currency units, which will be described in any applicable pricing supplement or product supplement. Such foreign currency or composite currency unit is referred to as the specified currency. If a specified currency is not described in a pricing supplement or product supplement, the notes will be denominated in U.S. dollars and payments of principal, premium and interest, in each case if any, will be made in U.S. dollars in the manner described in this prospectus supplement. If any of the notes are to be denominated in a foreign currency, additional information about the terms of these notes and other matters of interest to the holders of these notes will be described in a pricing supplement or product supplement.
Denominations
      The authorized denominations of the notes denominated in U.S. dollars will be $1,000.00 and any multiple thereof unless otherwise specified in any applicable pricing supplement or product supplement. The authorized denominations of notes denominated in a foreign currency will be set forth in any applicable pricing supplement or product supplement.
Payment of principal and interest
Payments on book-entry notes
Notes denominated in U.S. dollars
      Payments of principal, premium and interest, in each case if any, on the notes will be made pursuant to the applicable procedures of the depositary detailed in the accompanying prospectus under the heading “Description of debt securities – Global securities”.
Notes denominated other than in U.S. dollars
      We understand that pursuant to the current practices of DTC, DTC elects to have all payments made on global notes for which it is the depositary made in U.S. dollars, regardless of the specified currency, unless notified by a bank or broker participating in its book-entry system through which an indirect holder’s beneficial interest in a global note may be held, that such indirect holder elects to receive payment in the specified currency outside of the facilities of DTC. Unless otherwise specified in the applicable pricing supplement or product supplement, the following must occur for a beneficial owner of notes in book-entry form that are denominated in a specified currency other than U.S. dollars to receive payments of principal or any premium or interest in that specified currency:

•	The beneficial owner must notify the participant of the depositary through which its interest is held on or before the applicable regular record date, in the case of a payment of interest, and on or before the sixteenth day, whether or not a Business Day, before the stated maturity of the notes (if any), in the case of principal or premium, of the beneficial owner’s election to receive all or a portion of any payment in a specified currency; the participant must notify the depositary of any election on or before the third Business Day after the regular record date, and

•	The depositary must notify the paying agent of the election on or before the fifth Business Day after the regular record date in the case of payment of interest or the tenth Business Day prior to the payment date for any payment of principal or premium.
      If complete instructions are received by the participant and forwarded to the depositary, and forwarded by the depositary to the paying agent, on or before the relevant dates, the beneficial owner of the notes in book-entry form will receive payment in the specified currency and the paying agent will pay such amount in the specified currency to the participant directly. See additional discussion with respect to non-U.S. dollar denominated notes in “Special provisions relating to foreign currency notes”. If the preceding procedures are not followed, an indirect owner will receive payment through the facilities of the depositary in U.S. dollars.
Payment on certificated notes
Notes denominated in U.S. dollars
      Where payments of principal, premium and interest, in each case if any, and interest for a certificated note are to be made in U.S. dollars, payments will be made in immediately available funds, provided that the note is presented to the trustee in time for the trustee to make the payments in such funds in accordance with its normal procedures. Notwithstanding the foregoing, where payments of interest and, in the case of amortizing notes, principal and premium, if any, with respect to any certificated note, other than amounts payable at maturity, if any, are to be made in U.S. dollars, the payments may, at our option, be paid by check mailed to the address of the person in whose name a certificated note is registered at the close of business on the applicable record date, as such address appears in the security register.
Notes denominated other than in U.S. dollars
      Unless we otherwise indicate in the applicable pricing supplement or product supplement, payments of principal, premium and interest, in each case if any, with respect to any certificated note to be made in a specified currency other than U.S. dollars will be paid in immediately available funds by wire transfer to such account maintained by the holder with a bank designated by the holder on or prior to the regular record date or at least 15 calendar days prior to maturity, if any, as the case may be, provided that such bank has the appropriate facilities for such a payment in the specified currency. However, it is also necessary that with respect to payments of principal, premium and interest, in each case if any, at maturity, if any, the note is presented to the trustee in time for the trustee to make such payment in accordance with its normal procedures, which shall require presentation no later than two Business Days prior to maturity, if any, in order to ensure the availability of immediately available funds in the specified currency at maturity, if any. A holder must make such designation by filing the appropriate information with the trustee and, unless revoked, any such designation made with respect to any note will remain in effect with respect to any further payments payable to such holder with respect to such note.
      If we so specify in the applicable pricing supplement or product supplement, payments of principal and premium, in each case if any, and interest with respect to any foreign currency note that is a certificated note, will be made in U.S. dollars if the holder of such note elects to receive all such payments in U.S. dollars by delivery of a written request to the trustee either on or prior to the regular record date for such certificated note or at least 15 calendar days prior to maturity, if any. Such election may be in writing, mailed or hand delivered, or by cable, telex or other form of facsimile transmission, to the trustee. A holder of a foreign currency note which is a certificated note may elect to receive payment in U.S. dollars for all principal, premium and interest payments, in each case if any and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the trustee, but written notice of such revocation must be received by the trustee either on or prior to the regular record date or at least 15 calendar days prior to maturity, if any.
      Holders of foreign currency notes whose notes are held in the name of a broker or nominee should contact such broker or nominee to determine whether and how an election to receive payments in U.S. dollars may be made.
Calculation of exchange rate
      The U.S. dollar amount to be received by a holder of a note with a specified currency other than U.S. dollars, whether such note is held in certificated or book-entry form, will be based upon the exchange rate as determined by the exchange rate agent based on the most favorable bid quotation of U.S. dollars for us received by such exchange rate agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers in The City of New York selected by the exchange rate agent and approved by us, one of which may be the exchange rate agent, for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the specified currency payable on such payment date in respect of all notes denominated in such specified currency. If three quoting dealers are not available, then two dealers will be used. If no such bid quotations are available, payments will be made in the specified currency, unless such specified currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control, in which case payment will be made as described below under “Special provisions relating to foreign currency notes”. All currency exchange costs will be borne by the holders of such notes by deductions from such payments. Unless we otherwise specify in the applicable pricing supplement or product supplement, Citibank N.A., will be the exchange rate agent for the notes.
      In the event of an official redenomination of a specified currency for a note, our obligations with respect to payments on a note denominated in that currency will be deemed immediately following such redenomination to provide for payment of equivalent amounts of redenominated currency. In no event will any adjustment be made to any amount payable under a note as a result of any change in the value of a specified currency relative to any other currency due solely to fluctuations in exchange rates.
Interest and interest rates
      Unless otherwise specified in the applicable pricing supplement or product supplement, each note will accrue any interest from and including its date of issue or from and including the most recent date to which interest on the note has been paid or duly provided for. The applicable pricing supplement or product supplement will designate whether a particular note bears interest at a fixed or floating rate. In the case of a floating rate note, the applicable pricing supplement or product supplement will also specify whether the note will bear interest based on the Commercial Paper Rate, LIBOR, EURIBOR, the Prime Rate, the Treasury Rate, the CD Rate, the CMT Rate, the CMS Rate, the Federal Funds Rate or on another interest rate or combination of interest rate bases set forth in the applicable pricing supplement or product supplement.
      The rate of interest on floating rate notes will reset daily, weekly, monthly, quarterly, semi-annually, annually or otherwise. The reset dates will be specified in the applicable pricing supplement or product supplement and on the face of each note. See “Interest rate reset” below. In addition, the applicable pricing supplement or product supplement will specify the spread or spread multiplier, if any, and the maximum interest rate or minimum interest rate, if any, applicable to each floating rate note.
      The interest rate on the notes will in no event be higher than the maximum rate permitted by applicable law.

      Interest on a note will be payable on the first interest payment date following its date of issue, unless the date of issue is on or after the record date for the first interest payment date, in which case interest will be payable beginning on the second interest payment date following the date of issuance.
      If any interest payment date with respect to any floating rate note, other than an interest payment date that is also the maturity date of that note, if any, falls on a day that is not a Business Day, that interest payment date will be postponed to the next day that is a Business Day and interest will continue to accrue. However, in the case of a LIBOR or EURIBOR note, if the next Business Day is in the following calendar month, the interest payment date will be the preceding Business Day. If the maturity date, if any, of any floating or fixed rate note, or an interest payment date for any fixed rate note falls on a day that is not a Business Day, payment of principal, premium, interest, in each case if any, with respect to that note will be paid on the next Business Day. No interest on that payment will accrue from and after that maturity date, if any, or interest payment date. Interest payable at maturity, if any, will be payable to the person to whom principal is payable.
      Interest rates we offer with respect to the notes may differ depending upon, among other things, the aggregate principal amount of notes purchased in any single transaction. We may from time to time change interest rates, interest rate formulas and other variable terms of the notes. No change, however, will affect any note already issued or as to which an offer to purchase has been accepted by us.
Fixed rate notes
      The applicable pricing supplement or product supplement relating to an offering of fixed rate notes will designate one or more fixed rates of interest per year payable on the notes. The rate may change as described above under “Extension of maturity” and below under “Interest rate reset”. The rate of interest may be zero. Interest on the notes will be payable in arrears on the interest payment dates specified in the applicable pricing supplement or product supplement. Unless otherwise specified in the applicable pricing supplement or product supplement, the regular record dates for payment of interest will be the date (whether or not a Business Day) that is 15 calendar days (unless otherwise specified in the applicable pricing supplement or product supplement) immediately preceding the interest payment dates specified in the applicable pricing supplement or product supplement; and interest, if any, on U.S. dollar-denominated fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months.
Floating rate notes
      Unless we otherwise specify in the applicable pricing supplement or product supplement, each floating rate note will bear interest at a variable rate determined by reference to an interest rate formula or formulas, which may be adjusted by adding or subtracting the spread and/or multiplying by the spread multiplier, each as described below. A floating rate note may also have either or both of the following:

•	a maximum numerical interest rate limitation, or ceiling, on the rate of interest which may accrue during any interest period, and

•	a minimum numerical interest rate limitation, or floor, on the rate of interest that may accrue during any interest period.
      The spread is the number of basis points specified by us in the applicable pricing supplement or product supplement as being applicable to the interest rate for such note. The spread multiplier is the percentage specified by us in the applicable pricing supplement or product supplement as being applicable to the interest rate for such note.
      The applicable pricing supplement or product supplement relating to a floating rate note will designate an interest rate basis or bases for such floating rate note. Such basis or bases may be:

•	the Commercial Paper Rate, in which case such note will be a Commercial Paper Rate note,

•	LIBOR, in which case such note will be a LIBOR note,

•	EURIBOR in which case such note will be a EURIBOR note,

•	the Prime Rate, in which case such note will be a Prime Rate note,

•	the Treasury Rate, in which case such note will be a Treasury Rate note,

•	the CD Rate, in which case such note will be a CD Rate note,

•	the CMT Rate, in which case such note will be a CMT Rate note,

•	the CMS Rate, in which case such note will be a CMS Rate note,

•	the Federal Funds Rate, in which case such note will be a Federal Funds Rate note, or

•	such other interest rate formula or formulae (which may include a combination of more than one of the interest rate bases described above) as may be described in the applicable pricing supplement or product supplement.
      In addition, in the applicable pricing supplement or product supplement we will define or particularize for each note the following terms, if applicable: initial interest rate, interest payment dates, Index Maturity, Index Currency, Calculation Date and Interest Reset Date with respect to such note.
      Unless otherwise specified in the applicable pricing supplement or product supplement, Citibank, N.A. will be the calculation agent with respect to the calculation of rates of interest payable on floating rate notes. The calculation agent will promptly notify the trustee (and, in the case of floating rate notes listed on the Luxembourg Stock Exchange, the Luxembourg paying agent) of each determination of the interest rate. The calculation agent will also notify the trustee (and, in the case of floating rate notes listed on the Luxembourg Stock Exchange, the Luxembourg paying agent) of the interest rate, the interest amount, the interest period and the interest payment date related to each interest reset date as soon as such information is available. The calculation agent and the Luxembourg paying agent will make such information available to the holders of such notes upon request and, in the case of notes listed on the Luxembourg Stock Exchange, the Luxembourg Stock Exchange. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error. Upon the request of a registered holder of a floating rate note, the calculation agent will provide the interest rate then in effect and, if different, the interest rate that will become effective as a result of a determination made on the most recent Interest Determination Date with respect to that floating rate note.
      Unless otherwise specified in the applicable pricing supplement or product supplement:

•	the regular record date for payment of interest will be the fifteenth day before the day on which interest will be paid, whether or not such day is a Business Day, and

•	each interest payment on any floating rate note will include interest accrued from and including the date of issue or the last date to which interest has been paid, as the case may be, to, but excluding, the applicable interest payment date or the date of maturity, if any, as the case may be.
      Accrued interest on a floating rate note will be calculated by multiplying the principal amount of the note by an accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable pricing supplement or product supplement, the interest factor for each day is computed by dividing the interest rate in effect on that day by:

•	the actual number of days in the year, in the case of Treasury Rate notes and CMT rate notes, or

•	360 days, in the case of all other floating rate notes.
      The interest rate on a floating rate note in effect on any day will be:

•	if the day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date relating to that Interest Reset Date, or

•	if the day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date relating to the preceding Interest Reset Date.

      The interest rate in effect for the period from the date of issue to, but excluding, the first Interest Reset Date will be the initial interest rate specified in the applicable pricing supplement or product supplement.
      Except as otherwise specified in the applicable pricing supplement or product supplement, all percentages and decimals resulting from any calculation of interest on floating rate notes will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545% (or 0.09876545) will be rounded to 9.87655% (or 0.0987655) and 9.876544% (or 0.09876544) will be rounded to 9.87654% (or 0.0987654). All dollar amounts used in or resulting from any such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards) and, in the case of notes denominated in a specified currency other than U.S. dollars, to the nearest corresponding hundredth of a unit. Amounts of one-half cent, or five one-thousandths of a unit, or more will be rounded upward.
Commercial Paper Rate notes
      A Commercial Paper Rate note will bear interest at an interest rate calculated with reference to the Commercial Paper Rate and the spread or spread multiplier, if any, as specified in the Commercial Paper Rate note and the applicable pricing supplement or product supplement.
      Unless otherwise specified in the applicable pricing supplement or product supplement, the “Commercial Paper Rate” for any Interest Determination Date is the Money Market Yield of the rate on that date for commercial paper having the Index Maturity specified in the applicable pricing supplement or product supplement, as published in H.15(519), on the Calculation Date pertaining to that Interest Determination Date under the heading “Commercial paper — Nonfinancial”.
      The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

•	If the rate is not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date, the Commercial Paper Rate will be the Money Market Yield of the rate on that Interest Determination Date for commercial paper having the Index Maturity designated in the applicable pricing supplement or product supplement, as published in H.15 Daily Update under the heading “Commercial paper — Nonfinancial”.

•	If the rate is not published in either H.15(519) or H.15 Daily Update by 3:00 p.m., New York City time, on the Calculation Date, then the calculation agent will determine the Commercial Paper Rate to be the Money Market Yield of the arithmetic mean of the following offered rates for commercial paper having the Index Maturity specified in the applicable pricing supplement or product supplement and placed for an industrial issuer whose senior unsecured bond rating is “AA”, or the equivalent, from a nationally recognized rating agency: the rates offered as of 11:00 a.m., New York City time, by three leading dealers of commercial paper in The City of New York. The calculation agent, after consultation with us, will select the three dealers referred to above. These dealers may include one or more of the agents named on the cover of this prospectus supplement or their affiliates.

•	If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the Commercial Paper Rate will be the Commercial Paper Rate in effect on that Interest Determination Date or, if that Interest Determination Date is the first Interest Determination Date, the initial interest rate.
LIBOR notes
      A LIBOR note will bear interest at an interest rate, calculated with reference to the London Interbank Offered Rate (LIBOR) and the spread or spread multiplier, if any, as specified in the LIBOR note and the applicable pricing supplement or product supplement. Unless otherwise specified in the applicable pricing supplement or product supplement, the calculation agent will determine LIBOR as follows:
      With respect to each interest determination date:

•	If “LIBOR Moneyline Telerate” is specified in the applicable pricing supplement or product supplement, LIBOR will be the rate for deposits in the Index Currency having the Index Maturity specified in the applicable pricing supplement or product supplement, on that Interest Determination Date, as that rate appears on the Designated LIBOR Page as of 11:00 a.m., London time, on that Interest Determination Date.

•	If “LIBOR Reuters” is specified in the applicable pricing supplement or product supplement, LIBOR will be the arithmetic mean of the offered rates for deposits in the Index Currency having the Index Maturity specified in the applicable pricing supplement or product supplement, on that Interest Determination Date, as those rates appear on the Designated LIBOR Page as of 11:00 a.m., London time, on that Interest Determination Date, if at least two such offered rates appear on the Designated LIBOR Page.

•	If neither “LIBOR Moneyline Telerate” nor “LIBOR Reuters” is specified in the applicable pricing supplement or product supplement as the method for calculating LIBOR, LIBOR will be calculated as if “LIBOR Telerate” had been specified.

•	If the Designated LIBOR Page by its terms provides only for a single rate, that single rate will be used regardless of the foregoing provisions requiring more than one rate.

      With respect to any Interest Determination Date on which fewer than the required number of applicable rates appear or no rate appears on the applicable Designated LIBOR Page, the calculation agent will determine LIBOR as follows:

•	LIBOR will be determined on the basis of the rates, at approximately 11:00 a.m., London time, on the Interest Determination Date, offered by four major banks in the London interbank market to prime banks in the London interbank market for deposits in the Index Currency having the Index Maturity designated in the applicable pricing supplement or product supplement, on that Interest Determination Date, and in a principal amount equal to an amount not less than U.S. $1 million that is representative of a single transaction in the market at that time. The calculation agent will select the four banks after consultation with us and request the principal London office of each of those banks to provide a quotation of its rate. These banks may include one or more of the agents named on the cover of this prospectus supplement or their affiliates. If at least two quotations are provided, LIBOR for that Interest Determination Date will be the arithmetic mean of those quotations.

•	If fewer than two quotations are provided as mentioned above, LIBOR will be the arithmetic mean of the rates for loans of the following kind to European banks quoted, at approximately 11:00 a.m., in the applicable Financial Center, on the Interest Determination Date, by three major banks in the applicable Financial Center: loans in the Index Currency, having the Index Maturity designated in the applicable pricing supplement or product supplement, on that Interest Determination Date and in a principal amount equal to an amount not less than U.S.$1 million that is representative for a single transaction in that market at that time. The calculation agent, after consultation with us, will select the three banks referred to above. These banks may include one or more of the agents named on the cover of this prospectus supplement or their affiliates.

•	If fewer than three banks selected by the calculation agent are quoting as mentioned above, LIBOR will be LIBOR in effect during the prior interest period that Interest Determination Date or, if that Interest Determination Date is the first Interest Determination Date, the initial interest rate.
EURIBOR notes
      Each EURIBOR note will bear interest at an interest rate equal to the Euro Interbank Offered Rate (EURIBOR) and any spread or spread multiplier as specified in the note and the applicable pricing supplement or product supplement.
      Unless otherwise specified in the applicable pricing supplement or product supplement, the calculation agent will determine EURIBOR on each Interest Determination Date as follows:
      The calculation agent will determine the offered rates for deposits in euro for the period of the Index Maturity specified in the applicable pricing supplement or product supplement, commencing on the Interest Reset

Date, which appears on page 248 on the Bridge Telerate Service or any successor service or any page that may replace page 248 on that service which is commonly referred to as ‘Telerate Page 248’ as of 11:00 a.m., Brussels time, on that date.
      If EURIBOR cannot be determined on an Interest Determination Date as described above, then the calculation agent will determine EURIBOR as follows:

•	The calculation agent for the EURIBOR note will select four major banks in the Euro-zone interbank market. These banks may include one or more of the agents named on the cover of this prospectus supplement or their affiliates.

•	The calculation agent will request that the principal Euro-zone offices of those four selected banks provide their offered quotations to prime banks in the Euro-zone interbank market at approximately 11:00 a.m., Brussels time, on the Interest Determination Date. These quotations shall be for deposits in euro for the period of the Index Maturity, commencing on the Interest Reset Date. Offered quotations must be based on a principal amount equal to at least U.S. $1,000,000.00 or the approximate equivalent in euro that is representative of a single transaction in such market at that time.
      If two or more quotations are provided, EURIBOR will be the arithmetic mean of those quotations. If less than two quotations are provided, the calculation agent will select four major banks in the Euro-zone. These banks may include one or more of the agents named on the cover of this prospectus supplement or their affiliates and follow the two steps below:

•	The calculation agent will then determine EURIBOR as the arithmetic mean of rates quoted by those four major banks in the Euro-zone to leading European banks at approximately 11:00 a.m., Brussels time, on the Interest Determination Date. The rates quoted will be for loans in euro, for the period of the Index Maturity, commencing on the Interest Reset Date. Rates quoted must be based on a principal amount of at least U.S. $1,000,000.00 or the approximate equivalent in euro that is representative of a single transaction in such market at that time.

•	If the banks so selected by the calculation agent are not quoting rates as described above, EURIBOR for the interest period will be the same as for the immediately preceding interest period. If there is no preceding interest period, EURIBOR will be the initial interest rate.
Prime Rate notes
      A Prime Rate note will bear interest at an interest rate calculated with reference to the Prime Rate and the spread or spread multiplier, if any, as specified in the Prime Rate note and the applicable pricing supplement or product supplement.
      Unless otherwise specified in the note and the applicable pricing supplement or product supplement, the “Prime Rate” for any Interest Determination Date is the prime rate or base lending rate on that date, as published in H.15(519), on the Calculation Date pertaining to the Interest Determination Date under the heading “Bank prime loan” or any successor heading.
      The following procedures will be followed if the Prime Rate cannot be determined as described above:

•	If the rate is not published in H.15(519) prior to 3:00 p.m., New York City time, on the Calculation Date, then the Prime Rate will be the rate on the Interest Determination Date as published in H.15 Daily Update opposite the heading “Bank prime loan” or another recognized electronic source.

•	If the above rate is not published in either H.15(519) or H.15 Daily Update by 3:00 p.m., New York City time, on the Calculation Date, then the calculation agent will determine the Prime Rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 as that bank’s prime rate or base lending rate in effect for that Interest Determination Date.

•	If fewer than four rates appear on the Reuters Screen USPRIME1 as of 11:00 a.m., New York City time, on the Interest Determination Date, then the Prime Rate will be the arithmetic mean of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on the Interest Determination Date by four major banks in The City of New York selected by the calculation agent from a list approved by us. These banks may include one or more of the agents named on the cover of this prospectus supplement or their affiliates.

•	If fewer than four quotations as described in the paragraph immediately above are provided, then the Prime Rate will be the arithmetic mean of the prime rates or base lending rates furnished by the appropriate number of substitute U.S. banks or trust companies in The City of New York that are subject to supervision or examination by federal or state authority. The calculation agent will select the banks or trust companies referred to above from a list approved by us. These banks may include one or more of the agents named on the cover of this prospectus supplement or their affiliates.

•	If the banks selected by the calculation agent are not quoting as mentioned above, the Prime Rate will be the Prime Rate in effect on that Interest Determination Date or, if that Interest Determination Date is the first Interest Determination Date, the initial interest rate.

Treasury Rate notes
      A Treasury Rate note will bear interest at an interest rate calculated with reference to the Treasury Rate and the spread or spread multiplier, if any, as specified in the Treasury Rate note and the applicable pricing supplement or product supplement.
      Unless otherwise specified in the applicable pricing supplement, the “Treasury Rate” for any Interest Determination Date is the rate set at the most recent auction of direct obligations of the United States (Treasury bills) having the Index Maturity designated in the applicable pricing supplement or product supplement, as that rate appears on either Telerate Page 56 or Telerate Page 57 (or any pages that may replace such pages) under the heading “Investment Rate”.
      The following procedures will be followed if the Treasury Rate cannot be determined as described above:

•	If the above rate is not published on Telerate Page 56 or Telerate Page 57 (or any pages that may replace those pages) by 3:00 p.m., New York City time, on the Calculation Date, the Treasury Rate will be the Bond Equivalent Yield of the auction average rate, as otherwise announced by the United States Department of the Treasury, for the Interest Determination Date.

•	If the results of the most recent auction of Treasury bills having the Index Maturity designated in the applicable pricing supplement or product supplement are not published or announced as described above by 3:00 p.m., New York City time, on the Calculation Date, or if no auction is held in a particular week, the Treasury Rate will be the Bond Equivalent Yield of the rate set forth in H.15(519) for the Interest Determination Date opposite the Index Maturity under the heading “U.S. government securities/ Treasury bills/ Secondary market”.

•	If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date, the Treasury Rate will be the Bond Equivalent Yield of the rate set forth in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, for the Interest Determination Date in respect of the Index Maturity under the heading “U.S. government securities/ Treasury bills/ Secondary market”.

•	If the above rate is not published in H.15(519), H.15 Daily Update or another recognized source by 3:00 p.m., New York City time, on the Calculation Date, then the calculation agent will determine the Treasury Rate to be the Bond Equivalent Yield of the arithmetic mean of the following secondary market bid rates for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement or product supplement: the rates bid as of approximately 3:30 p.m., New York City time, on the Interest Determination Date by three leading primary United States government securities dealers. The calculation agent, after consultation with us will select the three dealers referred to above. These dealers may include one or more of the agents named on the cover of this prospectus supplement or their affiliates.

•	If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the Treasury Rate will be the Treasury Rate in effect on that Interest Determination Date or, if that Interest Determination Date is the first Interest Determination Date, the initial interest rate.
CD Rate notes
      A CD Rate note will bear interest at an interest rate calculated with reference to the CD Rate and the spread or spread multiplier, if any, as specified in the CD Rate note and the applicable pricing supplement or product supplement.
      Unless otherwise specified in the applicable pricing supplement or product supplement, the CD Rate for any Interest Determination Date is the rate on that date for negotiable certificates of deposit having the Index Maturity specified in the applicable pricing supplement or product supplement, as published in H.15(519), on the Calculation Date pertaining to that Interest Determination Date under the heading “CDs (secondary market)” or any successor heading.
      The following procedures will be followed if the CD Rate cannot be determined as described above:
      If the rate is not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date, the CD Rate will be the rate on that Interest Determination Date for negotiable U.S. dollar certificates of deposit having the Index Maturity designated in the applicable pricing supplement or product supplement as published in H.15 Daily Update under the heading “CDs (secondary market)” or any successor heading, or another recognized electronic source.
      If the rate is not published in either H.15(519) or H.15 Daily Update by 3:00 p.m., New York City time, on the Calculation Date, then the calculation agent will determine the CD Rate to be the arithmetic mean of the following secondary market offered rates for negotiable certificates of deposit of major United States money-center banks of the highest credit standing with a remaining maturity closest to the Index Maturity designated in the applicable pricing supplement or product supplement, and in a denomination of U.S. $5,000,000.00: the rates offered as of 10:00 a.m., New York City time, on that Interest Determination Date, by three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in The City of New York. The calculation agent, after consultation with us, will select the three dealers referred to above. These dealers may include one or more of the agents named on the cover of this prospectus supplement or their affiliates.
      If fewer than three dealers are quoting as mentioned above, the CD Rate will be the CD Rate in effect on that Interest Determination Date or, if that Interest Determination Date is the first Interest Determination Date, the initial interest rate.
CMT Rate notes
      A CMT Rate note will bear interest at an interest rate calculated with reference to the CMT Rate and the spread or spread multiplier, if any, as specified in the CMT Rate notes and the applicable pricing supplement or product supplement.
      Unless otherwise specified in the applicable pricing supplement or product supplement, the “CMT Rate” for any Interest Determination Date is the rate displayed on the Designated CMT Moneyline Telerate Page by 3:00 p.m., New York City time, on the Calculation Date pertaining to the Interest Determination Date under the heading (or any successor heading) “Treasury Constant Maturities-Federal Reserve Board Release H.15-Mondays Approximately 3:45 p.m.”, under the column for the Index Maturity specified in the applicable pricing supplement or product supplement for:

•	if the Designated CMT Moneyline Telerate Page is 7051 (or any page that may replace that page), such Interest Determination Date,

•	if the Designated CMT Moneyline Telerate Page is 7052 (or any page that may replace that page), the week, or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs, or

•	if no page is specified, the Designated CMT Moneyline Telerate Page is 7052 (or any page that may replace that page) and the second bullet point immediately above applies.
      The following procedures will be used if the CMT Rate cannot be determined as described above:

•	If the above rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the Calculation Date, then the CMT Rate will be the Treasury constant maturity rate, or if the applicable CMT Telerate page is 7052 (or any page that may replace that page), the one-week or one-month, as applicable, average rate, for the Index Maturity for the Interest Determination Date, as published in H.15(519).

•	If that rate is no longer published in H.15(519), or if not displayed by 3:00 p.m., New York City time, on the Calculation Date, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, or if the applicable CMT Telerate page is 7052 (or any page that may replace that page), the one-week or one-month, as applicable, average rate, for the Index Maturity for the Interest Determination Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519).

•	If that information is no longer provided by 3:00 p.m., New York City time, on the Calculation Date, then the calculation agent will determine the CMT Rate to be a yield to maturity based on the arithmetic mean of the following secondary market offered rates for the most recently issued direct noncallable fixed rate obligations of the United States (Treasury Notes) with an original maturity of approximately the Index Maturity and a remaining term to maturity of not less than the Index Maturity minus one year: the rates reported as of approximately 3:30 p.m., New York City time, on the Interest Determination Date, by three leading primary United States government securities dealers in The City of New York, according to their written records. The calculation agent will select, after consultation with us, five leading primary United States government securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and one of the lowest quotations.

•	If the calculation agent cannot obtain three Treasury Note quotations, the calculation agent will determine the CMT Rate to be a yield to maturity based on the arithmetic mean of the following secondary market offered rates for the most recently issued Treasury Notes with an original maturity of the number of years that is the next highest to the Index Maturity, a remaining term to maturity closest to the Index Maturity and in an amount of at least U.S. $100 million: the offered rates as of approximately 3:30 p.m., New York City time, on the Interest Determination Date, of three leading primary United States government securities dealers in The City of New York, selected using the same method described above.

•	If three or four (but not five) reference dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offered rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

•	If fewer than three leading primary United States government securities dealers selected by the calculation agent are quoting as described above, the CMT Rate will be the CMT Rate in effect that Interest Determination Date or, if that Interest Determination Date is the first Interest Determination Date, the initial interest rate.
CMS Rate notes
      A CMS Rate note will bear interest at an interest rate calculated with reference to the CMS Rate and the spread or spread multiplier, if any, as specified in the CMS Rate notes and the applicable pricing supplement or product supplement.
      Unless otherwise specified in the applicable pricing supplement or product supplement, the “CMS Rate” for any Interest Determination Date is the rate displayed on the Moneyline Telerate Page 42276 (or any page that may replace that page) by 11:00 a.m., New York City time, on the Calculation Date pertaining to the Interest Determination Date under the heading (or any successor heading) “RATES AS AT 11:00 EST (16:00 GMT)”, under the column for the Index Maturity specified in the applicable pricing supplement or product supplement for that Interest Determination Date.
      The following procedures will be used if the CMS Rate cannot be determined as described above:

•	If the above rate is no longer displayed on the relevant page, or if not displayed by 11:00 a.m., New York City time, on the Calculation Date, then the CMS Rate will be the rate for U.S. Dollar swaps with a maturity of the Index Maturity designated in the applicable pricing supplement or product supplement, expressed as a percentage, which appears on the Reuters Screen ISDAFIX1 Page as of 11:00 a.m., New York City time, on the Calculation Date.

•	If that information is no longer displayed by 11:00 a.m., New York City time, on the Calculation Date, then the CMS rate will be a percentage determined on the basis of the mid-market semi-annual swap rate quotations provided by five leading swap dealers in the New York City interbank market at approximately 11:00 a.m., New York City time, on the Calculation Date. For this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. Dollar interest rate swap transaction with a term equal to the Index Maturity designated in the applicable pricing supplement or product supplement commencing on that Interest Determination Date with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/ 360 day count basis, is equivalent to “LIBOR Moneyline Telerate” with a maturity of three months. The calculation agent will select the five swap dealers after consultation with us and will request the principal New York City office of each of those dealers to provide a quotation of its rate. If at least three quotations are provided, the CMS Rate for that Interest Determination Date will be the arithmetic mean of the quotations, eliminating the highest and lowest quotations or, in the event of equality, one of the highest and one of the lowest quotations.

•	If fewer than three leading swap dealers selected by the calculation agent are quoting as described above, the CMS Rate will be the CMS Rate in effect on that Interest Determination Date or, if that Interest Determination Date is the first Interest Determination Date, the initial interest rate.
Federal Funds Rate notes
      Federal Funds Rate notes will bear interest at an interest rate calculated with reference to the Federal Funds Rate and the spread or spread multiplier, if any, as specified in the Federal Funds Rate note and the applicable pricing supplement or product supplement.
      Unless otherwise specified in the applicable pricing supplement or product supplement, the “Federal Funds Rate” for any Interest Determination Date is the rate on that date for Federal Funds as published in H.15(519) under the heading “Federal funds (effective)”, as such rate is displayed on Moneyline Telerate Page 120, on the Calculation Date pertaining to that Interest Determination Date.
      The following procedures will be followed if the Federal Funds Rate cannot be determined as described above:

•	If the rate is not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date, the Federal Funds Rate will be the rate on that Interest Determination Date, as published in H.15 Daily Update under the heading “Federal funds (effective)” or any successor heading or another recognized electronic source.

•	If the rate is not published in either H.15(519) or H.15 Daily Update by 3:00 p.m., New York City time, on the Calculation Date, then the calculation agent will determine the Federal Funds Rate to be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m., New York City time, on such Interest Determination Date, by each of three leading brokers of Federal funds transactions in New York City. The calculation agent, after consultation with us, will select the three brokers referred to above. These brokers may include one or more of the agents named on the cover of this prospectus supplement or their affiliates.

•	If fewer than three brokers selected by the calculation agent are quoting as mentioned above, the Federal Funds Rate will be the Federal Funds Rate in effect that Interest Determination Date or, if that Interest Determination Date is the first Interest Determination Date, the initial interest rate.

Floating rate/fixed rate notes
      A note may be a floating rate note for a portion of its term and a fixed rate note for a portion of its term. In this event, the interest rate on the note will be determined as if it were a floating rate note and a fixed rate note for each specified period, as set out in the applicable pricing supplement or product supplement.
Interest rate reset
      If we have the option under any note to reset the interest rate, in the case of a fixed rate note, or to reset the spread and/or spread multiplier, in the case of a floating rate note, we will indicate such option in the applicable pricing supplement or product supplement relating to such note, and, if so:

•	the date or dates on which such interest rate or such spread and/or spread multiplier, as the case may be, may be reset, each being referred to as an optional reset date, and

•	the basis or formula, if any, for such optional reset.
      We may exercise such option with respect to a note by notifying the trustee of such exercise at least 45 but not more than 60 calendar days prior to an optional reset date for such note, unless otherwise specified in the applicable pricing supplement or product supplement. Not later than 40 calendar days (unless otherwise specified in the applicable pricing supplement or product supplement) prior to such optional reset date, the trustee will mail to the holder of such note a notice, called the reset notice, first class, postage prepaid, setting forth:

•	our election to reset the interest rate, in the case of a fixed rate note, or the spread and/or spread multiplier, in the case of a floating rate note,

•	such new interest rate or such new spread and/or spread multiplier, and

•	the provisions, if any, for redemption during the period from such optional reset date to the next optional reset date or, if there is no such next optional reset date, to the stated maturity, if any, of such note (each such period is called a subsequent interest period) including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such subsequent interest period.
      Notwithstanding the above, not later than 20 calendar days (unless otherwise specified in the applicable pricing supplement or product supplement) prior to an optional reset date for a note, we may, at our option, revoke the interest rate, in the case of a fixed rate note, or the spread and/or spread multiplier, in the case of a floating rate note, in either case provided for in the reset notice and establish a higher interest rate, in the case of a fixed rate note, or a higher spread and/or spread multiplier, in the case of a floating rate note, for the subsequent interest period commencing on such optional reset date by mailing or causing the trustee to mail notice of such higher interest rate or higher spread and/or spread multiplier, as the case may be, first class, postage prepaid, to the direct holder of such note. Such notice shall be irrevocable. All notes with respect to which the interest rate or spread and/or spread multiplier is reset on an optional reset date will bear such higher interest rate, in the case of a fixed rate note, or higher spread and/or spread multiplier, in the case of a floating rate note.
Redemption and repurchase
      Unless otherwise specified in the applicable pricing supplement or product supplement, we will not provide any sinking fund for your note.
      Unless the applicable pricing supplement or product supplement specifies a redemption commencement date, on which we may redeem a note, or a repurchase date, on which a note may be repayable at the option of the holder, the notes will not be redeemable by us or repayable at the option of the holder before their stated maturity.
Optional early redemption (call)
      If applicable, the pricing supplement or product supplement will indicate the terms on which the notes will be redeemable or subject to repurchase at our option. Unless otherwise specified in the applicable pricing supplement or product supplement, notice of redemption or repurchase will be provided by mailing a notice of redemption or repurchase to each holder at least 30 calendar days and not more than 60 calendar days (unless otherwise specified in the applicable pricing supplement or product supplement) before the date fixed for redemption or repurchase. If not all the notes having the same terms are to be redeemed or repurchased, as the case may be, the notes to be redeemed or repurchased shall be selected by the trustee by a method that the trustee deems fair and appropriate. Unless otherwise specified in the applicable pricing supplement or product supplement, the notes will not be subject to any sinking fund.
Optional early redemption (put)
      If applicable, the pricing supplement or product supplement will indicate that the notes will be subject to repurchase at the option of the holder on a date or dates prior to maturity, if any, and at a price or prices, set forth in the applicable pricing supplement or product supplement, together with accrued interest to the date of repurchase.
      If a note is represented by a global note, the depositary or its nominee will be the holder of the note and therefore will be the only entity that can exercise a right to repurchase. In order to ensure that the depositary or its nominee will timely exercise a right to repurchase with respect to a particular note, the beneficial owner of such note must instruct the broker or other direct or indirect participant through which it holds an interest in such note to notify the depositary of its desire to exercise a right to repurchase. Different firms have different cut-off times for accepting instructions from their customers. As a result, each beneficial owner should timely consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to the depositary.
      In order for a certificated note to be repurchased, the trustee must receive at least 30 calendar days but not more than 45 calendar days (unless otherwise specified in the applicable pricing supplement or product supplement) prior to the repurchase date:

•	appropriate wire instructions, and

•	either (a) the note with the form entitled “Option to Elect Repurchase” on the reverse of the note duly completed, or (b) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company in the United States setting forth:

–	the name of the holder of the note,

–	the principal amount of the note,

–	the portion of the principal amount of the note to be repurchased,

–	the certificate number or a description of the tenor and terms of the note,

–	a statement that the option to elect repurchase is being exercised, and

–	a guarantee that the note to be repaid with the form entitled “Option to Elect Repurchase” on the reverse of the note duly completed will be received by the trustee within five Business Days. The trustee must actually receive the note and form duly completed by the fifth Business Day.

      The “Option to Elect Repurchase” form on the reverse of the note will be addressed to the Company and will substantially read as follows:
      “The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from the Company as to the occurrence of an event which entitles the holder to opt for optional early redemption and requests and instructs the Company to redeem the entire principal amount of this Security, or the portion thereof (which is $1,000.00 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the purchase price indicated in the Indenture or applicable pricing supplement, including accrued interest, if any, up to, but excluding, such date, plus such other amounts as may be owing (as described in the pricing supplement) to the registered Holder hereof. Principal amount to be redeemed (in an integral multiple of $1,000.00 if less than all):”
      The signature on the form must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934; and the signature on the form must correspond to the name written upon the face of the note in every particular, without alteration or any change whatsoever.
      Exercise of the repurchase option by the holder of a note shall be irrevocable. The holder of a note may exercise the repurchase option for less than the entire principal amount of the note provided that the principal amount of the note remaining outstanding after repurchase is an authorized denomination. No transfer or exchange of any note will be permitted after exercise of a repurchase option. If a note is to be repurchased in part, no transfer or exchange of the portion of the note to be repurchased will be permitted after exercise of a repurchase option. All questions as to the validity, eligibility, including time of receipt, and acceptance of any note for repurchase will be determined by us and our determination will be final, binding and non-appealable.
      All instructions given by indirect beneficial owners to their banks or brokers to exercise a repurchase option will be irrevocable. In addition, at the time any indirect beneficial owner gives instructions to exercise a repayment option, the indirect beneficial owner must cause the bank or broker through which he or she owns an interest in the global note to transfer the bank’s or broker’s interest in the global note to the trustee.
      If the repurchase option of the holder as described above is deemed to be a “tender offer” within the meaning of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, we will comply with Rule 14e-1 as then in effect to the extent applicable.
Open market purchases
      We may purchase notes at any price in the open market or otherwise. Notes not purchased by us may, at our discretion, be held or resold or surrendered to the trustee for cancellation.
Optional early redemption for taxation reasons
      Unless the applicable pricing supplement provides otherwise, we may redeem the notes before their maturity, if any, in whole but not in part, as provided in the accompanying prospectus under the heading “Description of debt securities — Tax redemption”.
Redemption of an original issue discount note
      Regardless of anything in this prospectus supplement to the contrary, if a note is an Original Issue Discount Note (other than an index linked note), the amount payable in the event of redemption or repayment prior to its stated maturity, if any, will be the amortized face amount on the redemption or repayment date, as the case may be. The amortized face amount of an Original Issue Discount Note will be equal to (i) the issue price plus (ii) that portion of the difference between the issue price and the principal amount of the note that has accrued at the yield to maturity described in the applicable pricing supplement (computed in accordance with generally accepted U.S. bond yield computation principles) by the redemption or repayment date. However, in no case will the amortized face amount of an Original Issue Discount Note exceed its principal amount.

Settlement mechanics
      The settlement mechanics applicable to notes calling for physical settlement will be described in the applicable pricing supplement.
Covenants
      The covenants contained in the indenture will apply to the notes unless otherwise specified in any applicable pricing supplement. These covenants are in summary:

•	to pay principal, any premium, interest in accordance with the terms of the notes,

•	to maintain a paying agent or office, and if it acts as its own paying agent to hold moneys in trust,

•	to deliver to the trustee a compliance certificate within 120 days after the end of each fiscal year, and

•	to preserve its existence (subject to exceptions).
Other provisions
      Any provisions with respect to the notes, including the specification and determination of one or more interest rate bases, the calculation of the interest and/or principal payable on the notes, any redemption, extension or repayment provisions, or any other provisions relating to the notes, may be modified or supplemented to the extent not inconsistent with the terms of the indenture, so long as the provisions are specified in the notes and in the applicable pricing supplement.
Further issues
      The issuer may, from time to time and without the consent of the holders of the notes, create and issue notes of a series having the same ranking and the same interest rate, maturity, if any, and other terms as any tranche of notes issued hereunder, except for the initial offering price and issue date and, in some cases, the first interest payment date (a further issue). Any such additional notes having such similar terms will, together with the notes of that tranche, constitute a single series of notes under the indenture.
Payment of additional amounts
      Unless otherwise specified in any applicable pricing supplement, if any deduction or withholding for any current or future taxes or governmental charges of Norway or the United States of America is required, we have agreed to pay additional amounts as described in the accompanying prospectus under the heading “Description of debt securities – Payment of additional amounts”.
Defeasance
      We may discharge or defease the notes as described in the accompanying prospectus under the heading “Description of debt securities — Defeasance”.
Paying agents, transfer agents and exchange rate agent
      Unless otherwise specified in the applicable pricing supplement, Citibank, N.A. will be the registrar, paying agent, transfer agent, calculation agent, determination agent and the exchange rate agent for the notes. Dexia Banque Internationale à Luxembourg, société anonyme, will be the Luxembourg paying agent for the notes. As long as the notes are listed on the Luxembourg Stock Exchange, we will maintain a paying agent and transfer agent in Luxembourg.
Important currency information
      Purchasers are required to pay for each note in the specified currency specified by us for that note. If requested by a prospective purchaser of notes denominated in a currency other than U.S. dollars on or prior to the fifth day preceding the delivery of the notes, the agent soliciting the offer to purchase may, at its discretion, arrange for the conversion of U.S. dollars into such specified currency to enable the purchaser to pay for such notes. Each such conversion will be made by the relevant agent on such terms and subject to such conditions, limitations and charges that the agent may from time to time establish in accordance with its regular foreign exchange practice, and any cost associated with such conversion will be solely for the account of the purchaser. We disclaim any responsibility for any such transaction. The obligations of each purchaser to us will be absolute regardless of any such conversion arrangement.
      The notes will be governed by and construed in accordance with the laws of the State of New York, except that matters relating to the authorization and execution by us of the indenture and the debt securities issued under the indenture will be governed by the laws of Norway. If an action based on the notes were commenced in a court in the United States, it is likely that the court would grant judgment relating to the notes only in U.S. dollars. It is not clear, however, whether, in granting judgment, the rate of conversion into U.S. dollars would be determined with reference to the date of default, the date judgment is rendered or some other date. New York statutory law provides, however, that a court will render a judgment in the foreign currency of the underlying obligations and that the judgment will be converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment.

SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES
      Foreign currency notes will not be sold in, or to residents of, the country issuing the specified currency in which particular notes are denominated. The information described in this prospectus supplement, including the information relating to foreign currency transactions, is directed to prospective purchasers who are United States residents. We disclaim any responsibility to advise prospective purchasers with respect to any matters that may affect the purchase, sale, holding or receipt of payments of principal of and interest on the notes. Such persons should consult their own financial and legal advisors about the risks entailed by an investment in the notes and the suitability of their investment in the notes in light of their particular circumstances. The notes are not an appropriate investment for investors who are unsophisticated with respect to the particular type of notes we may offer including foreign currency transactions or transactions involving the type of index or formula used to determine the amount payable or otherwise. See “Risk factors — Risks related to the notes — Foreign currency risks”. Investors should also consider carefully, among other factors, the matters described in the documents incorporated herein by reference as well as the matters described below, and any other matter described in any applicable pricing supplement.
      The applicable pricing supplement relating to notes that are denominated in, or the payment of which is determined with reference to, a specified currency other than U.S. dollars or relating to currency indexed notes will contain information concerning historical exchange rates for such specified currency against the U.S. dollar or other relevant currency, a description of such currency or currencies and any exchange controls affecting such currency or currencies. Information concerning exchange rates is furnished as a matter of information only and should not be regarded as indicative of the range of or trend in fluctuations in currency exchange rates that may occur in the future.
Payment currency
      Except as described in the applicable pricing supplement or product supplement, if payment on a note is required to be made in a specified currency other than U.S. dollars and such currency is unavailable in our good faith judgment due to the imposition of exchange controls or other circumstances beyond our control, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments with respect to such note shall be made in U.S. dollars until such currency is again available or so used. Unless we otherwise specify in the applicable pricing supplement or product supplement, the amount so payable on any date in such foreign currency shall be converted into U.S. dollars at a rate determined by the exchange rate agent on the basis of the market exchange rate on the second Business Day prior to such payment, or, if the market exchange rate is not then available, the most recently available market exchange rate or as otherwise determined by us in good faith if the foregoing is impracticable. Any payment in respect of such note made under such circumstances in U.S. dollars will not constitute an event of default under the indenture.
      Unless we otherwise specify in the applicable pricing supplement or product supplement, the notes that are denominated in, or the payment of which is determined by reference to, a specified currency other than U.S. dollars, will provide that, in the event of an official redenomination of a foreign currency, including, without limitation, an official redenomination of a foreign currency that is a composite currency, our obligations with respect to payments on notes denominated in such currency shall, in all cases, be regarded immediately following such redenomination as providing for the payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. Such notes will not provide for any adjustment to any amount payable under the notes as a result of:

•	change in the value of a foreign currency due solely to fluctuations in exchange rates, or

•	any redenomination of any component currency of any composite currency, unless such composite currency is itself redenominated.
      If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency. If any component currency is divided into two or more currencies, the amount of that original component currency as a component shall be replaced by the amounts of such two or more currencies having an aggregate value on the date of division equal to the amount of the former component currency immediately before such division.
      All determinations referred to above made by the exchange rate agent shall be at its sole discretion, except to the extent expressly provided herein that any determination is subject to our approval. In the absence of manifest error, such determinations shall be conclusive for all purposes and binding on holders of the notes and the exchange rate agent shall have no liability therefor.
Exchange rates and exchange controls
      If you invest in foreign currency notes, significant risks that are not associated with a similar investment in a security denominated in U.S. dollars may apply to your investment. These risks include, for example, the possibility of significant changes in rates of exchange between the U.S. dollar and the various foreign currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls by either the U.S. or foreign governments. These risks depend on economic and political events over which we have not control, including the supply of and demand for the relevant currencies. In recent years, rates or exchange between the U.S. dollar and some foreign currencies have been highly volatile, and volatility of this kind may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any note. Depreciation of a specified currency other that U.S. dollars against the U.S. dollar would result in a decrease in the effective yield of the note below its coupon rate, and could result in a loss to you on a U.S. dollar basis.
      Governments have imposed from time to time and may in the future impose exchange controls which could affect exchange rates as well as the availability of a specified foreign currency at a note’s maturity. Even if there are no actual exchange controls, the specified currency for any particular note might not be available at the note’s maturity. In that event, we will repay in U.S. dollars on the basis of the most recently available noon buying rate in The City of New York for cable transfers for the specified currency as quoted by the Federal Reserve Bank of New York. See “Description of debt securities — Payment of principal and interest” for a discussion of these payment procedures.
      Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. Accordingly, payments on notes made in a specified currency other than U.S. dollars are likely to be made from an account with a bank located in the country issuing the specified currency. See “Description of debt securities — Payment of principal and interest” for a discussion of these payment procedures.
      Unless otherwise specified in the applicable pricing supplement or product supplement, foreign currency notes will not be sold in, or to residents of, the country issuing the specified currency in which particular notes are denominated.

TAXATION IN THE UNITED STATES
      For a description of certain material U.S. Federal income tax consequences to beneficial holders of the notes, see “Taxation in the United States” in the accompanying prospectus.
TAXATION IN NORWAY
      For a description of the material tax consequences in Norway of owning the notes, see “Taxation in Norway” in the accompanying prospectus.
VALIDITY OF NOTES
      The validity of the notes under New York law has been passed upon by Allen & Overy LLP, London, England. The validity of the notes under Norwegian law has been passed upon by Jens Olav Feiring, Esq. Mr. Feiring is General Counsel of Eksportfinans. From time to time, Allen & Overy LLP performs legal services for Eksportfinans. Sullivan & Cromwell LLP, London, England, has advised the agents as to certain legal matters.

SUPPLEMENTAL PLAN OF DISTRIBUTION
      ABN AMRO Bank N.V., Banc of America Securities Limited, Banc of America Securities LLC, Barclays Bank PLC, Barclays Capital Inc., Bear, Stearns & Co. Inc., Bear, Stearns International Limited, BNP Paribas Securities Corp., Citigroup Global Markets Inc., Citigroup Global Markets Limited, Commerzbank Capital Markets Corp., Credit Suisse Securities (Europe) Limited, Credit Suisse Securities (USA) LLC, Daiwa Securities SMBC Europe Limited, Deutsche Bank AG, London Branch, Deutsche Bank Securities Inc., Dresdner Bank AG London Branch, FTN Financial Securities Corp., Goldman, Sachs & Co., Goldman Sachs International, IXIS Securities North America Inc., Jefferies and Company, Inc., J.P. Morgan Chase & Co., J.P. Morgan Securities Ltd., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mitsubishi UFJ Securities International plc, Mizuho International plc, Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Nomura International plc, Nomura Securities International, Inc., Nordea Bank Danmark A/S, The Toronto-Dominion Bank, UBS Limited, and Wachovia Capital Markets, LLC, whom we call the agents, and we have entered into a distribution agreement dated as of June 2, 2004, as amended December 21, 2005, with respect to the notes. The agents have agreed to use their reasonable efforts to solicit offers to purchase the notes if we satisfy the conditions specified in the distribution agreement. We have the right to accept offers to purchase notes and may reject any proposed purchase of the notes. The agents may also reject any offer to purchase notes. We will pay the agents a commission on any notes sold through the agents. The commission will range from 0.125% to 0.750% of the principal amount of the notes depending on the maturity of the notes; provided, however, that commissions with respect to notes with a stated maturity of more than 30 years will be negotiated between us and the applicable agent at the time of sale.
      We may also sell notes to agents who will purchase the notes as principals for their own accounts. Any sale of this kind will be made at a price equal to the issue price specified in the applicable pricing supplement, less a discount. Unless otherwise stated, the discount will equal the applicable commission on an agency sale of notes of the same maturity. Any notes the agents purchase as principals may be resold at the market price or at other prices determined by the agents at the time of resale.
      The agents may resell any notes they purchase to other brokers or dealers at a discount which may include all or part of the discount the agents received from us. If all the notes are not sold at the initial offering price, the agents may change the offering price and the other selling terms.
      We may sell notes directly on our own behalf. No commission will be paid on any notes sold directly by us. In addition, we have reserved the right to accept offers to purchase notes through additional agents on substantially the same terms and conditions, including commission rates, as would apply to purchases of notes under the distribution agreement referred to above. We have also reserved the right to appoint additional agents to solicit offers to purchase notes. Additional agents may accede from time to time to the distribution agreement. Any additional agents will be named in the applicable pricing supplement.
      The agents, whether acting as agents or principals, may be deemed to be “underwriters” within the meaning of the U.S. Securities Act of 1933. We have agreed to indemnify the several agents against certain liabilities, including liabilities under the U.S. Securities Act of 1933.
      The agents may sell to dealers who may resell to investors, and the agents may pay all or part of the discount or commission they receive from us to the dealers. These dealers may be deemed to be “underwriters” within the meaning of the U.S. Securities Act of 1933.
      The notes are a new issue of securities with no established trading market and are not expected to be listed on any securities exchange in the United States. Application has been made for notes issued pursuant to this prospectus supplement to be admitted to trading on the Luxembourg Stock Exchange’s regulated market and to be listed on the Official List of the Luxembourg Stock Exchange. We will specify in the applicable pricing supplement or product supplement whether the notes will be listed on the Luxembourg Stock Exchange or another securities exchange or will be unlisted. We do not know how liquid the trading market for the notes will be.
      We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $505,000, representing approximately $400,000 in legal fees, $55,000 in accounting fees, $30,000 in printing costs, and $20,000 in trustee and agency fees. As a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act), upon each offering of debt securities made under this prospectus supplement we will pay a registration fee to the Securities and Exchange Commission at the prescribed rate, currently U.S.$107.00 per $1,000,000 of offering price. We will offset against these fees an aggregate amount of U.S.$7,067.48 representing registration fees paid in respect of unsold securities previously registered on our Registration Statement on Form F-3 (No. 333-112973).
      In connection with the offering, the agents may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions, purchases to cover positions created by short sales and penalty bids:

•	Short sales involve the sale by the agents of a greater number of notes than they are required to purchase in the offering.

•	Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

•	Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions.

•	Penalty bids permit the agents to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a syndicate covering transaction or stabilizing purchase.
      Any of these transactions may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than it would otherwise be in the absence of these transactions. The agents may conduct these transactions in the over-the-counter market or otherwise. If the agents commence any of these transactions, the agents may discontinue them at any time.
      In the ordinary course of their business, the agents and some of their affiliates have engaged in, and may in the future engage in, investment and commercial banking transactions and financial advisory services with us and some of our affiliates.
Notes offered outside the United States
      If the applicable pricing supplement indicates that any of the notes will be offered on a global basis, those registered global securities will be offered for sale in those jurisdictions outside of the United States where it is legal to make offers for sale of those securities.
      As further described in “Selling restrictions” below, each agent has represented and agreed, and any other agent through which we may offer these securities on a global basis will represent and agree, that it will comply, to the best of its knowledge in good faith and on reasonable grounds after making all reasonable investigations, with all applicable laws and regulations in force in any jurisdiction outside the United States in which it purchases, offers, sells or delivers the securities or possesses or distributes the applicable pricing supplement or product supplement, this prospectus supplement or the accompanying prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in any jurisdiction outside the United States to which it is subject or in which it makes purchases, offers or sales of the securities, and we shall not have responsibility for the compliance of the agents with the applicable laws and regulations or obtaining any required consent, approval or permission.
      Purchasers of any securities offered on a global basis may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page hereof.

Selling restrictions
      No action has been or will be taken in any jurisdiction, except in the United States, that would permit a public offering of the notes, or the possession, circulation or distribution of this prospectus or any other material relating to this offering or the notes, in any jurisdiction where action for that purpose is required.
      Each agent has agreed that it will comply, to the best of its knowledge in good faith and on reasonable grounds after making all reasonable investigations, with all applicable securities laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers notes or possesses or distributes this prospectus supplement and will obtain any consent, approval or permission required by it for the purchase, offer, sale or delivery by it of notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers, sales or deliveries and neither we nor any of the agents shall have any responsibility therefor.
      Other than with respect to the United States, neither we nor any of the agents represent that the notes may at any time lawfully be sold in compliance with any applicable registration or other requirements in any jurisdiction, or pursuant to any exemption available thereunder, or assume any responsibility for facilitating such sale.
      Relevant agents will be required to comply with such other restrictions as we and the relevant agent shall agree.
      In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each agent, on behalf of itself and each of its affiliates, has severally represented and agreed, or will severally represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date), it has not made and will not make an offer of notes to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State:

(i)	in the period beginning on the date of publication of a prospectus in relation to those notes that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of that publication;

(ii)	at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(iii)	at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(iv)	at any time in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.
      For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
United Kingdom
      In connection with any offering of the notes, each agent, on behalf of itself and each of its affiliates, has severally represented and agreed, or will severally represent and agree, that:

(i)	in relation to any notes which have a maturity of less than one year, (a) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent)

for the purposes of its business and (b) it has not offered or sold and will not offer or sell any notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the FSMA) by the issuer;

(ii)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any note in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

(iii)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Japan
      The notes have not been and will not be registered under the Securities and Exchange Law of Japan (Law No. 25 of 1948 as amended) (the SEL). Each agent, on behalf of itself and each of its affiliates, has severally represented and agreed, or will severally represent and agree, that, in connection with this offering, it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the SEL and any other applicable laws, regulations and ministerial guidelines of Japan.
France
      The prospectus supplement is not being distributed in the context of a public offer in France within the meaning of Article L. 411-1 of the French Monetary and Financial Code (Code Monétaire et Financier), and has not been submitted to the Autorité des Marchés Financiers for prior approval.
      The issuer and each of the agents, on behalf of itself and each of its affiliates, has severally represented and agreed, or will severally represent and agree, that either:

(i)	it has only made and will only make an offer of notes to the public (appel public à l’épargne) in France in the period beginning (a) when a prospectus in relation to those notes has been approved by the Autorité des marchés financiers (the AMF), on the date of its publication, or (b) when a prospectus has been approved by the competent authority of another Member State of the European Economic Area which has implemented the EU Prospectus Directive 2003/71/ EC, on the date of notification of such approval to the AMF, and ending at the latest on the date which is 12 months after the date of the approval of such prospectus, all in accordance with articles L.412-1 and L.621-8 of the French Code monétaire et financier and the Règlement général of the AMF; or

(ii)	it has not offered or sold, and will not offer or sell, directly or indirectly, notes to the public in France, and it has not distributed or caused to be distributed, and will not distribute or cause to be distributed to the public in France, the prospectus supplement or any other offering materials relating to the notes and such offers, sales and distributions have only been and will only be made in France to (a) providers of investment services relating to portfolio management for the account of third parties, or (b) qualified investors (investisseurs qualifiés), or both, each as defined in, and in accordance with, articles L.411-1, L.411-2, and D.411-1 of the French Code monétaire et financier.
      Recipients of this prospectus supplement are advised that it is not to be further distributed or reproduced (in whole or in part) in France, and that the prospectus supplement has been distributed on the undertaking that such recipients will only participate in the issue or sale of the notes for their own account and undertake not to transfer, directly or indirectly, the notes to the public in France other than in compliance with Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 of the French Monetary and Financial Code.
The Netherlands
      In connection with any offering of the notes, each agent, on behalf of itself and each of its affiliates, has severally represented and agreed, or will severally represent and agree, that any notes with a maturity of less than 12 months and a denomination of less than €50,000 will only be offered in The Netherlands in circumstances where another exemption or a dispensation from the requirement to make a prospectus publicly available has been granted under Article 4 of the Securities Transaction Supervision Act 1995 (Wet toezicht effectenverkeer 1995).
Hong Kong
      The issuer and each of the agents, on behalf of itself and each of its affiliates, has severally represented and agreed, or will severally represent and agree, that:

(i)	it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent), or (b) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance, or (c) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

(ii)	it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Singapore
      This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (the SFA). Accordingly, the notes may not be offered or sold or made the subject of an invitation for subscription or purchase nor may this prospectus or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any notes be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor pursuant to Section 274 of the SFA, (b) to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (c) pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
      Each of the following relevant persons specified in Section 275 of the SFA which has subscribed or purchased notes, namely a person who is:

(i)	a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(ii)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

should note that shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 of the SFA except:

(a)	to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA;

(b)	where no consideration is given for the transfer; or

(c)	by operation of law.

LISTING AND GENERAL INFORMATION
      Application has been made for permission to admit the notes to trading on the Luxembourg Stock Exchange’s regulated market and to list the notes on the Official List of the Luxembourg Stock Exchange. In connection with the listing application, the Articles of Association of Eksportfinans and a legal notice relating to the issuance of the notes have been deposited before listing with the Registre du Commerce et des Sociétés à Luxembourg, where copies of the documents may be obtained upon request. So long as any notes listed on the Luxembourg Stock Exchange are outstanding, copies of the above documents, together with this prospectus supplement, the accompanying prospectus, any relevant product supplement, the indenture, any other material agreement relating to the issuance and distribution of the notes, our current annual report (including audited financial statements) and quarterly or other periodic reports incorporated by reference in the accompanying prospectus, as well as all future annual reports (including audited financial statements), quarterly or other periodic reports incorporated by reference in the accompanying prospectus, will be made available free of charge at the main office of Kredietbank S.A. Luxembourgeoise in Luxembourg. As the parent company, Eksportfinans conducts its operations directly and through its only subsidiary, Kommunekreditt. We do not publish any non-consolidated financial statements. Kredietbank S.A. Luxembourgeoise will act as intermediary in Luxembourg between us and the holders of the notes so long as the notes remain in global form. As long as the notes are listed on the Luxembourg Stock Exchange, we will maintain a listing agent in Luxembourg. The initial listing agent in Luxembourg is Kredietbank S.A. Luxembourgeoise.
      The documents incorporated by reference in the accompanying prospectus, copies of the annual reports, other periodic reports, this prospectus supplement and accompanying prospectus and all relevant pricing supplements and product supplements will be available free of charge at the main office of Kredietbank S.A. Luxembourgeoise in Luxembourg.
      Other than as disclosed or contemplated in this prospectus supplement or the accompanying prospectus or in the documents incorporated by reference in these documents, there has been no material adverse change in our financial position since December 31, 2005, the date of our last audited financial statements.
      Other than as disclosed or contemplated in this prospectus supplement or the accompanying prospectus or in the documents incorporated by reference in these documents, neither we nor any of our subsidiaries is involved in litigation, arbitration or administrative proceedings relating to claims or amounts that are material in the context of the issue of the notes.
      Resolutions relating to the issue and sale of the notes were adopted by our board of directors on February 16, 2006.
      If specified in the applicable pricing supplement or product supplement, notes may, when issued, be accepted for clearance through DTC, Clearstream, Luxembourg, Euroclear or such other clearing systems as are specified in the applicable pricing supplement or product supplement and, in the case of notes listed on the Luxembourg Stock Exchange, acceptable to the Luxembourg Stock Exchange.
      We have given an undertaking in connection with the listing of any notes on the Luxembourg Stock Exchange to the effect that, so long as any such notes remain outstanding and listed on such exchange, in the event of any material adverse change in our business or financial position that is not reflected in this prospectus supplement and the accompanying prospectus as then amended or supplemented (including the documents incorporated by reference), we will prepare an amendment or supplement to this prospectus supplement or publish a new document for use with any subsequent offering and listing of any notes by us.
      The Luxembourg Stock Exchange takes no responsibility for the contents of this document, makes no representation as to its accuracy or completeness and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this prospectus supplement or the accompanying prospectus.

GLOSSARY
      Set forth below are definitions of some of the terms used in this prospectus supplement and not defined in the attached prospectus.
      Bond equivalent yield means a yield calculated in accordance with the following formula and expressed as a percentage:

D × N
Bond equivalent yield	=		×	100
360 – (D × M)
where “D” refers to the applicable annual rate for Treasury bills, quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the interest period for which interest is being calculated.
      Business Day means for any note, a day which meets the following applicable requirements:

(i)	with respect to any note, any day that is not a Saturday or Sunday and that, in the place designated for payment of the applicable note, is not a day on which banking institutions generally are authorized or obligated by law or executive order to close; and

(ii)	if the note is a LIBOR note, a day that is also a London Business Day; and

(iii)	if the note is a EURIBOR note, a day that is also a Euro Business Day; and

(iv)	if the note is denominated in euro or is a LIBOR note for which the Index Currency is the euro, a day that is also a Euro Business Day; and

(v)	if the note is denominated in a specified currency other than euro, any day that is also not a day on which banking institutions are authorized or required by law to close in the Financial Center of the country issuing the specified currency.
      Calculation Date means, with respect to any Interest Determination Date, the date on or before which the calculation agent is to calculate an interest rate for a floating rate note. Unless otherwise specified in the note and the applicable pricing supplement or product supplement, the Calculation Date pertaining to an Interest Determination Date for a floating rate note will be the first to occur of:

(i)	the tenth calendar day after that Interest Determination Date or, if that day is not a Business Day, the next succeeding Business Day; or

(ii)	the Business Day preceding the applicable interest payment date or date of maturity, if any, redemption or repayment, of that note, as the case may be.
      Designated CMT telerate page means the display on the Moneyline Telerate, Inc., or any successor service, on the page specified in the applicable pricing supplement or product supplement, or any other page that replaces that page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no page is specified, page 7052 (or any page that may replace that page) for the most recent week.
      Designated LIBOR page means (i) if “LIBOR Reuters” is designated in the applicable pricing supplement or product supplement, the display designated as page “LIBO” on the Reuters Monitor Money Rates Service, or a successor nominated as the information vendor, for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (ii) if “LIBOR Telerate” is designated in the applicable pricing supplement or product supplement, Telerate Page 3750 (or any page that may replace that page).
      Euro business day means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.
      Euro-zone means the region comprised of member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union.

      Financial Center means the capital city of the country issuing the specified currency, except that with respect to the following currencies the Financial Center shall be the city listed next to each currency:

Currency	Financial Center

U.S. dollar	The City of New York
Australian dollar	Sydney
Canadian dollar	Toronto
South African rand	Johannesburg
Swiss Franc	Zurich
      H.15(519) means the weekly statistical publication entitled “Statistical Release H.15(519), Selected Interest Rates”, or any successor publication, published by the Board of Governors of the Federal Reserve System and available through the World Wide Web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/current, or any successor site or publication.
      H.15 daily update means the daily update of H.15 (519), available through the World Wide Web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.
      Index Currency means the currency, including composite currencies, specified in the applicable pricing supplement or product supplement as the currency for which LIBOR shall be calculated. If no currency is specified, the Index Currency will be U.S. dollars.
      Index Maturity means the period of time designated as the representative maturity, if any, of the certificates of deposit, the commercial paper, the Index Currency, the Treasury bills or other instrument or obligation, respectively, by reference to transactions in which the CD Rate, the Commercial Paper Rate, LIBOR, EURIBOR, the Treasury Rate and the CMT Rate, respectively, are to be calculated, as set forth in the applicable pricing supplement or product supplement.
      Interest Determination Date means the date as of which the interest rate for a floating rate note is to be calculated, to be effective as of the following Interest Reset Date and calculated on the related Calculation Date.
      Unless otherwise specified in the applicable pricing supplement or product supplement:

(i)	the Interest Determination Date pertaining to an Interest Reset Date for a CD Rate note, Commercial Paper Rate note, Federal Funds Rate note, Prime Rate note or CMT Rate note will be the second Business Day preceding that Interest Reset Date;

(ii)	the Interest Determination Date pertaining to an Interest Reset Date for a LIBOR note will be the second London Business Day preceding that Interest Reset Date;

(iii)	the Interest Determination Date pertaining to an Interest Reset Date for a EURIBOR note will be the second Euro Business Day preceding that Interest Reset Date; and

(iv)	the Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate note will be the day of the week during which that Interest Reset Date falls on which Treasury bills of the Index Maturity designated in the applicable pricing supplement or product supplement are auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday or may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, that Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the following week.

      Interest reset date means the date on which a floating rate note will begin to bear interest at the interest rate determined as of the related Interest Determination Date. Unless otherwise specified in the applicable note and pricing supplement or product supplement, the Interest Reset Dates will be:

(i)	in the case of floating rate notes that reset daily, each Business Day;

(ii)	in the case of floating rate notes, other than Treasury Rate notes, that reset weekly, Wednesday of each week;

(iii)	in the case of Treasury Rate notes that reset weekly, Tuesday of each week;

(iv)	in the case of floating rate notes that reset monthly, the third Wednesday of each month;

(v)	in the case of floating rate notes that reset quarterly, as specified in the applicable pricing supplement or product supplement;

(vi)	in the case of floating rate notes that reset semi-annually, the third Wednesday of each of two months of each year specified in the applicable pricing supplement or product supplement; and

(vii)	in the case of floating rate notes that reset annually, the third Wednesday of one month of each year specified in the applicable pricing supplement or product supplement.
      If an interest reset date for any floating rate note would otherwise be a day that is not a Business Day, that Interest reset date will be postponed to the next Business Day. However, in the case of a LIBOR note or a EURIBOR note if that Business Day is in the following calendar month, that Interest reset date will be the preceding Business Day. If a treasury bill auction, as described in the definition of interest determination date, will be held on any day that would otherwise be an interest reset date for a treasury rate note, then that Interest reset date will instead be the Business Day immediately following that auction date.
      London Business Day means any day on which dealings in deposits in the index currency are transacted in the London interbank market.
      Money market yield means a yield calculated in accordance with the following formula and expressed as a percentage:

D × 360
Money market yield	=		×	100
360 – (D × M)
where “D” refers to the annual rate for commercial paper, quoted on a bank discount basis and expressed as a decimal and “M” refers to the actual number of days in the applicable interest reset period for which interest is being calculated.
      Reuters screen USPRIME1 page means the display on the Reuters Monitor Money Rates Service on the page designated as “USPRIME1”, or any other page that replaces that page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.
      Telerate page 56, telerate page 57, telerate page 120, telerate page 248 and telerate page 3750 mean the displays designated on Moneyline Telerate, Inc. as Page 56, Page 57, Page 120, Page 248 or Page 3750, or any page that replaces either Page 56, Page 57, Page 120, Page 248 or Page 3750 on that service, or another service that is nominated as the information vendor, for the purpose of displaying the applicable Treasury bill, federal funds LIBOR or EURIBOR rates.

ANNEX A: FORM OF PRICING SUPPLEMENT

PRICING SUPPLEMENT NO. ● dated ●	Pursuant to Rule 424(b)(●)
to Prospectus Supplement and Prospectus dated February 5, 2007	Registration No. 333-[ ● ]
relating to the Eksportfinans ASA U.S. Medium-Term Note Program
[Title of Notes]
      This document is a pricing supplement. This pricing supplement provides specific pricing information in connection with this issuance of notes. Prospective investors should read this pricing supplement together with any applicable product supplement, the prospectus supplement and the prospectus dated February 5, 2007 for a description of the specific terms and conditions of the particular issuance of notes. This pricing supplement amends and supersedes any applicable product supplement, the accompanying prospectus supplement and prospectus to the extent that the information provided in this pricing supplement is different from the terms set forth in any applicable product supplement, the prospectus supplement or the prospectus.

Issuer:	Eksportfinans ASA
Issuer rating:	●
Specified currency:	●
Principal amount:	●
CUSIP No.:	●
Common code:	●
ISIN:	●

	Price to	Discounts and	Proceeds to us (before
	Public	Commissions	expenses)

Per note:	[100]%	● %	● %
Total:	$ ●	$ ●	$ ● - ●

Agents:	[List agents and their addresses]
Agent acting in the capacity as indicated below:	[ ] Agent [ ] principal
Trade date:	●
Original issue date:	●
Stated maturity date:	●
Index linked note:	[ ] Yes [ ] No [If yes, index:]
Asset linked note:	[ ] Yes [ ] No [If yes, asset:] [If yes, determination agent:]
Amortizing note:	[ ] Yes [ ] No
[Insert schedule, if applicable]
Zero coupon:	[ ] Yes [ ] No
Exchangeable:	[ ] Yes [ ] No [If yes, insert applicable details] [ ] optional [ ] mandatory
Fixed rate note:	[ ] Yes [ ] No If so, interest rate per annum: ● %

Floating rate note:	[ ] Yes [ ] No
[ ] commercial paper rate
[ ] LIBOR
[ ] EURIBOR
[ ] Prime rate
[ ] Treasury rate: constant maturity [ ] Yes [ ] No
[ ] CD rate
[ ] CMT rate
[ ] CMS rate
[ ] Federal funds rate
[ ] Other:
Spread (+/-):
Spread multiplier:
Maximum interest rate limitation, if any:
Minimum interest rate limitation if any:
Index maturity:
Interest reset dates:
Interest determination dates:
Calculation agent:
Calculation date:
[Include any additional LIBOR or EURIBOR terms:	[Define]]
Interest payment dates:	●
Interest accrual:	[Define]
Original issue discount:	[ ] Yes [ ] No
Issue price:
Total amount of OID:
Yield to maturity:
Initial accrual period OID:
Interest computation:	[Define]
Day count convention:	[ ] Actual/360 [ ] Actual/ actual [ ] 30/360
Accrue to pay:	[ ] Yes [ ] No
Tax redemption:	[ ] Yes [ ] No
Extension of maturity:	[If applicable]
Optional redemption:	[If applicable]
Optional repayment date(s):
Optional repayment price(s):
Additional amounts payable:	[ ] Yes [ ] No
Authorized denomination (if other than $1,000.00 and integral multiples thereof):	[If applicable]
Renewable note:	[ ] Yes [ ] No
Form of notes:	[ ] Book-Entry [ ] Certificated

[RISK FACTORS
      This section describes the most significant risks relating to the notes. You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them. In addition, we urge you to consult with your investment, legal accounting, tax and other advisors with respect to any investment in the notes.]1
      [Additional disclosure to be added, as necessary].
[TAXATION
      The following summary is a general description of certain United States [and Norwegian] tax considerations relating to the ownership and disposition of notes. It does not purport to be a complete analysis of all tax considerations relating to the notes. Prospective purchasers of notes should consult their tax advisers as to the consequences of acquiring, holding and disposing of notes under the tax laws of the country of which they are resident for tax purposes as well as under the laws of any state, local or foreign jurisdiction. This summary is based upon the law as in effect on the date of this pricing supplement and is subject to any change in law that may take effect after such date.]2
      [Additional disclosure to be added, as necessary].
      Capitalized terms used herein without definition have the meanings ascribed to them in the prospectus supplement and the accompanying prospectus.
[SUPPLEMENTAL PLAN OF DISTRIBUTION
      The notes are being purchased by [       ●       ] (the agent) as principal, pursuant to a terms agreement dated as of [       ●       ] between the agent and us. [The agent has agreed to pay our out-of-pocket expenses in connection with the issuance of the notes].
      From time to time, the agent and its affiliates have engaged, and in the future may engage, in transactions with and performance of services for us for which they have been, and may be, paid customary fees. In particular, the agent (or its affiliate) is our swap counterparty for a hedge of our obligation under the notes.]
[RESPONSIBILITY
      This pricing supplement, the prospectus supplement and the prospectus include particulars given in compliance with the rules governing the listing of securities on the Luxembourg Stock Exchange. The Luxembourg Stock Exchange takes no responsibility for the contents of this document, makes no representation as to its accuracy or completeness, and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this pricing supplement, any applicable product supplement, the prospectus supplement or the prospectus. We accept full responsibility for the accuracy of the information contained in this pricing supplement, any applicable product supplement, the prospectus supplement and the prospectus and, having made all reasonable inquiries, confirm that to the best of our knowledge and belief there are no other facts the omission of which would make any statement contained in this pricing supplement, any applicable product supplement, the prospectus supplement or the prospectus misleading.
      The issuer confirms that all information in this pricing supplement provided by a third party has been accurately reproduced and that, so far as is aware and able to ascertain from information published by that third party, no facts have been omitted which would render the reproduced information inaccurate or misleading.]3

1 To be added, if applicable.
2 To be added, if applicable.
3 To be added if the series of notes will be listed on the Luxembourg Stock Exchange.

PROSPECTUS
EKSPORTFINANS ASA
(a Norwegian company)
Debt Securities
        We may offer senior or subordinated debt securities for sale through this prospectus. We may offer these securities from time to time in one or more offerings.
      We will provide the specific terms of the securities that we may offer in supplements to this prospectus. You should read this prospectus, any prospectus supplement, any applicable product supplement and any pricing supplement carefully before you invest. You should also consider carefully the documents incorporated by reference in this prospectus and in any prospectus supplement, any applicable product supplement or any pricing supplement and in the registration statement to which they relate, before you invest.
      Investing in our securities involves risks. Carefully consider the “Risk Factors” beginning on page 6 of our Form 20-F/A for the year ended December 31, 2005 filed with the SEC on August 29, 2006, as well as the risk factors included in the applicable prospectus supplement and any applicable product supplement or pricing supplement.
      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 5, 2007.

ABOUT THIS PROSPECTUS
      This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the SEC) utilizing the “shelf” registration process. Under the shelf registration process, we may sell the securities described in this prospectus in one or more offerings.
      This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement and, if applicable, a pricing supplement or a product supplement and terms supplement that will contain specific information about the terms of the securities. The prospectus supplement and, if applicable, the pricing supplement or a product supplement and terms supplement may add to or update or change information about us contained in this prospectus, but it will not change the nature of or the terms of the securities that may be offered by us. You should read this prospectus, any prospectus supplement, any applicable product supplement and any pricing supplement together with the additional information described under the heading “Where You Can Find More Information About Us”.
FORWARD-LOOKING STATEMENTS
      Except for historical statements and discussions, statements contained in this prospectus constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. Other documents of Eksportfinans ASA filed with or furnished to the SEC, including those incorporated by reference in this prospectus, may also include forward-looking statements, and other written or oral forward-looking statements have been made and may in the future be made from time to time by us or on our behalf.
      Forward-looking statements include, without limitation, statements concerning our financial position and business strategy, our future results of operations, the impact of regulatory initiatives on our operations, our share of new and existing markets, general industry and macro-economic growth rates and our performance relative to these growth rates. Forward-looking statements generally can be identified by the use of terms such as “ambition”, “may”, “will”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “plan”, “seek”, “continue” or similar terms.
      By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate, management’s beliefs and assumptions made by management about future events. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are outside of our control, that may cause actual results to differ materially from any future results expressed or implied from the forward-looking statements.
      Actual results, performance or events may differ materially from those in such statements due to, without limitation:

•	changes in the competitive conditions, regulatory environment or political, social or economic conditions in the markets in which we operate,

•	market, foreign exchange rate and interest rate fluctuations,

•	the ability of counterparties to meet their obligations to us,

•	the effects of, and changes in, fiscal, monetary, trade and tax policies, and currency fluctuations,

•	operational factors such as systems failure, human error, or the failure to properly implement procedures,

•	the effects of changes in laws, regulations or accounting policies or practices, and

•	various other factors beyond our control.
      The foregoing list of important factors is not exhaustive. Additional information regarding the factors and events that could cause differences between forward-looking statements and actual results is contained in our

SEC filings. For further discussion of these and other factors, see “Risk Factors” in our most recent Annual Report on Form 20-F/A filed with the SEC on August 29, 2006.
      As a result of these and other factors, no assurance can be given as to our future results and achievements. You are cautioned not to put undue reliance on these forward-looking statements, which are neither predictions nor guarantees of future events or circumstances. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or circumstances or otherwise.
      All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are similarly qualified.
EKSPORTFINANS ASA
      Eksportfinans is the only specialized export lending institution in Norway, and we provide financing for a broad range of exports and for the internationalization of Norwegian industry, including the purchase of foreign assets and other export-related activities. To a lesser extent, we also provide financing for the purchase of Norwegian-produced capital goods and related services within Norway. We provide both commercial loans as well as government-supported financing. For the latter, fixed-interest loans are available according to the OECD Arrangement on Guidelines for Officially Supported Credits agreed to by most of the member countries of the Organization for Economic Cooperation and Development. At the request of the Norwegian Government, we may also from time to time provide other types of financing.
      Our principal assets are our loans and investments, which are financed by our equity capital and by borrowings principally in the international capital markets. Our principal source of income is the excess of our interest revenue on our assets over the interest expense on our borrowings.
      Our articles of association require that all of our loans be supported by, or extended against, guarantees issued by, or claims on,

•	Norway or other countries, including local, regional and foreign authorities and government institutions, with high creditworthiness,

•	Norwegian or foreign banks or insurance companies, or

•	internationally creditworthy Norwegian or foreign companies, as well as certain types of collateral.
      To date we have collected all loans falling due, either from the original obligor or by exercise of guarantees, and therefore have experienced no loan losses.
      Our wholly owned subsidiary, Kommunekreditt, makes loans without any form of credit enhancement to Norwegian municipalities, counties and to companies that are the joint undertaking of two or more municipalities (so called joint-municipal companies) and to private independent companies against guarantees from municipalities, counties or the Norwegian Government. Kommunekreditt provides loans with fixed rates of interest from one month to 10 years or at a floating rate of interest both for refinancing existing loans and for new investments.
      Eksportfinans was incorporated on May 2, 1962 as a limited liability company under the laws of Norway. Our principal executive offices are located at Dronning Mauds gate 15, N-0250 Oslo, Norway, and our telephone number is +47 22-01-22-01.
WHERE YOU CAN FIND MORE INFORMATION ABOUT US
      We file annual reports with and furnish other information to the SEC. You may read and copy any document filed with or furnished to the SEC by us at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549. Our SEC filings are also available to the public through the SEC’s web site at www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room in Washington D.C. and in other locations. Copies of our SEC filings, including annual and quarterly reports, will also be available free of charge at the main offices of Dexia Banque Internationale à Luxembourg S.A. and Kredietbank S.A. Luxembourgeoise in Luxembourg.
      As allowed by the SEC, this prospectus does not contain all the information you can find in our registration statement or the exhibits to the registration statement. The SEC allows us to “incorporate by reference” information into this prospectus, which means that:

•	documents incorporated by reference are considered part of this prospectus,

•	we may disclose important information to you by referring you to those documents, and

•	information that we file with or furnish to the SEC after the date of this prospectus that is incorporated by reference in this prospectus automatically updates and supersedes information in this prospectus.
      Unless otherwise noted, all documents incorporated by reference have the SEC file number 1-8427. This prospectus incorporates by reference the documents listed below:

•	our Annual Report on Form 20-F/A for the fiscal year ended December 31, 2005 filed on August 29, 2006,

•	our Reports on 6-K furnished to the SEC May 5, 2006 (two on May 5), August 14, 2006, August 15, 2006, August 25, 2006, September 28, 2006, October 2, 2006, November 1, 2006, November 2, 2006, November 13, 2006, November 27, 2006, December 5, 2006 and January 11, 2007,

•	our Report on Form 6-K/A furnished to the SEC August 29, 2006, and

•	each of the following documents that we file with or furnish to the SEC after the date of this prospectus from now until we terminate the offering of securities under this prospectus:

—	reports filed under Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, and

—	reports furnished on Form 6-K that indicate that they are incorporated by reference in this prospectus.
      The documents incorporated by reference in this prospectus contain important information about us and our financial condition. You may obtain copies of these documents in the manner described above. You may also upon written or oral instructions request a copy of these filings, excluding exhibits, at no cost by contacting us at:
          Eksportfinans ASA
          Treasury Department
          Dronning Mauds gate 15
          N-0250 Oslo
          Norway
          Tel: +47 22 01 22 01
          Fax: +47 22 01 22 06
          E-mail: funding@eksportfinans.no
FINANCIAL AND EXCHANGE RATE INFORMATION
      Except as otherwise noted, we present financial statement amounts in this prospectus and in the documents incorporated by reference in accordance with generally accepted accounting principles in Norway (Norwegian GAAP), which differ in significant respects from generally accepted accounting principles in the United States (U.S. GAAP). For a discussion of the principal differences between Norwegian GAAP and U.S. GAAP relevant to Eksportfinans, see Note 34 to our audited consolidated financial statements included in our Annual Report on Form 20-F/A for the fiscal year ended December 31, 2005 filed with the SEC on August 29, 2006, which is incorporated by reference in this prospectus.
      We have derived the financial data in this prospectus for the fiscal year ended December 31, 2005, from our audited financial statements. We have derived all financial data in this prospectus presenting interim figures from unaudited financial statements.

      As used in this prospectus, “dollar” or “$” refer to the U.S. dollar and “kroner” or “NOK” refer to the Norwegian krone.
ENFORCEMENT OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS
      We are a Norwegian company, a majority of our directors and management and certain of the experts named in this prospectus are residents of Norway, and a substantial portion of their respective assets are located in Norway. As a result, it may be difficult or impossible for investors to effect service of process within the United States upon us or such persons with respect to matters arising under U.S. Federal securities laws or to enforce against them judgments of courts of the United States predicated upon civil liability under the U.S. Federal securities laws. We have been advised by Jens Olav Feiring, Esq., our Executive Vice President and General Counsel, that there is doubt as to the enforceability in actions in Norway, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the civil liability provisions of the U.S. Federal securities laws. In addition, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in Norway. We have consented to service of process in New York City for claims based upon the indenture and the debt securities described under “Description of debt securities”.

CAPITALIZATION AND INDEBTEDNESS
      The following table presents our consolidated capitalization in accordance with Norwegian GAAP as of December 31, 2006. It is important that you read this table together with, and it is qualified by reference to, our audited consolidated financial statements set forth in our Annual Report on Form 20-F/A filed with the SEC on August 29, 2006.

	As of
	December 31, 2006
	Actual
	NOK	U.S.$

	(in millions)
	(unaudited)
Short-term debt (commercial paper debt and current portion of bond debt)*	69,058.6	11,040.4
Long-term debt (excluding current portions)
Bonds	88,288.4	14,114.6
Subordinated debt	1,255.5	200.7

Total long-term debt*	89,543.9	14,315.3

Capital contribution	609.9	97.5
Shareholders’ equity
Share capital (nominal value NOK 10,500 per share shares authorized and outstanding 151,765)	1,593.5	254.8
Other equity	845.4	135.2
Share premium reserve	162.5	26.0
Net income for the period	0.0	0.0

Total shareholders’ equity	2,601.4	415.9

Total capitalization	161,813.8	25,869.1

*All our debt is unsecured and unguaranteed.
     For the convenience of the reader, U.S. dollar amounts above have been translated from Norwegian krone at the rate of NOK 6.2551 = U.S.$1.00, the noon buying rate of the Central Bank of Norway on December 31, 2006.
USE OF PROCEEDS
      Unless otherwise set forth in the related prospectus supplement or, if applicable, the pricing supplement, we intend to use the proceeds from the sale of securities offered through this prospectus for general corporate purposes, which include financing our operations and debt repayment and refinancing. The details of any debt repayment will be described in the applicable prospectus supplement or pricing supplement.

DESCRIPTION OF DEBT SECURITIES
      The following is a summary of the general terms of the debt securities. Each time that we issue debt securities pursuant to this prospectus we will file with the SEC a prospectus supplement and, if applicable, a pricing supplement or a product supplement that you should read carefully. The prospectus supplement or, if applicable, the pricing supplement or product supplement, will contain the specific terms applicable to those debt securities. The terms presented here, together with the terms contained in the prospectus supplement and, if applicable, the pricing supplement or product supplement will be a description of the material terms of the debt securities. You should also read the indenture under which we will issue the debt securities, which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. The terms of the debt securities include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.
General
      The debt securities will be issued under an indenture with The Bank of New York, 101 Barclay Street, Floor 21W, New York, New York, 10286, as trustee. The total principal amount of debt securities that can be issued under the indenture is unlimited. The indenture does not limit the amount of other debt, secured or unsecured, that we may issue. We may issue the debt securities in one or more series.
      The prospectus supplement and, if applicable, the pricing supplement or product supplement relating to any series of debt securities being offered, will include specific terms relating to the offering. These terms will include some or all of the following:

•	the price of the debt securities offered,

•	the title of the debt securities,

•	the total principal amount of the debt securities,

•	the date or dates, if any, on which the principal of and any premium on the debt securities will be payable,

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments,

•	whether the debt securities are senior or subordinated debt securities and, if subordinated, the ranking of such debt securities in relation to other senior or subordinated debt securities,

•	the places at which payments of principal and interest are payable,

•	the terms of any optional or mandatory redemption, including the price for the redemption,

•	any sinking fund provisions,

•	the terms of any payments on the debt securities that will be payable in foreign currency or currency units or another form,

•	the terms of any payments that will be payable by reference to any index or formula,

•	any changes or additions to the events of default or covenants described in this prospectus,

•	whether debt securities will be issued as discount securities and the amount of any discount,

•	whether the debt securities will be represented by one or more global securities,

•	any terms for the exchange of the debt securities for securities of any other entity, and

•	any other terms of the debt securities.
      We have the ability under the indenture to “re-open” a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of the series. We are also permitted to issue debt securities with the same terms as previously issued debt securities. Unless otherwise indicated in the related prospectus supplement or, if applicable, the pricing supplement or product supplement, the debt securities will not be listed on any securities exchange.
      The senior debt securities will be unsecured, unsubordinated indebtedness and will rank equally with all other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured indebtedness and will be subordinated in right of payment to existing and future debt as set forth in the related prospectus supplement or, if applicable, the relevant pricing supplement or product supplement. See “Subordination” below.
      Some of the debt securities may be sold at a substantial discount below their stated principal amount. These debt securities will either bear no interest or will bear interest at a rate which at the time of issuance is below market rates. U.S. Federal income tax consequences and other special considerations applicable to discounted debt securities are discussed below under “Taxation in the United States” and may be discussed further in the prospectus supplement or, if applicable, the pricing supplement or product supplement relating to these debt securities.
Governing law
      The debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York, except that matters relating to the authorization and execution by us of the indenture and the debt securities issued under the indenture, will be governed by the laws of Norway. There are no limitations under the laws of Norway or our Articles of Association on the right of non-residents of Norway to hold the debt securities issued.
Form, exchange and transfer
      Unless otherwise specified in the related prospectus supplement or, if applicable, the related pricing supplement or product supplement, the debt securities of each series will be issuable in fully registered form, without coupons, in denominations of $1,000.00 and integral multiples thereof.
      Unless otherwise specified in the related prospectus supplement, or, if applicable, the related pricing supplement or product supplement, any payments of principal, interest and premium on registered debt securities will be payable and, subject to the terms of the indenture and the limitations applicable to global securities, debt securities may be transferred or exchanged at any office or agency we maintain for such purpose, without the payment of any service charge except for any applicable tax or governmental charge.
Global securities
      The debt securities of a series may be issued in the form of one or more global certificates that will be deposited with a depositary identified in a prospectus supplement or, if applicable, the related pricing supplement or product supplement. Unless a global certificate is exchanged in whole or in part for debt securities in definitive form, a global certificate may generally be transferred only as a whole and only to the depositary or to a nominee of the depositary or to a successor depositary or its nominee.
      Unless otherwise indicated in any prospectus supplement, or, if applicable, the related pricing supplement or product supplement, The Depositary Trust Company (DTC) will act as depositary. Beneficial interests in global certificates will be shown on records maintained by DTC and its participants and transfers of global certificates will be effected only through these records.
      The following paragraphs are based on information provided to us by DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the clearance and recording of the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participant’s accounts. This eliminates the need for physical exchange of certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Other organizations such as securities brokers and dealers, banks and trust companies that work through a participant, either directly or indirectly use DTC’s book-entry system. The rules that apply to DTC and its participants are on file with the SEC.
      Pursuant to DTC’s procedures, upon the sale of debt securities represented by a global certificate to underwriters, DTC will credit the accounts of the participants designated by the underwriters with the principal amount of the debt securities purchased by the underwriters. Ownership of beneficial interests in a global certificate will be shown on DTC’s records (with respect to participants), by the participants (with respect to indirect participants and certain beneficial owners) and by the indirect participants (with respect to all other beneficial owners). The laws of some states require that certain persons take physical delivery in definitive form of the securities that they own. Consequently, the ability to transfer beneficial interests in a global certificate may be limited.
      We will wire principal and interest payments with respect to global certificates to DTC’s nominee. We and the trustee under the indenture will treat DTC’s nominee as the owner of the global certificates for all purposes. Accordingly, we, the trustee and the paying agent will have no direct responsibility or liability to pay amounts due on the global certificates to owners of beneficial interests in the global certificates.
      It is DTC’s current practice, upon receipt of any payment of principal or interest, to credit participants’ accounts on the payment date according to their beneficial interests in the global certificates as shown on DTC’s records. Payments by participants to owners of beneficial interests in the global certificates will be governed by standing instructions and customary practices between the participants and the owners of beneficial interests in the global certificates, as is the case with securities held for the account of customers registered in “street name”. However, payments will be the responsibility of the participants and not of DTC, the trustee or us.
      Debt securities of any series represented by a global certificate will be exchangeable for debt securities in definitive form with the same terms in authorized denominations only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary, or DTC is no longer eligible to act as depositary, and we do not appoint a successor depositary within 90 days, or

•	we determine not to have the debt securities of a series represented by global certificates and notify the trustee of our decision.
      So long as DTC or its nominee is the registered owner and holder of the global notes, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global notes for all purposes under the indenture. Except as provided below, you, as the beneficial owner of interests in the global notes, will not be entitled to have debt securities registered in your name, will not receive or be entitled to receive physical delivery of debt securities in definitive form and will not be considered the owner or holder of those debt securities under the indenture. Accordingly, you, as the beneficial owner, must rely on the procedures of DTC and, if you are not a DTC participant, on the procedures of the DTC participants through which you own your interest, to exercise any rights of a holder under the indenture.
      Neither we, the trustee, nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in global notes or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. DTC’s practice is to credit the accounts of DTC’s direct participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in a security as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on the payment date. The underwriters will initially designate the accounts to be credited. Beneficial owners may experience delays in receiving distributions on their debt securities because distributions will initially be made to DTC, and they must be transferred through the chain of intermediaries to the beneficial owner’s account. Payments by DTC participants to you will be the responsibility of the DTC participant and not of DTC, the trustee or us. Accordingly, we and any paying agent will have no responsibility or liability for: any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in debt securities represented by a global securities certificate; any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global securities certificate held through those participants; or the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.
      Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
      We have been informed that, under DTC’s existing practices, if we request any action of holders of debt securities, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder of debt securities is entitled to take under the indenture, DTC would authorize the direct participants holding the relevant beneficial interests to take such action, and those direct participants and any indirect participants would authorize beneficial owners owning through those direct and indirect participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.
Payments of additional amounts
      Unless the prospectus supplement or, if applicable, the pricing supplement or product supplement for a particular series of debt securities provides otherwise, we will make all payments on the debt securities of that series without withholding or deduction for any taxes or other governmental charges in effect on the date of issuance of the debt securities of that series or imposed in the future by or on behalf of Norway or any authority in Norway.
      In the event any Norwegian taxes or other charges are imposed on payments on any debt security of that series held by you, we will pay to you such additional amounts as may be necessary so that the net amounts receivable by you after any payment, withholding or deduction of tax or charge will equal the amounts of principal, any interest and any premium that would have been receivable on the debt security if there were no such payment, withholding or deduction; provided, however, that the amounts with respect to any Norwegian taxes will be payable only to holders that are not residents in Norway for purposes of its tax laws, and provided further, that we will not be required to make any payment of any additional amounts on account of:

•	your being a resident of Norway or having some connection with Norway (in the case of Norwegian taxes) other than the mere holding of the debt security or the receipt of principal, any interest, or any premium on the debt security,

•	your presentation of the debt security for payment more than 30 days after the later of (1) the due date for such payment or (2) the date we provide funds to make such payment to the trustee,

•	any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge,

•	any tax, assessment or other governmental charge payable other than by withholding from payments on the debt security,

•	any tax, assessment or other governmental charge which would not have been imposed or withheld if the holder had declared his or her non-residence in Norway or made a similar claim for exemption so that, upon making the declaration or the claim, the holder would either have been able to avoid the tax, assessment or charge or to obtain a refund of the tax, assessment or charge,

•	any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, premium, if any, or any interest on, any debt security, if such payment can be made without such withholding by any other paying agent,

•	any withholding or deduction imposed on a payment that is required to be made pursuant to a European Union directive on the taxation of savings or related law or regulations, or

•	any combination of items above,

nor shall additional amounts be paid with respect to any payment of the principal of, premium, if any, or any interest on any debt security to any holder who is a fiduciary, a partnership or a beneficial owner and who is other than the sole beneficial owner of the payment to the extent the fiduciary or a member of the partnership or a beneficial owner would not have been entitled to any additional amount had it been the holder of the debt security.
Tax redemption
      Unless the prospectus supplement or, if applicable, the pricing supplement or product supplement for a particular series of debt securities provides otherwise, we may redeem that series of debt securities before its maturity, in whole but not in part, if, at any time after the date of issuance of that series of securities, as a result of any:

•	amendment to, or change in, the laws of Norway or any political subdivision of Norway, or

•	change in the application or official interpretation of such laws or regulations, where the amendment or change becomes effective after the date of the issuance of the series of debt securities, we become, or will become, obligated to pay any additional amounts as provided above under “Payments of additional amounts” and cannot reasonably avoid such obligation.
      Before we may redeem debt securities of a particular series as provided above, we must deliver to the trustee at least 30 days, but not more than 60 days, prior to the date fixed for redemption:

•	a written notice stating that the debt securities of a particular series are to be redeemed, specifying the redemption date and other pertinent information, and

•	an opinion of independent legal counsel selected by us to the effect that, as a result of the circumstances described above, we have or will become obligated to pay any additional amounts.
      We will give you at least 30 days’, but not more than 60 days’, notice before any tax redemption of a series of securities. On the redemption date, we will pay you the principal amount of your debt security, plus any accrued interest (including any additional amounts) to the redemption date.
Exchange
      The terms, if any, upon which debt securities of any series are exchangeable for other securities will be set forth in the related prospectus supplement. These terms may include the exchange price, the exchange period, provisions as to whether exchange will be at the option of the holders of that series of debt securities or at our option, any events requiring an adjustment of the exchange price, provisions affecting exchange in the event of the redemption of such series of debt securities and other relevant provisions relating to those securities.
Events of default
      Unless otherwise specified in the applicable pricing supplement or product supplement, the following are defined as events of default with respect to securities of any series outstanding under the indenture:

•	failure to pay principal or premium, if any, on any debt security of that series when due, and continuance of such a default for a period of 15 days or any applicable longer grace period,

•	failure to pay any interest on any debt security of that series when due, and continuance of such a default for a period of 30 days or any applicable longer grace period,

•	failure to deposit any sinking fund payment, when due and continuance of such a default beyond any applicable grace period, on any debt security of that series,

•	failure to perform any of our other covenants or the breach of any of the warranties in the indenture after being given written notice and continuance of such a default for a period of 90 days or any applicable longer grace period,

•	certain events in bankruptcy, insolvency or reorganization, and

•	any other event of default provided with respect to debt securities of that series.
      If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may accelerate the maturity of the debt securities of that series (or, such portion of the principal amount of such debt securities as may be specified in a prospectus supplement) and declare all amounts of that series due and payable or deliverable immediately. If an acceleration occurs, subject to specified conditions, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series may rescind and annul such acceleration, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all events of default have been cured or waived. Because each series of debt securities will be independent of each other series, a default in respect of one series will not necessarily in itself result in a default or acceleration of the maturity of a different series of debt securities.
      Other than its duties in case of an event of default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer the trustee indemnity reasonably satisfactory to it. Subject to the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
      A holder of debt securities of any series will not have any right to institute any proceeding with respect to the indenture unless:

•	the holder previously gave written notice to the trustee of an event of default,

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and have offered reasonable indemnity to the trustee to institute such proceeding as trustee, and

•	the trustee fails to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.
      The limitations described above do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal, interest or premium on that debt security on or after the applicable due date specified in that debt security.
      The holders of a majority in principal amount of the outstanding debt securities of any series may waive an event of default with respect to that series, except a default:

•	in the payment of any amounts due and payable or deliverable under the debt securities of that series, or

•	in respect of an obligation of Eksportfinans that cannot be modified under the terms of the indenture without the consent of each holder of each series of debt securities affected.
      We will be required to furnish to the trustee annually a statement by our officers as to whether or not we are in default in the performance of any of the terms of the indenture.
Subordination
      The indebtedness evidenced by the subordinated debt securities will, to the extent provided pursuant to the indenture with respect to each series of subordinated debt securities, be subordinate in right of payment to the prior payment in full of all of our senior debt, as defined, including any senior debt securities and any subordinated debt securities that are defined as senior debt for purposes of a particular series of subordinated debt securities. The prospectus supplement or, if applicable, the pricing supplement or product supplement relating to any subordinated debt securities will summarize the subordination provisions of the indenture applicable to that series including:

•	the applicability and effect of such provisions upon any payment or distribution of our assets to creditors upon any liquidation, bankruptcy, insolvency or similar proceedings,

•	the applicability and effect of such provisions in the event of specified defaults with respect to senior debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the subordinated debt securities, and

•	the definition of senior debt applicable to the subordinated debt securities of that series including whether and to what extent the subordinated debt of that series shall be subordinated to other subordinated debt of their issuer.
      In the event and during the continuation of any default in the payment of any senior debt continuing beyond any applicable grace period specified in the instrument evidencing that senior debt (unless and until the default shall have been cured or waived or shall have ceased to exist), no payments on account of principal, premium, if any, or interest, if any, on the subordinated debt securities or sums payable with respect to the exchange, if applicable, of the subordinated debt securities may be made pursuant to the subordinated debt securities.
      Upon payment or distribution of our assets to creditors upon dissolution or winding-up or total or partial liquidation or reorganization, whether voluntary or involuntary in bankruptcy, insolvency, receivership or other proceedings, the holders of our senior debt will be entitled to receive payment in full of all amounts due on the senior debt before any payment is made by us on account of principal, premium, if any, or interest, if any, on the subordinated debt securities.
      By reason of this subordination, in the event of our insolvency, holders of subordinated debt securities may recover less, ratably, and holders of senior debt may recover more, ratably, than our other creditors. The indenture does not limit the amount of senior debt that we may issue.
Defeasance
      Unless otherwise indicated in the related prospectus supplement or, if applicable, the pricing supplement or product supplement, we may elect, at our option at any time, to have the provisions of the indenture relating (a) to defeasance and discharge of indebtedness or (b) to defeasance of certain restrictive covenants apply to the debt securities of any series, or to any specified part of a series.
      In order to exercise either option, we must irrevocably deposit, in trust for the benefit of the holders of those debt securities, money or U.S. government securities, or both, that, through the payment of principal and interest in accordance with their terms, will provide amounts sufficient to pay the principal of and any premium and interest on those debt securities on the respective stated maturities in accordance with the terms of the indenture and those debt securities. Any additional conditions to exercising these options with respect to a series of debt securities will be described in a related prospectus supplement.
      If we meet all the conditions to clause (a) above and elect to do so, we will be discharged from all our obligations with respect to the applicable debt securities and, if those debt securities are subordinated debt securities, the provisions relating to subordination will cease to be effective (other than obligations to register transfer of debt securities, to replace lost, stolen or mutilated certificates and to maintain paying agencies). We shall be deemed to have paid and discharged the entire indebtedness represented by the applicable debt securities and to have satisfied all of our obligations under the debt securities and the indenture relating to those debt securities.
      If we meet all the conditions to clause (b) above and elect to do so, we may omit to comply with and shall have no liability in respect of certain restrictive covenants as described in the related prospectus supplement and, if those debt securities are subordinated debt securities, the provisions of the indenture relating to subordination will cease to be effective, in each case with respect to those debt securities.

Modification of the indenture
      Under the indenture, our rights and obligations and the rights of holders may be modified with the consent of the holders holding not less than a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications or altering the provisions relating to the waiver of any past default, will be effective against any holder without its consent. We and the trustee may also amend the indenture or any supplement to the indenture without the consent of the holders of any debt securities to evidence the succession or addition of another corporation to Eksportfinans, to evidence the replacement of the trustee with respect to one or more series of debt securities and for certain other purposes.
Consolidation, merger or disposition of assets
      We may not consolidate with or merge into, or sell or lease substantially all of our assets to any person unless:

•	the successor person expressly assumes our obligations on the debt securities and under the indenture,

•	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and

•	any other conditions specified in the related prospectus supplement or, if applicable, the pricing supplement or product supplement are met.
Concerning the trustee
      We and certain of our affiliates and subsidiaries may maintain deposit account and lines of credit and have other customary banking relationship with the trustee and its affiliates in the ordinary course of our and their respective businesses.
      Pursuant to the Trust Indenture Act, should a default occur with respect to the debt securities constituting our senior debt securities or subordinated debt securities, the trustee would be required to resign as trustee with respect to the debt securities constituting either the senior debt securities or the subordinated debt securities under the indenture within 90 days of the default unless the default were cured, duly waived or otherwise eliminated or unless only senior debt securities or subordinated debt securities are outstanding under the indenture at the time of the default.
TAXATION IN NORWAY
      This discussion is the opinion of Wiersholm, Mellbye & Bech, advokatfirma AS insofar as it relates to matters of Norwegian tax law and describes certain material Norwegian tax consequences to beneficial holders of debt securities.
      This section does not address all Norwegian income tax matters that may be relevant to a particular prospective holder. This section is based on Norwegian law, regulations and judicial and administrative interpretations, in each case as in effect and available on the date of this prospectus. All of the foregoing are subject to changer, which change could apply retroactively and could affect the consequences described below. Each investor should consult its own tax advisor with respect to possible Norwegian tax consequences of acquiring, owning or disposing of the debt securities in their particular circumstances.
      Unless the prospectus supplement or, if applicable, the pricing supplement or product supplement for a particular series of debt securities so provides, we will make all payments on the debt securities of that series without withholding or deduction for any taxes or other governmental charges in effect on the date of issuance of the debt securities of that series or imposed in the future by or on behalf of Norway or any authority in Norway. See “Description of debt securities — Payments of additional amounts” and “— Tax redemption”, above.
      Interest paid on the debt securities to a non-Norwegian person not resident in Norway are not subject to income tax or withholding tax in Norway.

      Gains derived from the sale of Eksportfinans’s debt securities by a non-Norwegian person not resident in Norway are not subject to Norwegian income taxes.
      A non-Norwegian person not resident in Norway who holds Eksportfinans’s debt securities is not subject to Norwegian inheritance, gift or wealth tax unless such person operates a business through a permanent establishment in Norway and payments on such securities are attributable to such business. Norwegian inheritance and gift tax may, however, under certain circumstances be imposed on holders who are non-resident Norwegian citizens. Under the United States-Norway estate and inheritance tax treaty, a United States citizen or domiciliary who becomes liable to pay Norwegian inheritance or gift taxes generally will be entitled to credit against his U.S. estate or gift tax liability the amount of such Norwegian taxes.
TAXATION IN THE UNITED STATES
      This discussion is the opinion of Allen & Overy LLP insofar as it relates to matters of U.S. Federal income tax law and describes certain material U.S. Federal income tax consequences to beneficial holders of debt securities. This section addresses only the U.S. Federal income tax considerations for holders that acquire the debt securities at their original issuance and hold the debt securities as capital assets. This section does not address all U.S. Federal income tax matters that may be relevant to a particular prospective holder. Each prospective investor should consult a professional tax advisor with respect to the tax consequences of an investment in the debt securities under their particular circumstances. This section does not address tax considerations applicable to a holder of a debt security that may be subject to special tax rules including, without limitation, the following:

•	financial institutions,

•	insurance companies,

•	dealers or traders in securities, currencies or notional principal contracts,

•	tax-exempt entities,

•	regulated investment companies,

•	real estate investment trusts,

•	S corporations,

•	persons that will hold the debt securities as part of a “hedging” or “conversion” transaction or as a position in a “straddle” or as part of a “synthetic security” or other integrated transaction for U.S. Federal income tax purposes,

•	persons that own (or are deemed to own) 10% or more (by voting power) of our stock,

•	partnerships, pass-through entities or persons who hold the debt securities through partnerships or other pass-through entities, and

•	holders that have a “functional currency” other than the U.S. dollar.
      Further, this section does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a holder of a debt security. This section also does not address the U.S. Federal estate and gift tax consequences to holders of debt securities.
      This discussion does not cover every type of debt security that may be issued under this prospectus. If we intend to issue a debt security of a type not described in this summary, or if there are otherwise special tax consequences with respect to the debt security that are not covered herein, additional tax information will be provided in the prospectus supplement and, if applicable, the pricing supplement or product supplement for the applicable debt security.
      This section is based on the U.S. Internal Revenue Code of 1986, as amended (the Code), U.S. Treasury regulations and judicial and administrative interpretations, in each case as in effect and available on the date of this prospectus. All of the foregoing are subject to change, which change could apply retroactively and could affect the tax consequences described below.
      Each prospective investor should consult its own tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of acquiring, owning or disposing of the debt securities in their particular circumstances.
      For the purposes of this section, a U.S. holder is a beneficial owner of debt securities that is, for U.S. Federal income tax purposes:

•	a citizen or individual resident of the United States,

•	a corporation, or other entity that is treated as a corporation for U.S. Federal income tax purposes, created or organized in or under the laws of the United States or any state of the United States (including the District of Columbia),

•	an estate, the income of which is subject to U.S. Federal income taxation regardless of its source, or

•	a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust.
      A non-U.S. holder is a beneficial owner of debt securities that is not a U.S. holder. If a partnership holds debt securities, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding debt securities should consult their tax advisor.
U.S. Federal income tax consequences to U.S. holders
Interest
      Interest paid on the debt securities, other than interest on a discount note that is not qualified stated interest (each as defined below under “Original issue discount”), will be taxable to a U.S. holder as ordinary interest income at the time it is received or accrued, depending on the U.S. holder’s method of accounting for U.S. Federal income tax purposes.
      A U.S. holder utilizing the cash method of accounting for U.S. Federal income tax purposes that receives an interest payment denominated in a foreign currency will be required to include in income the U.S. dollar value of that interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars.
      If interest on a debt security is payable in a foreign currency, an accrual basis U.S. holder is required to include in income the U.S. dollar value of the amount of interest income accrued on a debt security during the accrual period. An accrual basis U.S. holder may determine the amount of the interest income to be recognized in accordance with either of two methods. Under the first accrual method, the amount of income accrued will be based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, the part of the period within the taxable year. Under the second accrual method, the U.S. holder may elect to determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. If the last day of the accrual period is within five business days of the date the interest payment is actually received, an electing accrual basis U.S. holder may instead translate that interest expense at the exchange rate in effect on the day of actual receipt. Any election to use the second accrual method will apply to all debt instruments held by the U.S. holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. holder and will be irrevocable without the consent of the U.S. Internal Revenue Service (the IRS).
      A U.S. holder utilizing either of the foregoing two accrual methods may recognize ordinary income or loss with respect to accrued interest income on the date of receipt of the interest payment (including a payment attributable to accrued but unpaid interest upon the sale or retirement of a debt security). The amount of ordinary income or loss, if any, will equal the difference between the U.S. dollar value of the interest payment received (determined on the date the payment is received) in respect of the accrual period and the U.S. dollar value of interest income that has accrued during that accrual period (as determined under the accrual method utilized by the U.S. holder).
      Foreign currency received as interest on the debt securities will have a tax basis equal to its U.S. dollar value at the time the interest payment is received. Gain or loss, if any, realized by a U.S. holder on a sale or other disposition of that foreign currency will be ordinary income or loss and will generally be income from sources within the United States for foreign tax credit limitation purposes.
      Interest on the debt securities received by a U.S. holder will be treated as foreign source income for the purposes of calculating that holder’s foreign tax credit limitation. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. The rules relating to foreign tax credits and the timing thereof are complex. U.S. holders should consult their own tax advisers regarding the availability of a foreign tax credit under their particular situation.
Original issue discount
      A debt security, other than a debt security with a term of one year or less (a short-term note), will be treated as issued at an original issue discount (OID, and a debt security issued with OID, a discount note) for U.S. Federal income tax purposes if the excess of the sum of all payments provided under the debt security, other than qualified stated interest payments, as defined below, over the issue price of the debt security is more than a de minimis amount, as defined below. Qualified stated interest is generally interest paid on a debt security that is unconditionally payable at least annually at a single fixed rate. The issue price of the debt securities will be the first price at which a substantial amount of the debt securities are sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. Special rules for “variable rate debt securities” are described below under “Original issue discount — Variable rate debt securities”.
      In general, if the excess of the sum of all payments provided under the debt security other than qualified stated interest payments (the stated redemption price at maturity) over its issue price is less than 0.25% of the debt security’s stated redemption price at maturity multiplied by the number of complete years to its maturity, then such excess, if any, constitutes de minimis OID and the debt security is not a discount note. Unless the election described below under “Election to Treat All Interest as OID” is made, a U.S. holder of a debt security with de minimis OID must include such de minimis OID in income as stated principal payments on the debt security are made. The includable amount with respect to each such payment will equal the product of the total amount of the debt security’s de minimis OID and a fraction, the numerator of which is the amount of the principal payment made and the denominator of which is the stated principal amount of the debt security.
      A U.S. holder will be required to include OID on a discount note in income for U.S. Federal income tax purposes as it accrues, calculated on a constant-yield method, before the actual receipt of cash attributable to that income, regardless of the U.S. holder’s method of accounting for U.S. Federal income tax purposes. Under this method, U.S. holders generally will be required to include in income increasingly greater amounts of OID over the life of the discount notes.
      OID for any accrual period on a discount note that is denominated in, or determined by reference to, a foreign currency will be determined in that foreign currency and then translated into U.S. dollars in the same manner as interest payments accrued by an accrual basis U.S. holder, as described under “Interest” above. Upon receipt of an amount attributable to OID in these circumstances, a U.S. holder may recognize ordinary income or loss.
      OID on a discount note will be treated as foreign source income for the purposes of calculating a U.S. holder’s foreign tax credit limitation. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. The rules relating to foreign tax credits and the timing thereof are complex. U.S. holders should consult their own tax advisers regarding the availability of a foreign tax credit under their particular situation.

Acquisition premium
      A U.S. holder that purchases a debt security for an amount less than or equal to the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest but in excess of its adjusted issue price and that does not make the election described below under “Election to treat all interest as OID” will have acquisition premium. Investors should consult their own tax advisors regarding the U.S. Federal income tax implications of acquisition premium.
Market discount
      A debt security, other than a short-term note, will be treated as purchased at a market discount (a market discount note) if the debt security’s stated redemption price at maturity or, in the case of a discount note, the debt security’s “revised issue price”, exceeds the amount for which the U.S. holder purchased the debt security by at least 0.25% of the debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. If such excess is not sufficient to cause the debt security to be a market discount note, then such excess constitutes de minimis market discount and the debt security is not subject to the rules discussed in the following paragraphs. For these purposes, the revised issue price of a debt security generally equals its issue price, increased by the amount of any OID that has accrued on the debt security.
      Any gain recognized on the maturity or disposition of a market discount note will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on that debt security. Alternatively, a U.S. holder of a market discount note may elect to include market discount in income currently over the life of the debt security. Such an election shall apply to all debt instruments with market discount acquired by the electing U.S. holder on or after the first day of the first taxable year to which the election applies. This election may not be revoked without the consent of the IRS.
      Market discount on a market discount note will accrue on a straight-line basis unless the U.S. holder elects to accrue such market discount on a constant-yield method. Such an election shall apply only to the debt security with respect to which it is made and may not be revoked. A U.S. holder of a market discount note that does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to that market discount note in an amount not exceeding the accrued market discount on that market discount note until the maturity or disposition of that market discount note.
Election to treat all interest as OID
      A U.S. holder may elect to include in gross income all interest that accrues on a debt security using the constant-yield method under the heading “Original issue discount”, with the modifications described below. For the purposes of this election, interest includes stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium.
      In applying the constant-yield method to a debt security with respect to which this election has been made, the issue price of the debt security will equal its cost to the electing U.S. holder, the issue date of the debt security will be the date of its acquisition by the electing U.S. holder, and no payments on the debt security will be treated as payments of qualified stated interest. This election will generally apply only to the debt security with respect to which it is made and may not be revoked without the consent of the IRS. If this election is made with respect to a debt security with amortizable bond premium, then the electing U.S. holder will be deemed to have elected to apply amortizable bond premium against interest with respect to all debt instruments with amortizable bond premium (other than debt instruments the interest on which is excludible from gross income) held by the electing U.S. holder as of the beginning of the taxable year in which the debt security with respect to which the election is made is acquired or thereafter acquired. The deemed election with respect to amortizable bond premium may not be revoked without the consent of the IRS.
      If the election to apply the constant-yield method to all interest on a debt security is made with respect to a market discount note, the electing U.S. holder will be treated as having made the election discussed above under

“Original issue discount — Market discount” to include market discount in income currently over the life of all debt instruments held or thereafter acquired by such U.S. holder.
Variable rate debt securities.
      A variable rate debt security is a debt security that:

•	has an issue price that does not exceed the total non-contingent principal payments by more than the lesser of (i) the product of (x) the total non-contingent principal payments, (y) the number of complete years to maturity from the issue date and (z) 0.015, or (ii) 15% of the total non-contingent principal payments; and

•	does not provide for stated interest other than stated interest compounded or paid at least annually at (i) one or more “qualified floating rates”, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single “objective rate” or (iv) a single fixed rate and a single objective rate that is a “qualified inverse floating rate”.
      A qualified floating rate or objective rate in effect at anytime during the term of the instrument must be set at a “current value” of that rate. A current value of a rate is the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.
      A variable rate is a qualified floating rate if (i) variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the note is denominated or (ii) it is equal to the product of such a rate and either (a) a fixed multiple that is greater than 0.65 but not more than 1.35, or (b) a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. If a note provides for two or more qualified floating rates that (i) are within 0.25 percentage points of each other on the issue date or (ii) can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate. A rate is not a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the note.
      An objective rate is a rate, other than a qualified floating rate, that is determined using a single fixed formula and that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the relevant issuer or a related party (such as dividends, profits or the value of the relevant issuer’s stock). A variable rate is not an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of the debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the debt security’s term. An objective rate is a qualified inverse floating rate if (i) the rate is equal to a fixed rate minus a qualified floating rate, and (ii) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.
      If interest on a debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period and (i) the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points or (ii) the value of the qualified floating rate or objective rate is intended to approximate the fixed rate, the fixed rate and the qualified floating rate or the objective rate constitute a single qualified floating rate or objective rate.
      In general, if a variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, all stated interest on the debt security is qualified stated interest and the amount of OID, if any, is determined under the rules applicable to fixed rate debt instruments by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, in the case of any other objective rate, a fixed rate that reflects the yield reasonably expected for the debt security.

      If a variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate and also does not provide for interest payable at a fixed rate (other than at a single fixed rate for an initial period), the amount of interest and OID accruals on the debt security are generally determined by: (i) determining a fixed rate substitute for each variable rate provided under the variable rate debt security (generally, the value of each variable rate as of the issue date or, in the case of an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on the note), (ii) constructing the equivalent fixed rate debt instrument (using the fixed rate substitutes described above), (iii) determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and (iv) making the appropriate adjustments for actual variable rates during the applicable accrual period.
      If a variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and in addition provides for stated interest at a single fixed rate (other than at a single fixed rate for an initial period), the amount of interest and OID accruals are determined as in the immediately preceding paragraph with the modification that the variable rate debt security is treated, for the purposes of the first three steps of the determination, as if it provided for a qualified floating rate (or a qualified inverse floating rate, as the case may be) rather than the fixed rate. The qualified floating rate (or qualified inverse floating rate) replacing the fixed rate must be such that the fair market value of the variable rate debt security as of the issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate) rather than the fixed rate.
Index debt securities, exchangeable debt securities and other debt securities subject to contingencies.
      Special U.S. Federal income tax rules apply with respect to index debt securities, exchangeable debt securities and debt securities which are subject to the rules governing contingent payment debt instruments and are not subject to the rules governing variable rate debt instruments. The timing and character of income, gain or loss reported on such debt security may differ substantially from the timing and character of income, gain or loss reported on a non-contingent payment debt instrument under general principles of current U.S. Federal income tax law. If any such securities are issued, information concerning the U.S. Federal income tax consequences of such securities will be provided in the applicable pricing supplement or product supplement.
Securities with perpetual maturity.
      Although the treatment of securities with a perpetual maturity is not entirely clear, securities with a perpetual maturity may not be characterized as debt for U.S. Federal income tax purposes. As a result, certain of the tax provisions discussed herein may not be applicable to securities with perpetual maturity. If any such securities are issued, information concerning the U.S. Federal income tax consequences of such securities will be provided in the applicable pricing supplement or product supplement. Prospective purchasers are advised to consult their tax advisors regarding the tax treatment of such securities for U.S. federal income tax purposes.
Debt securities subject to redemption
      Certain of the debt securities (1) may be redeemable at the option of the issuer prior to their maturity (a call option) and/or (2) may be repayable at the option of the holder prior to their stated maturity (a put option). Debt securities containing such features may be subject to rules that are different from the general rules discussed above and the tax consequences of an investment in such debt securities will depend, in part, on the particular terms and features of such debt securities. The prospectus supplement for the debt securities will contain additional discussion relating to the terms and features of such debt securities.
Short-term debt securities
      Short-term debt securities will be treated as having been issued with OID. In general, an individual or other cash method U.S. holder is not required to accrue such OID unless the U.S. holder elects to do so. If such an election is not made, any gain recognized by the U.S. holder on the sale, exchange or maturity of the short-term debt security will be ordinary income to the extent of the OID accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale or maturity, and a portion of the deductions otherwise allowable to the U.S. holder for interest on borrowings allocable to the short-term debt security will be deferred until a corresponding amount of income is realized. U.S. holders who report income for U.S. Federal income tax purposes under the accrual method are required to accrue OID on a short-term debt security on a straight-line basis unless an election is made to accrue the OID under a constant yield method (based on daily compounding).
Debt securities purchased at a premium
      A U.S. holder that purchases a debt security for an amount in excess of its principal amount may elect to treat such excess as amortizable bond premium. If this election is made, the amount required to be included in the U.S. holder’s income each year with respect to interest on the debt security will be reduced by the amount of amortizable bond premium allocable (based on the debt security’s yield to maturity) to such year. In the case of a debt security that is denominated in, or determined by reference to, a foreign currency, amortizable bond premium will be computed in units of foreign currency, and amortizable bond premium will reduce interest income in units of foreign currency. At the time amortizable bond premium offsets interest income, a U.S. holder realizes exchange gain or loss (taxable as ordinary income or loss) equal to the difference between exchange rates at that time and at the time of the acquisition of the debt securities. Any election to amortize bond premium shall apply to all bonds (other than bonds the interest on which is excludible from gross income) held by the U.S. holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. holder and is irrevocable without the consent of the IRS.
Sale, exchange or retirement of the debt securities
      A U.S. holder’s tax basis in a debt security will generally equal its “U.S. dollar cost”, increased by the amount of any OID or market discount included in the U.S. holder’s income with respect to the debt security and the amount, if any, of income attributable to de minimis OID and de minimis market discount included in the U.S. holder’s income with respect to the debt security (each as determined above), and reduced by the amount of any payments with respect to the debt security that are not qualified stated interest payments and the amount of any amortizable bond premium applied to reduce interest on the debt security. The U.S. dollar cost of a debt security purchased with a foreign currency will generally be the U.S. dollar value of the purchase price on (1) the date of purchase or (2) in the case of a debt security traded on an established securities market (as defined in the applicable U.S. Treasury regulations), that is purchased by a cash basis U.S. holder (or an accrual basis U.S. holder that so elects), on the settlement date for the purchase. A U.S. holder will generally recognize gain or loss on the sale, exchange or retirement of a debt security equal to the difference between the amount realized on the sale, exchange or retirement and the tax basis of the debt security. The amount realized on the sale, exchange or retirement of a debt security for an amount in foreign currency will be the U.S. dollar value of that amount on the date of disposition, or in the case of debt securities traded on an established securities market (as defined in the applicable U.S. Treasury regulations) that are sold by a cash basis U.S. holder or by an accrual basis U.S. holder that so elects, on the settlement date for the sale.
      Gain or loss recognized by a U.S. holder on the sale, exchange or retirement of a debt security that is attributable to changes in currency exchange rates will be ordinary income or loss and will consist of OID exchange gain or loss and principal exchange gain or loss. OID exchange gain or loss will equal the difference between the U.S. dollar value of the amount received on the sale, exchange or retirement of a debt security that is attributable to accrued but unpaid OID as determined by using the exchange rate on the date of the sale, exchange or retirement and the U.S. dollar value of accrued but unpaid OID as determined by the U.S. holder under the rules described above under “Original issue discount”. Principal exchange gain or loss will equal the difference between the U.S. dollar value of the U.S. holder’s purchase price of the debt security in foreign currency determined on the date of the sale, exchange or retirement, and the U.S. dollar value of the U.S. holder’s purchase price of the debt security in foreign currency determined on the date the U.S. holder acquired the debt security. The foregoing foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by the U.S. holder on the sale, exchange or retirement of the debt security, and will generally be treated as from sources within the United States for U.S. foreign tax credit limitation purposes.

      Any gain or loss recognized by a U.S. holder in excess of foreign currency gain recognized on the sale, exchange or retirement of a debt security would generally be U.S. source capital gain or loss (except to the extent such amounts are attributable to market discount, accrued but unpaid interest, or subject to the general rules governing contingent payment obligations). In the case of a U.S. holder that is an individual, estate or trust, the maximum marginal federal income tax rate applicable to such capital gain is currently lower than the maximum marginal federal income tax rate applicable to ordinary income if the debt securities are held for more than one year. The deductibility of capital losses is subject to limitations.
      A U.S. holder will have a tax basis in any foreign currency received on the sale, exchange or retirement of a debt security equal to the U.S. dollar value of the foreign currency at the time of the sale, exchange or retirement. Gain or loss, if any, realized by a U.S. holder on a sale or other disposition of that foreign currency will be ordinary income or loss and will generally be income from sources within the United States for foreign tax credit limitation purposes.
      U.S. Treasury Regulations (the Disclosure Regulations) meant to require the reporting of certain tax shelter transactions (Reportable Transactions) could be interpreted to cover transactions generally not regarded as tax shelters. Under the Disclosure Regulations it may be possible that certain transactions with respect to the debt securities may be characterized as Reportable Transactions requiring a holder to disclose that transaction, such as a sale, exchange, retirement or other taxable disposition of a debt security that results in a loss exceeding certain thresholds and meeting other specified conditions. Prospective investors in debt securities should consult with their own tax advisors to determine the tax return obligations, if any, with respect to an investment in the debt securities under their particular circumstances.
Special categories of debt securities
      Additional tax rules may apply to other categories of debt securities of Eksportfinans. The prospectus supplement and, if applicable, the pricing supplement or product supplement will describe the rules applicable to these debt securities. In addition, you should consult your tax advisor in these situations. These categories of debt securities include:

•	debt securities that are extendable at the option of the issuer or the holder,

•	debt securities that are issued in bearer form, and

•	debt securities that are callable by the issuer before their maturity, other than typical calls at a premium.
Information reporting and backup withholding
      In general, information reporting requirements may apply to certain payments of interest and OID on debt securities, and to certain payments of the proceeds of a sale, redemption or other disposition of Notes. A backup withholding tax may apply to such payments or proceeds if the beneficial owner fails to provide a correct taxpayer identification number or certification of exempt status or otherwise to comply with the applicable backup withholding requirements. Information reporting and backup withholding may be required on interest payments to a beneficial owner of a debt securities made within the United States or by a paying agent, custodian, nominee or agent of the beneficial owner that is a “U.S. Controlled Person” (as defined below) unless (1) the beneficial owner is a corporation or a financial institution or is otherwise eligible for an exemption from information reporting (and, if necessary, demonstrates its eligibility for the relevant exemption) or (2) the paying agent, custodian, nominee or agent (i) obtains a withholding certificate or other appropriate documentary evidence establishing that the beneficial owner is not a United States person, and (ii) does not have actual knowledge or reason to know that the information contained therein is false.
      Proceeds from the sale or redemption of debt securities through a broker in the United States may be subject to information reporting and backup withholding unless (1) the beneficial owner is a corporation or a financial institution or is otherwise eligible for an exemption from information reporting, or (2) such broker (i) obtains a withholding certificate or other appropriate documentation establishing that the beneficial owner is not a United States person and (ii) does not have actual knowledge or reason to know that the information contained therein is false.

      Proceeds from the sale or redemption of a debt securities through the foreign office of a broker that is a “U.S. Controlled Person” may be subject to information reporting and, in certain cases, backup withholding unless (1) the beneficial owner is a corporation or a financial institution or is otherwise eligible for an exemption from information reporting (and, if necessary, demonstrates its eligibility for the relevant exemption) or (2) such broker (i) obtains a withholding certificate or other appropriate documentary evidence establishing that the beneficial owner is a non-U.S. holder, and (ii) does not have actual knowledge or reason to know that the information contained therein is false.
      A U.S. Controlled Person is a person that (1) is a United States person, (2) derives at least 50 per cent of its gross income from certain periods from the conduct of a trade or business within the United States, (3) is a controlled foreign corporation for U.S. federal income tax purposes, or (4) is a foreign partnership that, at any time during its taxable year, is more than 50 per cent owned (by income or capital interest) by United States persons or is engaged in the conduct of a trade or business within the United States.
      Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability. A holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing appropriate claim for a refund with the IRS and furnishing any required information.
U.S. Federal income tax consequences to non-U.S. holders
Sale, exchange or retirement of debt securities
      If you sell, exchange or redeem debt securities, you will generally not be subject to U.S. Federal income tax on any gain, unless one of the following applies:

•	the gain is connected with a trade or business that you conduct in the United States through an office or other fixed place of business, or

•	you are an individual, you are present in the United States for at least 183 days during the year in which you dispose of the debt security, and certain other conditions are satisfied.
Information reporting and backup withholding
      United States rules concerning information reporting and backup withholding are described above. These rules apply to non-U.S. holders as follows:
      Information reporting and backup withholding may apply if you use the U.S. office of a broker or agent, and information reporting (but not backup withholding) may apply if you use the foreign office of a broker or agent that has certain connections to the United States. You may be required to comply with applicable certification procedures to establish that you are not a U.S. holder in order to avoid the application of such information reporting and backup withholding requirements. You should consult your tax advisor concerning the application of the information reporting and backup withholding rules.
      Prospective investors should consult legal and tax advisors in the countries of their citizenship, residence and domicile to determine the possible tax consequences of purchasing, holding, selling and redeeming debt securities in light of their particular circumstances under the laws of their respective jurisdictions.

PLAN OF DISTRIBUTION
      We may sell the debt securities offered by this prospectus in one or more of the following ways:

•	through underwriters,

•	through dealers,

•	through agents, or

•	directly to purchasers.
      The distribution of the debt securities may be carried out from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
      The prospectus supplement or, if applicable, the pricing supplement or product supplement relating to any offering will include the following information:

•	the terms of the offering,

•	the names of any underwriters, dealers or agents,

•	the purchase price of, or consideration payable for, the debt securities,

•	the net proceeds to us from the sale of the debt securities,

•	any underwriting discounts or other underwriters’ compensation,

•	any discounts or concessions allowed or re-allowed or paid to dealers, and

•	any other information we think is important.
Sales through underwriters or dealers
      If we use underwriters in an offering using this prospectus, we will execute an underwriting agreement with one or more underwriters. The underwriting agreement will provide that the obligations of the underwriters with respect to a sale of the offered debt securities are subject to specified conditions precedent and that the underwriters will be obligated to purchase all of the offered debt securities if they purchase any. Underwriters may sell those debt securities through dealers. The underwriters may change the initial offering price and any discounts or concessions allowed or re-allowed or paid to dealers. If we use underwriters in an offering of debt securities using this prospectus, the related prospectus supplement will contain a statement regarding the intention, if any, of the underwriters to make a market in the offered debt securities.
      We may grant to the underwriters an option to purchase additional offered debt securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the related prospectus supplement or, if applicable, the pricing supplement or product supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the prospectus supplement relating to such offered debt securities.
      If we use a dealer in an offering of debt securities using this prospectus, we will sell the offered debt securities to the dealer as principal. The dealer may then resell those debt securities to the public or other dealers at a fixed price or varying prices to be determined at the time of resale.
Direct sales and sales through agents
      We may also use this prospectus to directly solicit offers to purchase debt securities. In this case, no underwriters or agents would be involved. Except as set forth in the related prospectus supplement, none of our directors, officers or employees will solicit or receive a commission in connection with those direct sales. Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.

      We may also sell the offered debt securities through agents we designate from time to time. In the prospectus supplement, we will describe any commission payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
Indemnification
      Underwriters, dealers or agents participating in a distribution of debt securities using this prospectus may be deemed to be underwriters under the Securities Act. Pursuant to agreements that we may enter into, underwriters, dealers or agents who participate in the distribution of debt securities by use of this prospectus may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that those underwriters, dealers or agents may be required to make in respect of those liabilities.
Market making
      Certain broker-dealers may, but will not be obligated to, make a market in the securities of any series. They may also discontinue market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for the debt securities.
LEGAL MATTERS
      The validity of the debt securities under New York law and the accuracy of the summary contained in “Taxation in the United States” has been passed upon by Allen & Overy LLP, London, England and Allen & Overy LLP, New York, New York, respectively. The validity of the debt securities under Norwegian law has been passed upon by Jens Olav Feiring, Esq., General Counsel of Eksportfinans. The accuracy of the summary contained in “Taxation in Norway” has been passed upon by Wiersholm, Mellbye & Bech, advokatfirma AS. From time to time, Allen & Overy LLP performs legal services for Eksportfinans.
EXPERTS
      The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F/A for the year ended December 31, 2005, as filed with the SEC on August 29, 2006, have been so incorporated in reliance on the report of PricewaterhouseCoopers AS, independent registered public accountants, given on the authority of said firm as experts in auditing and accounting.

REGISTERED OFFICE OF THE ISSUER
Dronning Mauds gate 15
N-0250 Oslo
TRUSTEE
The Bank of New York
101 Barclay Street
Floor 21W
New York, New York 10286
PRINCIPAL PAYING AGENT AND REGISTRAR
Citibank, N.A.
Canada Square
Canary Wharf
London E14 5LB
PAYING AGENT
Dexia Banque Internationale à Luxembourg, société anonyme
69, route d’Esch
L-2953 Luxembourg
LISTING AGENT
Kredietbank S.A. Luxembourgeoise
43, Boulevard Royal
L-2955 Luxembourg
AUDITORS
PricewaterhouseCoopers AS
Karenslyst allé 12
0245 Oslo
LEGAL ADVISERS
to the Agents

Allen & Overy LLP One Bishops Square London E1 6AO	Sullivan & Cromwell LLP 1 New Fetter Lane London EC4A 1AN

      No dealer, salesman, or any other person has been authorized to give any information or to make any representation not contained in this Prospectus Supplement, any Pricing Supplement, any Product Supplement and the accompanying Prospectus in connection with the offer contained in this Prospectus Supplement, any Pricing Supplement, any Product Supplement and the accompanying Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, the agents or any underwriter. This Prospectus Supplement, any Pricing Supplement, any Product Supplement and the accompanying Prospectus shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any state to any person to whom it is unlawful to make such offer or solicitation in such state. The delivery of this Prospectus Supplement, any Pricing Supplement, any Product Supplement and the accompanying Prospectus at any time does not imply that the information herein is correct as of any time subsequent to the date hereof.
EKSPORTFINANS ASA
PROSPECTUS
SUPPLEMENT

ABN AMRO Bank N.V.
Banc of America Securities Limited
Banc of America Securities LLC
Bear, Stearns & Co. Inc.
Bear, Stearns International Limited
Barclays Capital
BNP PARIBAS
Citigroup
Commerzbank Capital Markets Corp.
Credit Suisse
Daiwa Securities SMBC Europe
Deutsche Bank
Deutsche Bank Securities
Dresdner Kleinwort
FTN Financial Securities Corp.	Goldman Sachs International
Goldman, Sachs & Co.
IXIS Securities North America Inc.
Jefferies and Company, Inc.
JPMorgan
Lehman Brothers
Merrill Lynch & Co.
Mitsubishi UFJ Securities International plc
Mizuho International plc
Morgan Stanley
Nomura International plc
Nomura Securities International, Inc.
Nordea
The Toronto-Dominion Bank
UBS Investment Bank
Wachovia Securities
February 5, 2007